Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 15, 2023, is by and among WHEELS UP EXPERIENCE INC., a Delaware corporation (the “Borrower”), each other Loan Party party hereto, Delta Air Lines, Inc. (“Delta”), CK Wheels LLC (together with Delta, the “Lead Lenders”), each other Lender party hereto, each 2023 Incremental Term Lender (as defined below) and U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).

WHEREAS, reference is hereby made to that certain Credit Agreement dated as of September 20, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), among the Borrower, the guarantors party thereto from time to time, each of the several banks and other institutions or entities from time to time party thereto as a lender (the “Lenders”), and U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (together with its permitted successors, in such capacity, the “Collateral Agent”).

WHEREAS, (x) the Borrower, has notified the Administrative Agent of its request, pursuant to Section 2.22 of the Credit Agreement, for Incremental Term Loan Commitments and Incremental Term Loans in an aggregate principal amount of $40.0 million, on the terms set forth herein and (y) each Person listed on Schedule 1 hereto as a “2023 Incremental Term Lender” (each a “2023 Incremental Term Lender” and together the “2023 Incremental Term Lenders”) has agreed to provide the Incremental Term Loan Commitments on the Amendment Effective Date (as defined below) in an aggregate principal amount equal to the amount set forth opposite the relevant 2023 Incremental Term Lender’s name on Schedule 1 hereto (the “2023 Incremental Term Loan Commitments”);

WHEREAS, this Amendment includes amendments to the Credit Agreement that are subject to the approval of the Lead Lenders, and that, in each case, will become effective on the Amendment Effective Date on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Amended Credit Agreement are used herein as therein defined.

SECTION 2. Amendment. Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 3. Incremental Term Loans.

(a)            Subject to the terms and conditions of this Amendment, on and as of the Amendment Effective Date, each 2023 Incremental Term Lender hereby agrees to make the 2023 Incremental Term Loans denominated in Dollars to the Borrower on the Amendment Effective Date in an aggregate principal amount equal to the 2023 Incremental Term Loan Commitments.

(b)           The 2023 Incremental Term Loans shall comprise a single Class with the Initial Term Loans, and, accordingly, shall have identical terms as the Initial Term Loans (including, without limitation, with respect to the Applicable Rate and Maturity Date), prepayment premiums and other terms of repayment and prepayment), and shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

SECTION 4. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied or waived:

(a)           the Administrative Agent shall have received from (x) (i) the Borrower, (ii) each other Loan Party, (iii) the Lead Lenders and (iv) each 2023 Incremental Term Lender duly executed counterparts of this Amendment and (y) (i) the Borrower, (ii) each Lender and (iii) each 2023 Incremental Term Lender duly executed counterparts of the amended and restated agreement among Lenders, amending and restating that certain Agreement Among Lenders dated September 20, 2023 by and among the Administrative Agent, the Lenders and the Borrower;

(b)           the Administrative Agent shall have received (i) a reasonably satisfactory legal opinion of Kirkland & Ellis LLP, as special New York, Delaware and California counsel to the Loan Parties, (ii) a reasonably satisfactory legal opinion of Gordon Rees Scully Mansukhani, LLP, as special Colorado and Kentucky counsel for the Loan Parties, (iii) a reasonably satisfactory English law legal opinion of Davis Polk & Wardwell London LLP, as special counsel to the Lenders, (iv) a reasonably satisfactory German law enforceability legal opinion of Norton Rose Fulbright and a reasonably satisfactory German law capacity legal opinion of Kirkland & Ellis International LLP as special counsel to the German Guarantor, and (v) such other customary opinions with respect to the Collateral as reasonably requested by the Lead Lenders. The Loan Parties hereby instruct such counsels to deliver such legal opinions;

(c)           the Administrative Agent shall have received a secretary’s certificate (or director’s certificate) of each of Loan Party, dated the Amendment Effective Date (i) attaching a copy of the resolutions of the board of directors or other managers of each Loan Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery, and performance of this Amendment (and any agreements relating hereto) and (B) in the case of the Borrower, the extensions of credit contemplated hereunder, (ii) attaching the certificate of incorporation and by-laws, certificate of formation and operating agreement or other comparable organizational documents, as applicable, of the Loan Parties (each an “Organizational Document”) (or certifying that such Organizational Document has not been amended since the date such document was previously delivered to the Administrative Agent), (iii) attaching incumbency certificates of the authorized officers of the Loan Parties (or attaching specimen signatures in the case of any Loan Party which is not a U.S. Loan Party) (or certifying that such authorized officers have not changed since the date such certificates were previously delivered to the Administrative Agent), (iv) certifying that the representations and warranties of each Loan Party contained in Section 5 hereof are true and correct on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date or earlier period, as the case may be, in which case they shall be true and correct as of such earlier date or such earlier period, as the case may be, and (v) in respect of a U.S. Loan Party only, a certificate of good standing (or such other document of similar import) or letter confirming no outstanding fees or filings with respect to such Loan Party from the secretary of state (or comparable body), or the relevant companies’ registry of the jurisdiction in which such U.S. Loan Party is organized or incorporated, dated as of a recent date;

2

(d)           solvency certificate signed by a Financial Officer of the Borrower confirming the solvency of the Borrower after giving effect to the transactions contemplated herein on the Amendment Effective Date;

(e)           the Administrative Agent, the Collateral Agent, and the Lenders shall have received any fees and all reasonable and documented out-of-pocket expenses (including the reasonable and documented out of pocket fees, charges and disbursements of Davis Polk & Wardwell LLP and Norton Rose Fulbright to the extent invoiced two Business Days prior to the Amendment Effective Date) in connection with the preparation, negotiation, execution, delivery, filing and administration of this Amendment;

(f)            the Administrative Agent shall have received a Loan Request that complies with the requirements of Section 2.02 to the Credit Agreement with respect to the Borrowing of the 2023 Incremental Term Loans;

(g)           substantially concurrently with the funding of the Term Loans pursuant to this Amendment, each 2023 Incremental Term Lender shall have received its pro rata share of common stock of the Borrower in connection with the Deferred Closing (as defined in the Investor Rights Agreement);

(h)           the Administrative Agent and each 2023 Incremental Term Lender shall have received at least three days prior to the Amendment Effective Date all documentation and other information reasonably requested in writing by them at least eight Business Days prior to the Amendment Effective Date that they shall have reasonably determined is required by the applicable regulatory authorities to comply with applicable “know your customer” and Anti-Money Laundering Laws, rules and regulations, including the USA PATRIOT Act and applicable “beneficial ownership” rules and regulations, including a Beneficial Ownership Certification in relation to the Borrower;

(i)            both before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing; and

(j)            the representations and warranties set forth or referred to in Sections 5 of this Amendment shall be true and correct as set forth therein.

SECTION 5. Representations and Warranties. Each Loan Party hereby represents and warrants that, immediately before and after giving effect to the provisions of this Amendment, the following statements are true and correct:

(a)           the execution and delivery of this Amendment and the performance of all such Loan Party’s obligations under this Amendment, the Amended Credit Agreement and the other Loan Documents to which such Loan Party is a party have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party;

(b)           this Amendment has been duly executed and delivered by such Loan Party and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity; and

3

(c)            both before and after giving effect to this Amendment and the transactions contemplated hereby on the Amendment Effective Date, the representations and warranties of (i) such Loan Party contained in Article 3 of the Credit Agreement and (ii) such Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall in each case be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided that any representation or warranty that is qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects.

SECTION 6. Post-Closing Obligations. Pursuant to Section 5.12(d) of the Credit Agreement, within forty-five (45) calendar days (or such later date as the Lead Lenders may agree to in their sole discretion) of the Amendment Effective Date, the Borrower shall cause Air Partner Limited to enter into a notarial deed of acknowledgement and confirmation (in form and substance satisfactory to the Secured Parties) in order to acknowledge each 2023 Incremental Term Lender as a Beneficiary (as defined in the Italian Quota Pledge Agreement) under the Italian Quota Pledge Agreement.

SECTION 7. Effect of Amendment.

(a)            Except as expressly set forth herein, this Amendment shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document and (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to consent to, or constitute a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)            From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).

SECTION 8. Reaffirmation. Notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, each Loan Party (i) acknowledges and agrees that, (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Obligations on the terms and conditions set forth in the Collateral Documents, and each Loan Party hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii)  to the extent applicable, hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty set forth in Article 9 of the Credit Agreement.

4

SECTION 9. Miscellaneous Provisions. The provisions of Sections 10.01, 10.03, 10.04, 10.05, 10.09, 10.10, 10.11, 10.12, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 of the Amended Credit Agreement shall apply with like effect as to this Amendment.

[The remainder of this page is intentionally left blank.]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WHEELS UP EXPERIENCE INC.,
as the Borrower

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

AIR PARTNER AVIATION SERVICES LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER CHS LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER CONSULTING, LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER INTERNATIONAL GMBH,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER GROUP LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER INVESTMENTS LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

AIR PARTNER LLC,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: President

[Signature page to Amendment]

AIRCRAFT CHARTER COMPANY THREE, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

AIRCRAFT CHARTER COMPANY TWO, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

AIRCRAFT HOLDING COMPANY ONE, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

APEX AP MIDCO INC.,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Director and Authorized Signatory

[Signature page to Amendment]

APEX KENYON MIDCO INC.,
as a Guarantor

By:	/s/ Todd L. Smith
Name: Todd L. Smith
Title: Director and Authorized Signatory

[Signature page to Amendment]

AVIANIS SYSTEMS LLC,
as a Guarantor

By:	/s/ Todd L. Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

BAINES SIMMONS LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

CINCINNATI AVIATION SERVICES LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

HIRE UP TALENT SERVICES LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

KENYON INTERNATIONAL EMERGENCY SERVICES LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

KENYON INTERNATIONAL EMERGENCY SERVICES LLC,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: President

[Signature page to Amendment]

MOUNTAIN AVIATION, LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

REDLINE AVIATION SECURITY LTD,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

REDLINE WORLDWIDE LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

SAFESKYS LIMITED,
as a Guarantor

By:	/s/ Mark Briffa
Name: Mark Briffa
Title: Director

[Signature page to Amendment]

TMC UP HOLDINGS LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

TRAVEL MANAGEMENT COMPANY HOLDINGS, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

TRAVEL MANAGEMENT COMPANY INTERMEDIATE HOLDINGS II, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

TRAVEL MANAGEMENT COMPANY INTERMEDIATE HOLDINGS, LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer

[Signature page to Amendment]

TRAVEL MANAGEMENT COMPANY, LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

WHEELS UP BLOCKER SUB LLC,
as a Guarantor

By:	/s/ Laura Heltebran
Name: Laura Heltebran
Title: Chief Legal Officer and Secretary

[Signature page to Amendment]

WHEELS UP PARTNERS HOLDINGS LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

WHEELS UP PARTNERS LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

WHEELS UP PRIVATE JETS LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

WHEELS UP TOA HOLDINGS LLC,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Chief Financial Officer

[Signature page to Amendment]

WHEELS UP UK LIMITED,
as a Guarantor

By:	/s/ Todd Smith
Name: Todd L. Smith
Title: Director

[Signature page to Amendment]

Delta Air Lines, Inc.,
as a Lead Lender

By:	/s/ Kenneth W. Morge II
Name: Kenneth W. Morge II
Title: Senior Vice President – Finance & Treasurer

[Signature page to Amendment]

CK Wheels LLC,
as a Lead Lender

By:	/s/ Laura L. Torrado
Name: Laura L. Torrado
Title: Authorized Signatory

By:	/s/ Tom LaMacchia
Name: Tom LaMacchia
Title: Authorized Signatory

[Signature page to Amendment]

COX INVESTMENT HOLDINGS, INC.,
as a Lender

By:	/s/ Luis A. Avila
Name: Luis A. Avila
Title: Assistant Secretary

[Signature page to Amendment]

Kore Fund Ltd.
as a 2023 Incremental Term Lender

By:	/s/ J Gary Kosinski
Name: J Gary Kosinski
Title: CIO of Kore Advisors LP, its Investment Manager

[Signature page to Amendment]

Whitebox Relative Value Partners, L.P.,
By: Whitebox Advisors LLC its investment manager
as a 2023 Incremental Term Lender

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

[Signature page to Amendment]

Pandora Select Partners, L.P.,
By: Whitebox Advisors LLC its investment manager
as a 2023 Incremental Term Lender

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

[Signature page to Amendment]

Whitebox Multi-Strategy Partners, L.P.,
By: Whitebox Advisors LLC its investment manager
as a 2023 Incremental Term Lender

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

[Signature page to Amendment]

Whitebox GT Fund, LP,
By: Whitebox Advisors LLC its investment manager
as a 2023 Incremental Term Lender

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Senior Legal Analyst

[Signature page to Amendment]

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely as Collateral Agent and Administrative Agent

By:	/s/ James. A. Hanley
Name: James A. Hanley
Title: Senior Vice President

[Signature page to Amendment]

SCHEDULE 1

2023 Incremental Term Lenders and 2023 Incremental Term Loan Commitments

2023 Incremental Term Lender	2023 Incremental Term Loan Commitment
Whitebox Multi-Strategy Partners, LP	$14,000,000
Whitebox Relative Value Partners, LP	$8,500,000
Pandora Select Partners, LP	$1,000,000
Whitebox GT Fund, LP	$1,500,000
Kore Fund Ltd.	$15,000,000
Total	$40,000,000

Exhibit A

Execution Version

CREDIT AGREEMENT

dated as of September 20, 2023,

as amended November 15, 2023 by Amendment No. 1

among
WHEELS UP EXPERIENCE INC.,
as Borrower,

THE SUBSIDIARIES OF BORROWER PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO

and

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as Administrative Agent and Collateral Agent

i

Table of Contents

EXHIBITS:

Exhibit A	--	Form of Assignment and Acceptance
Exhibit B	--	Form of Loan Request
Exhibit C	--	Form of Instrument of Assumption And Joinder
Exhibit D	--	Form of Promissory Not
Exhibit E	--	Form of Intercompany Note
Exhibit G-1	--	Form of U.S. Tax Compliance Certificate (for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-2	--	Form of U.S. Tax Compliance Certificate (for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-3	--	Form of U.S. Tax Compliance Certificate (for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G-4	--	Form of U.S. Tax Compliance Certificate (for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

SCHEDULES:

Schedule 1.01(a)	--	Commitments
Schedule 1.01(b)	--	Aircraft Collateral
Schedule 1.01(c)	--	Guaranty and Security Principles
Schedule 1.01(d)	–	Certain Excluded Assets and Excluded Subsidiaries
Schedule 1.01(e)	--	Existing Investments
Schedule 3.07	--	Subsidiaries
Schedule 4.01	--	Consents
Schedule 4.03	--	Post-Closing Items
Schedule 6.05	--	Existing Liens

CREDIT AGREEMENT, dated as of September 20, 2023 (this “Agreement”), among WHEELS UP EXPERIENCE INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto from time to time, each of the several banks and other institutions or entities from time to time party hereto as a lender (the “Lenders”), U.S. BANK TRUST COMPANY, N.A., not in its individual capacity but solely as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (together with its permitted successors, in such capacity, the “Collateral Agent”).

INTRODUCTORY STATEMENT

~~The~~ As of the Closing Date, the Borrower has applied to Delta for a revolving loan facility in an aggregate original commitment amount of $100.0 million and to the Lenders for a term loan facility in an aggregate original principal amount of $350.0 million, each as set forth herein.

As of the Amendment No. 1 Effective Date, the Borrower has applied to the Amendment No. 1 Incremental Term Lenders for a term loan facility in an aggregate original commitment amount of $40.0 million, so as to increase the aggregate principal commitment amount of term loans to $390.0 million as at the Amendment No. 1 Effective Date.

The proceeds of the Loans will be used by the Borrower for working capital, capital expenditures, other general corporate purposes, and to pay related expenses.

To provide guarantees and security for the repayment of the Loans and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide the following (each as more fully described herein):

(a)            to the Administrative Agent and the Lenders, a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Article 9 hereof; and

(b)            to the Collateral Agent, for the benefit of the Secured Parties, a security interest or mortgages (or comparable Liens), as applicable, with respect to the Collateral from the Borrower and each other Loan Party (if any) pursuant to the Security Agreement and the other Collateral Documents.

Accordingly, the parties hereto hereby agree as follows:

Article 1.

DEFINITIONS

Section 1.01.     Defined Terms.

“Acceptable Bank” means a bank or financial institution in an Acceptable Nation which has a long term unsecured credit rating of at least BBB- by S&P or Fitch or at least Baa3 by Moody’s or a comparable rating from an internationally recognized credit rating agency, or any bank or financial institution which (having previously satisfied such requirement) ceases to satisfy the foregoing ratings requirement for a period of not more than two (2) months.

“Acceptable Letter of Credit” shall mean an irrevocable standby letter of credit on customary terms issued by a bank or branch having a long term unsecured debt rating of at least A (or the equivalent) or better by S&P, Moody’s or Fitch and drawable by the Administrative Agent upon presentation in New York.

“Acceptable Nation” means any member state of the EU, Switzerland, the UK or the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

“Account” shall mean all “accounts” as defined in the UCC, and all rights to payment for interest (other than with respect to debt and credit card receivables).

“Account Control Agreement” means an agreement substantially in a form satisfactory to the Lead Lenders establishing the Administrative Agent’s, Collateral Agent’s or Local Collateral Agent’s control with respect to any U.S. bank account.

“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Administrative Agent Fee Letter” shall mean the U.S. Bank Fee Proposal for Administrative Agent and Collateral Agent, dated as of September 6, 2023 among Borrower and the Administrative Agent.

“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.

“Adverse Proceeding” shall mean any action, suit, proceeding, hearing (in each case, whether administrative or judicial), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any property of any Loan Party.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise; provided that (i) beneficial ownership by any “person” or “group” of 10% or more of the Voting Stock of a Person shall be deemed to be control and (ii) the terms “person,” “group” and “beneficial owner” shall have the meanings ascribed to them when such terms are used pursuant to Section 13(d), Section 14(d) and Rule 13d-3 of the Exchange Act, respectively; provided, further, that each of Delta, CK Wheels, Knighthead Capital Management, LLC, Certares Management LLC and Cox Investment Holdings, Inc. (and in each case any of their Affiliates or portfolio companies) will be deemed not to be Affiliates of the Borrower and its Subsidiaries or any other Affiliates of the Borrower.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 6.04(a).

“Agents” shall mean the Administrative Agent, the Collateral Agent and the Local Collateral Agents, as applicable.

“Aggregate Exposure” shall mean, with respect to (x) any Term Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Term Loan Commitments at such time and (b) thereafter, the aggregate then outstanding principal amount of such Lender’s Term Loans and (y) with respect to any Revolving Lender at any time, an amount equal to the sum of the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments of such Lender have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Air Carrier Entity” shall mean Borrower and each other Guarantor that owns or operates Aircraft included in the Collateral and holds an air carrier operating certificate issued pursuant to Part 135 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“Aircraft” shall mean any contrivance invented, used, or designed to navigate, or fly in, the air, including, without duplication, the airframes related thereto.

“Aircraft Collateral” shall mean those Engines, Spare Parts, Aircraft, airframes or Appliances, Parts, components, instruments, appurtenances, furnishings, other equipment installed on such Engines, Spare Parts, Aircraft, airframes or any other related assets, without limitation including the assets described on Schedule 1.01(b) as of the Closing Date, in which a security interest has been or is required to be granted by the Borrower or any other Loan Party to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents.

“Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States or any other applicable jurisdiction, as the case may be.

“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the NYFRB Rate in effect on such day plus ½ of 1%. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amendment No. 1” shall mean the Amendment No. 1 to Credit Agreement, dated as of November 15, 2023, by and among the Borrower, each Guarantor party thereto, the Lenders party thereto, the Amendment No. 1 Incremental Term Lenders and the Administrative Agent.

“Amendment No. 1 Effective Date” shall mean the “Amendment Effective Date” as defined in Amendment No. 1.

“Amendment No. 1 Incremental Term Lender” shall mean the entities listed on Schedule 1 to Amendment No. 1 under the heading “2023 Incremental Term Lender”.

“Amendment No. 1 Incremental Term Loans” shall mean the term loans made by each Amendment No. 1 Incremental Term Lender to the Borrower pursuant to Section 2.01(a)(iii). For the avoidance of doubt, the Amendment No. 1 Incremental Term Loans shall constitute “Incremental Term Loans” and “Initial Term Loans” for all purposes of this Agreement and the other Loan Documents.

“Amendment No. 1 Incremental Term Loan Commitment” shall mean the commitment of each Amendment No. 1 Incremental Term Lender to make the Amendment No. 1 Incremental Term Loans hereunder. The amount of each Amendment No. 1 Incremental Term Lender’s Amendment No. 1 Incremental Term Loan Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 1 to Amendment No. 1. The aggregate principal amount of Amendment No. 1 Incremental Term Loan Commitments as of the Amendment No. 1 Effective Date is $40.0 million.

“Anti-Corruption Laws” shall mean all applicable anti-corruption and anti-bribery laws, rules and regulations of any jurisdiction from time to time, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” shall mean any and all laws, rules and regulations of any jurisdiction applicable to Borrower or its Subsidiaries or Affiliates from time to time concerning or relating to terrorism financing, money laundering or any predicate crime to money laundering, including, without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Appliance” shall mean any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to an Aircraft during flight, and not a part of an Aircraft or Engine.

“Applicable Rate” shall mean a rate of 10% per annum (calculated on the basis of a 360 day year for the actual number of days elapsed and compounded quarterly); provided that to the extent that the Borrower does not issue the remaining number of shares of common stock to the Lenders as of the Closing Date so that such Lenders will own the 95% pro forma equity within 120 days following the Closing Date, the interest rate on the Term Loans will be increased to 20% until such time that the Borrower issues the number of shares of common stock necessary to satisfy such obligation under the Investment Agreement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Documents shall not require the payment or permit the collection of interest in excess of the maximum interest permitted by applicable law.

“Approved Electronic Platform” shall have the meaning given to such term in Section ~~8.11(a)~~ 5.01.

“Approved Fund” shall have the meaning given to such term in Section 10.02(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit A.

“Aviation Authorities” shall mean (a) the FAA and/or (b)  in respect of any Aircraft included in the Collateral and which is registered in a jurisdiction other than the United States, the Governmental Authority which, from time to time, has control or supervision of civil aviation in such jurisdiction.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Levy” shall mean any amount payable by any Loan Party or any of its Affiliates on the basis of, or in relation to its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including the United Kingdom bank levy as set out in the Finance Act 2011 (as amended), the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French Tax Code, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz), the Dutch bankenbelasting as set out in the Dutch bank levy act (Wet bankenbelasting), the Austrian bank levy as set out in the Austrian Stability Duty Act (Stabilitätsgesetz), the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012, the Swedish bank levy as set out in the Swedish Precautionary Support Act (Sw. lag (2015:1017) (om förebyggande statligt stöd till kreditinstitut) (as amended)) and any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose which has been enacted or which has been formally announced as proposed as of the date of this Agreement or (if applicable), in respect of a new Lender, as of the date that new Lender becomes a Lender pursuant to this Agreement).

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time.

~~“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over any of the Chapter 11 Cases or any proceeding therein from time to time).~~

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding (including any creditor contest (concurso de acreedores or concurso preventivo)), or initiates or institutes a process to reach a pre-bankruptcy or pre-insolvency process with its creditors the effects of which could, in the reasonable determination of the Lead Lenders, have effects similar to those of bankruptcy or insolvency proceedings, or has had a receiver, conservator, trustee, administrator, custodian, assignee or supervisor for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Lead Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” shall mean a customary certification regarding beneficial ownership or control of the Borrower required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall have the meaning set forth in Section 10.13.

“Benefit Plan” shall mean any U.S. Benefit Plan, any Non-U.S. Government Scheme or Arrangement or any Non-U.S. Plan, in each case, established, maintained or contributed to by any Loan Party or with respect to which any Loan Party has any liability, contingent or otherwise, including on account of any ERISA Affiliate.

“Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and (d) with respect to any other Person, the board, committee or administrator of such Person serving a similar function.

“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.

“Borrower Materials” shall have the meaning given to such term in Section 5.01.

“Borrowing” shall mean the incurrence, conversion or continuation of the applicable Loans on a single date.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to remain closed.

“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States or any other applicable jurisdiction, as the case may be.

“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.

“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital or finance lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity or exempted company or private limited company, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” shall mean each of the following:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by an Acceptable Nation, in each case maturing within one (1) year from the date of acquisition thereof;

(b)            each Acceptable Letter of Credit;

(c)            investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

(d)            investments in certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one (1) year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of any commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million or (ii) an Acceptable Bank;

(e)            fully collateralized repurchase agreements with a term of not more than six (6) months for underlying securities that would otherwise be eligible for investment;

(f)            investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (a) through (e) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

(g)            money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (iii) have portfolio assets of at least $5.0 billion;

(h)            securities with maturities of one (1) year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s;

(i)            any other securities or pools of securities that are classified under GAAP as Cash Equivalents or short-term investments on a balance sheet;

(j)            instruments or investments denominated in any currency that have a comparable tenor and credit quality to those referred to above (as determined by the Borrower in good faith) and (x) are customarily utilized in the countries in which such instrument is used or investment is made or (y) are consistent with the cash management practices of the Borrower (as determined by Borrower in good faith).

“Cash Flow Statement” has the meaning set forth in Section 5.01(a).

“Change in Law” shall mean, after the Closing Date, (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of one or more of the following events: the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” other than the Permitted Holders (i) is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total Voting Power of Borrower or (ii) acquires the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of the Borrower; provided that, notwithstanding the forgoing or anything to the contrary, no “Change of Control” shall have occurred (a) as a result of any transaction where all of the Voting Power of Borrower outstanding immediately prior to such transaction is converted into, or exchanged for, at least a majority of the outstanding Voting Power of a Person (including any “person”) and the Permitted Holders retain the ability to elect or designate for election at least a majority of the board of directors of such Person and such Person will become the “beneficial owner” of 100% of the total Voting Power of Borrower or Borrower’s successor in interest pursuant to Section 6.09 after the consummation of such transaction (such Person, a “Permitted ParentCo”) or (b) if, after giving effect to any such transaction, Delta continues to own at least 50% of the common stock of the Borrower (or a Permitted ParentCo) that Delta acquired pursuant to the Equity Transaction (or of a Permitted ParentCo that Delta acquired in exchange for common stock of the Borrower); provided, further, that, for purposes of this “Change of Control” definition, (x) if any “person” or “group” includes one or more Permitted Holders and such Permitted Holders constitute more than 50% of the Voting Power of such person or “group,” the Voting Power of Borrower owned, directly or indirectly, by any Permitted Holders that are part of such “person” or “group” shall not be treated as being beneficially owned by such “person” or “group” or any other member of such “group” for purposes of determining whether clause (i) of this definition has been triggered and (y) the terms “person,” “group” and “beneficial owner” shall have the meanings ascribed to them when such terms are used pursuant to Sections 13(d), Section 14(d) and Rule 13d-3 of the Exchange Act, respectively.

“CK Wheels” shall mean CK Wheels LLC.

“Class” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing are Revolving Loans, Extended Revolving Loans or Term Loans and when used in reference to any Commitment, shall refer to whether such Commitment is a Revolving Commitment or an Extended Revolving Commitment.

“Closing Date” shall mean the date on which this Agreement has been executed and the conditions precedent set forth in Section 4.01 have been satisfied or waived.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all assets and properties (real and personal) of the Loan Parties now owned or hereafter acquired upon which Liens have been granted to the Collateral Agent or a Local Collateral Agent, as applicable, to secure the Obligations, including without limitation, all of the Owned Real Properties required to be encumbered by a Real Estate Mortgage pursuant to the terms hereunder and all of the “Collateral” as defined in (or such other equivalent term in the Collateral Documents), and pledged pursuant to, the Collateral Documents (but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document), together with all proceeds of the foregoing (including, without limitation, proceeds from Dispositions of the foregoing) but shall exclude all Excluded Assets.

“Collateral Agent” shall have the meaning set forth in the first paragraph of this Agreement.

“Collateral Documents” shall mean, collectively, the Security Agreement, any Non-U.S. Security Agreement, the Debenture, the Junior Lien Intercreditor Agreement, the EETC Intercreditor, any Real Estate Mortgage, any FAA mortgages, the French Agreement for the Pledge of Securities Account relating to shares of Air Partner International entered into to secure the Obligations and any other instrument or agreement executed and delivered by any Loan Party to the Administrative Agent, the Collateral Agent or any Local Collateral Agent, in favor of the Secured Parties or in respect of the priorities in the Collateral, including with respect to any financing statement or other instrument or document required to be filed or recorded to perfect or register or record the Lien in the Collateral, in each case, as amended modified renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.

“Collateral Lien” shall mean a Lien granted pursuant to a Collateral Document to the Collateral Agent or any Local Collateral Agent, at any time, upon any property of any Loan Party to secure any Obligations, including the Liens granted to the Collateral Agent and each Local Collateral Agent in connection with this Agreement.

“Commitment” shall mean, as to any Lender, the Term Loan Commitments and/or the Revolving Commitment of such Lender, as applicable.

“Consolidated Adjusted EBITDA” shall mean, for any Person for any period, an amount equal to (a) Consolidated Net Income, plus (b) the sum of the following (without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period): (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (iii) depreciation and amortization expense; (iv) amortization and impairment of intangibles (including goodwill) and long-lived assets; (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), including property or asset acquisition costs, non-cash equity-based compensation expense, acquisition and integration expenses, reorganization or restructuring charges; (vi) any other non-cash charges and (vii) all commissions, guaranty fees, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP; minus (c) the sum of the following (to the extent included in the statement of such Consolidated Net Income for such period): (i) interest income (except to the extent deducted in determining such Consolidated Net Income); (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets or property outside of the ordinary course of business); and (iii) any other non-cash income.

“Consolidated Cash Flow” shall mean, for any Person for any period, an amount equal to (a) Consolidated Adjusted EBITDA, minus (b) any Interest Expense for such period, minus (c) any Scheduled Amortization for such period.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)            all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with the Disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for Taxes on any such gain, will be excluded;

(2)            the net income of any Person that is not the specified Person or a Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the specified Person;

(3)            the net income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted (x) without any prior governmental approval (that has not been obtained) or (y) directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(4)            the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)            [reserved];

(6)            the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, Disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205 – Presentation of Financial Statements, 350 – Intangibles – Goodwill and Other, 360 – Property, Plant and Equipment and 805 – Business Combinations or, to the extent applicable, the equivalent standard under GAAP (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will in each case be excluded;

(7)            any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries;

(8)            any gain (or loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825 – Financial Instruments or, to the extent applicable, the equivalent standard under GAAP, will be excluded; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period;

(9)            any gain (or loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (or loss) from closed or discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to Dispose of such operations, only when and to the extent such operations are actually Disposed of) will be excluded; and

(10)            any non-cash gain (or loss) related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Currency Agreements and revaluations of intercompany balances or any other currency-related risk), unrealized or realized net foreign currency translation or transaction gains or losses impacting net income will be excluded.

“Consolidated Total Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Borrower and its consolidated Subsidiaries as the total assets of Borrower and its consolidated Subsidiaries in accordance with GAAP.

“Controlled Account” shall mean each U.S. deposit account and U.S. securities account that is subject to an Account Control Agreement in form and substance satisfactory to the Lead Lenders and the Collateral Agent.

“Currency” shall mean miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradeable property and that can be sold or issued to persons.

“Currency Agreement” shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Debenture” shall mean that certain English law debenture dated as of the Closing Date by and among the Collateral Agent and the relevant Loan Parties thereto, as amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Default” shall mean any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Delta” shall mean Delta Air Lines, Inc., a Delaware corporation.

“Deposit Account” shall have the meaning assigned to such term in the Security Agreement.

“Designated Guarantor” shall have the meaning assigned to such term in Section 5.12(b).

“Disposition” shall mean, with respect to any property, any sale (including conditional sale), lease, license, sale and leaseback, conveyance, transfer or other disposition thereof (including by means of a Restricted Payment or an Investment). The terms “Dispose”, “Disposes” and “Disposed of” shall have correlative meanings.

“Disqualified Lender” shall mean (a) (i) any Person jointly designated as of the Closing Date as a Disqualified Lender by the Lenders and the Borrower and (ii) any U.S. certificated air carrier that provides scheduled or chartered commercial air transportation of passengers or cargo, any non-U.S. certificated air carrier that operates at least twenty-eight (28) flights per week to the U.S. and is not then a joint venture partner of Delta and any Affiliates of any of the foregoing; provided that with respect to this clause (ii) the Administrative Agent may ask Delta for confirmation as to whether any potential Lender would be a Disqualified Lender under this clause (a)(ii) or (b) any Person that is a competitor of Borrower or its Subsidiaries or an Affiliate of such competitor to the extent that such competitor is separately identified in writing by Borrower to the Administrative Agent for distribution to the Lenders.

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the Latest Maturity Date then in effect. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.01 hereof. In addition, for the avoidance of doubt and notwithstanding the first sentence of this “Disqualified Stock” definition, “Disqualified Stock” shall not include any shares of common stock of the Borrower issuable upon the achievement of share price thresholds of the common stock of the Borrower of $12.50, $15.00 and $17.50, respectively as set forth in that certain Agreement and Plan of Merger dated as of February 1, 2021 (the “Merger Agreement”) by and among Aspirational Consumer Lifestyle Corp., a Cayman Islands exempted company (“ASPL”), Wheels Up Partners Holdings LLC, a Delaware limited liability company (“Wheels Up”), KittyHawk Merger Sub LLC, a Delaware limited liability corporation and a direct wholly owned subsidiary of ASPL, Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of ASPL (“Blocker Sub”), the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement) (the “SPAC Merger Shares”). The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in any other currency, the equivalent amount thereof in Dollars as determined in accordance with Section 1.06 hereof.

“Dollars” and “$” shall mean lawful money of the United States of America.

“DOT” shall mean the U.S. Department of Transportation and any successor thereto.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is the parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EETC” shall mean the facility evidenced by the First Lien Documents (as defined in the EETC Intercreditor).

“EETC Collateral” shall mean the Collateral (as defined in the EETC Intercreditor).

“EETC Documentation” shall mean the First Lien Documents (as defined in the EETC Intercreditor) and the EETC Intercreditor, as in effect on the date hereof, and including for the avoidance of doubt such supplements, releases and other modifications to add and release Collateral where expressly permitted or required under such First Lien Documents.

“EETC Intercreditor” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the Borrower, Wheels Up Partners LLC, a Delaware limited liability company, as the issuer, the other grantors from time to time party thereto, Wilmington Trust, National Association, as first lien agent and as first lien security agent, and U.S. Bank Trust Company, N.A., as second lien agent and as second lien security agent.

“EETC Obligations” shall mean the First Lien Obligations (as defined in the EETC Intercreditor).

“EETC Prepayment Condition” shall have the meaning given to such term in Section 2.09(j).

“EETC Second Lien Collateral Documents” shall mean the Second Lien Security Documents (as defined in the EETC Intercreditor).

“EETC Secured Parties” shall mean the Second Lien Secured Parties (as defined in the EETC Intercreditor).

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” shall mean, (i) a Lender, or any Affiliate or Approved Fund of a Lender, (ii) any Person that meets the requirements to be an assignee under Section 10.02(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.02(b)(i)) and (iii) with respect to the Revolving Credit Facility, any Person approved by Delta and CK Wheels; provided that (i) Eligible Assignee shall not include any Disqualified Lender and (ii) no Loan Party or any Affiliate (other than any Permitted Holder) of a Loan Party shall constitute an Eligible Assignee.

“English Loan Party” means, individually and collectively as the context may require each Loan Party that is incorporated under the laws of England and Wales who is party to this Agreement or who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns.

“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a Part, appurtenance, and accessory of such Engine and any records relating to such Engine.

“Environmental Claim” shall mean any written notice, claim, proceeding, notice of proceeding, investigation, demand, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to any Loan Party or the property of such Loan Party, as the case may be, arising out of, based on, in connection with or resulting from (a) the actual or alleged presence, Release or threatened Release of any Hazardous Materials, (b) a violation of Environmental Law, or (c) any actual or alleged injury or threat of injury to human health or safety (solely to the extent related to exposure to Hazardous Materials), natural resources or the environment.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, pollution, human health and safety (solely to the extent related to exposure to Hazardous Materials), or natural resources.

“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) a violation of Environmental Law, (b) the presence or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, or lease pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permit, approval, identification number, license or other authorization required to be held by any Loan Party under any Environmental Law.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Transactions” shall mean the transactions contemplated by the Investment Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is (i) treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code and (ii) under common control, within the meaning of Section 4001(a)(14) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning given to such term in Section 7.01.

“Event of Loss” shall mean, with respect to any Collateral, any of the following events: (i) the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use; (ii) any damage or loss to or other circumstance with respect to such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or arranged total loss; (iii) the confiscation or nationalization of, or requisition of title to such property by any Governmental Authority; (iv) the theft or disappearance of such property that shall have resulted in the loss of possession of such property by any Loan Party for a period in excess of 30 days; or (v) the seizure of, detention of or requisition for use of, such property by any Governmental Authority that shall have resulted in the loss of possession of such property by any Loan Party and such requisition for use shall have continued beyond the earlier of (A) 60 days and (B) the date of receipt of insurance or condemnation proceeds with respect thereto.

An Event of Loss shall be deemed to have occurred:

(a)            in the case of an actual total loss, at 12 midnight (London time) on the actual date the relevant Collateral was lost;

(b)            in the case of any of the events described in paragraph (i) of the definition of “Event of Loss” above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)            in the case of any of the events described in paragraph (ii) of the definition of “Event of Loss” above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)            in the case of any of the events referred to in paragraph (iii) of the definition of “Event of Loss” above, upon the occurrence thereof; and

(e)            in the case of any of the events referred to in paragraphs (iv) and (v) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

Notwithstanding anything to the contrary in this definition, the “Event of Loss” definitions in any Aircraft mortgage covering such Collateral will apply thereto for the purposes of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, with respect to conversions from any Non-U.S. Currency to Dollars, (i) the rate of exchange for the purchase of Dollars with such Non-U.S. Currency last provided by Reuters on the Business Day (New York City time) immediately preceding the date of determination or (ii) if at the time of any such determination, no such rate pursuant to clause (i) is being provided, then (x) Administrative Agent, may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error or (y) if such Exchange Rate is being determined by the Borrower for the purpose of determining compliance under Articles 6 or 7, Borrower may, at its election, use any customary method that it reasonably determines in good faith is an appropriate substitute to determine such rate and shall promptly notify the Administrative Agent of such substitute. The Administrative Agent shall promptly provide Borrower with the then current Exchange Rate used by the Administrative Agent upon Borrower’s request therefor, and Borrower shall promptly provide the Administrative Agent with the then current Exchange Rate used by Borrower upon the Administrative Agent’s request therefor.

“Excluded Accounts” shall mean any account:

(a)            Payroll Accounts and other accounts used exclusively for payroll, payroll taxes or other employee wage and benefit payments;

(b)            constituting a fiduciary, trust or escrow account or an account that does not otherwise constitute property which a Loan Party is entitled to pledge;

(c)            constituting a segregated account exclusively holding customer deposits (including any funds related to the JetCard program) (such accounts, the “Customer Deposit Accounts”);

(d)            constituting a collateral account of the applicable depositary bank related to corporate credit cards in an amount not to exceed $5.0 million;

(e)            constituting a collateral account of the applicable depositary bank related to the Existing Letter of Credit Facility or any replacement facility in an amount not to exceed $10 million.

(f)            dormant or zero-balance accounts;

(g)            constituting a guarantee or collateral account solely for lease obligations;

(h)            accounts used solely for federal excise tax;

(i)            the NatWest Excluded Account (as defined in the Debenture); and

(j)            any other account which the Loan Parties and the Lead Lenders determine that the costs or other consequences of obtaining a security interest therein are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby.

“Excluded Assets” shall mean:

(a)            with respect to any US Loan Party:

(1)            any lease, sublease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interest thereunder, to the extent that the grant of a security interest therein (i) would violate any law, rule or regulation applicable to such Loan Party, or (ii) would, under the terms of such lease, sublease, license, contract or agreement existing on the Closing Date or the time of entry of such lease, sublease, license, contract or agreement, violate or result in a breach under or invalidate such lease, sublease, license, contract or agreement, or require the consent of or create a right of termination in favor of any other party thereto (other than a Loan Party) (unless the applicable consents have been obtained or such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);

(2)            any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest therein is prohibited by the terms thereof or requires consent (other than by a Loan Party) (except to the extent such prohibition is ineffective under the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principle of equity);

(3)            any assets as to which Borrower and the Lead Lenders determine that the costs or other consequences of obtaining a security interest therein are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, including as memorialized as of the Closing Date on Schedule 1.01(d);

(4)            any equity interest held by a Loan Party (i) in any entity in which such Loan Party, together with any other Loan Party, does not have a controlling interest and the pledge of which would violate, result in a breach under or require consent under an agreement (other than the consent of a Loan Party) in respect thereof as to which such Loan Party is a party (unless such third-party consents have been obtained) and (ii) in any entity that is a captive insurance company, special purpose entity, securitization, receivables subsidiary or not-for-profit subsidiary;

(5)            any ITU Application;

(6)            Excluded Accounts;

(7)            (A) any leasehold interest or subleasehold interest (including any ground lease interest) in real property, (B) any improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” and (C) any fixtures affixed to any real property to the extent such real property does not constitute Owned Real Property;

(8)            [reserved];

(9)            any particular asset, if the pledge thereof or the security interest therein would reasonably be expected to result in material adverse tax consequences to any Loan Party (or any parent entity that is the parent of a consolidated, combined, unitary or similar group of applicable income tax purposes that includes the Borrower) or any Subsidiary as reasonably determined by the Borrower and the Lead Lenders;

(10)            any property and assets held by an Excluded Subsidiary or any Person that is not required to be a Loan Party; and

(b)            with respect to any Non-U.S. Loan Party, any asset or property of, held by, or relating to such Non-U.S. Loan Party, which, in each case do not fall within the assets or property expressly contemplated under the definition of the “Overriding Principle” (as defined in the Guaranty and Security Principles) or which are otherwise excluded pursuant to the Guaranty and Security Principles.

“Excluded Contributions” shall mean net cash proceeds received by Borrower on or after the Closing Date from:

(1)            contributions to its common equity capital (other than from any Subsidiary); or

(2)            the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Borrower or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Excluded Subsidiary” shall mean any Subsidiary of Borrower (a) that is prohibited or restricted by applicable law, or regulation from being or becoming a Guarantor, (b) that is subject to any contract or other restrictions existing prior to the Closing Date or the date such entity is acquired by Borrower or a Subsidiary of Borrower, as applicable, that prohibits such Subsidiary from providing a Guarantee of the Obligations, (c) for which the Lead Lenders agree that (i) the granting or maintenance of a Guarantee by such Subsidiary would result in material adverse tax consequences to the Borrower or any of its Subsidiaries or (ii) the burden or cost of providing a Guaranty outweighs, or is excessive in light of, the benefits afforded thereby, including as memorialized as of the Closing Date on Schedule 1.01(d), (d) that is a captive insurance company, special purpose entity, securitization, receivables subsidiary or not-for-profit subsidiary, (e) that is not required to become a Guarantor pursuant to the Guaranty and Security Principles and/or the Guarantee Limitations or (f) that is an Immaterial Subsidiary; provided, that “Excluded Subsidiary” shall not include any Designated Guarantor that becomes a Loan Party pursuant to Section 5.12 for as long as such Subsidiary remains a Designated Guarantor.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made hereunder or under any Loan Document (collectively, “Tax Indemnitees”), (a) any Taxes based on (or measured by) net income (however denominated), franchise Taxes and branch profits or any similar Taxes, in each case, imposed (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any withholding Tax that is attributable to such recipient’s failure to deliver the documentation to the extent required pursuant to Section 2.13(h) or Section 2.13(i), (c) any withholding Tax that is imposed by reason of FATCA and (d) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower pursuant to Section 2.15(b)) or (ii) such Lender designates a new lending office, except, in each case, to the extent that, pursuant to Section 2.13 amounts with respect to such Taxes were payable to such Lender’s assignor immediately prior to such Lender became a party hereto or to such Lender immediately before it changed its lending office.

“Existing Bridge Facility” shall mean the Secured Promissory Note, dated as of August 8, 2023, between Delta, as payee and Wheels Up Experience Inc., as borrower (as amended, amended and restated, supplemented or otherwise modified on or before the Closing Date).

“Existing Letter of Credit Facilities” shall mean, collectively, that certain (i) letter of credit issued by J.P. Morgan Chase & Co. for the benefit of 2135 Owner, LLC related to a Subsidiary of the Borrower’s leased real property located in Chamblee, Georgia, and (ii) letter of credit issued by J.P. Morgan Chase & Co. for the benefit of Sequential Brands Group, Inc. related to a Subsidiary of the Borrower’s leased real property located in New York, New York.

“Extended Term Loan” shall have the meaning given to such term in Section 2.23(a)(ii).

“Extension Amendment” shall have the meaning given to such term in Section 2.23(c).

“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.

“FAA Regulations” means the Federal Aviation Regulations issued or promulgated pursuant to part A of subtitle VII of title 49, United States Code from time to time.

“Facility” shall mean, as applicable, the Revolving Credit Facility and/or the Term Loan Facility.

“Facility Termination Date” shall mean the later of the Term Loan Maturity Date and/or the Revolving Facility Termination Date, as context requires.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the board of directors or a Financial Officer of Borrower (unless otherwise provided in this Agreement); provided that the board of directors or Financial Officer of Borrower, as applicable, shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the applicable air carrier industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction; and provided, further, that nothing herein shall be construed as a limitation of the fiduciary duties of the board of directors of Borrower pursuant to applicable law.

“FATCA” shall mean (a) Sections 1471 through 1474 of the Code or any associated regulations or other official guidance, as of the date of this Agreement, any amended or successor provisions that are substantively comparable thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof; (b) any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty, law or convention among Governmental Authorities and implementing such Sections of the Code; and (c) any agreements entered into pursuant to Section 1471(b)(1) of the Code or pursuant to the implementation of anything referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“Federal Funds Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions and published on the next succeeding Business Day by the NYFRB as the federal funds rate; provided that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fees” shall collectively mean, as applicable, the fees referred to in the Fee Letters.

“Fee Letters” shall mean (a) the Lender Fee Letter and (b) the Administrative Agent Fee Letter.

“Financial Officer” shall mean, with respect to any Person, the Chief Executive Officer, Chief Financial Officer or Treasurer or other similar officer or authorized person, in each case, with knowledge of the transactions contemplated by this Agreement, of such Person.

“Fitch” shall mean Fitch, Inc., also known as Fitch Ratings, and its successors.

“Flood Insurance Certificate” shall mean, with respect to each Owned Real Property, a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Fuel Hedging Agreement” shall mean any spot, forward or option fuel price protection agreements and other types of fuel hedging agreements or economically similar arrangements designed to protect against or manage exposure to fluctuations in fuel prices.

“Funds Flow Direction Letter” shall mean that certain direction letter, dated as of the Closing Date, executed by the Borrower, which instructs the Administrative Agent as to the flow of loan proceeds on the Closing Date.

“GAAP” shall mean generally accepted accounting principles in the U.S.

“German Loan Party” means, individually and collectively as the context may require each Loan Party that is organized under the laws of Germany, and each Person that is organized under the laws of Germany who is party or who becomes a party to this Agreement pursuant to a joinder agreement and their respective successors and assigns.

“German Security Agreement” means, individually and collectively as the context may require, each pledge agreement, assignment agreement, security transfer agreement, guarantee or other agreement, including any supplements or confirmations thereto, that is entered into by any German Loan Party or any Person who is the holder of Equity Interests in any German Loan Party in favor of the Collateral Agent and/or any Lender, and any other pledge agreement, assignment agreement, security transfer agreement or other agreement entered into pursuant to the terms of the Loan Documents that is governed by the laws of Germany, securing the Obligations, in each case in form and substance satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Germany” means the Federal Republic of Germany.

“Governmental Authority” shall mean the government of the United States of America, United Kingdom, Germany, Italy or France and any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“Guarantee” shall mean a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guaranteed Obligations” shall have the meaning given to such term in Section 9.01(a).

“Guarantors” shall mean, collectively, direct or indirect Subsidiary of Borrower (including any Designated Guarantor but excluding for the avoidance of doubt all Excluded Subsidiaries) that is either (i) party hereto on the Closing Date or (ii) becomes a party to the Guarantee contained in Article 9 by executing an Instrument of Assumption and Joinder.

“Guaranty and Security Principles” means the Agreed Security Principles attached hereto as Schedule 1.01(c).

“Guarantee Limitations” includes the meaning of the term “German Guarantee Limitations” in Section 9.09 and “English Guarantee Limitations” in Section 9.10, as may be supplemented or modified from time to time in accordance with the terms thereof.

“Guaranty Obligations” shall have the meaning given to such term in Section 9.01(a).

“Hazardous Materials” shall mean (a) all explosive or radioactive substances or wastes, (b) all hazardous or toxic substances or wastes, (c) all other pollutants, including petroleum, petroleum products, petroleum by-products, petroleum breakdown products, petroleum distillates, asbestos, asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, and infectious or medical wastes and (d) all other substances or wastes of any nature that are regulated pursuant to, or would reasonably be expected to give rise to liability under any Environmental Law.

“Hedging Agreement” shall mean any Interest Rate Agreement, any Currency Agreement, any Fuel Hedging Agreement and any other derivative or hedging contract, agreement, confirmation or other similar transaction or arrangement that is entered into by any Loan Party, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency or securities values, or any combination of the foregoing agreements or arrangements.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“HSR Act” shall have the meaning given to such term in Section 4.01(s).

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the most recently ended fiscal quarter of the Borrower, have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the most recently ended fiscal quarter of the Borrower, did not have assets with a value in excess of 5% of Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date. Notwithstanding the foregoing, (A) no Subsidiary that owns any Aircraft Collateral or any other asset that is material to the operation of the business of the Loan Parties (when taken as a whole) that would otherwise constitute Collateral if such Subsidiary were not designated as an Immaterial Subsidiary shall be an Immaterial Subsidiary and (B) no Subsidiary that is an obligor under any Material Indebtedness or with respect to the EETC Obligations shall be an Immaterial Subsidiary.

“Increase Effective Date” shall have the meaning given to such term in Section 2.22(a).

“Incremental Term Loan Commitment” shall have the meaning given to such term in Section 2.22(a).

“Incremental Term Loans” shall have the meaning given to such term in Section 2.22(c).

“Increase Joinder” shall have the meaning given to such term in Section 2.22(c).

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding deferred revenue related to memberships and future flight activity, accrued expenses and trade payables), whether or not contingent:

(1)            in respect of borrowed money;

(2)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)            in respect of banker’s acceptances;

(4)            representing Capital Lease Obligations;

(5)            representing the balance deferred and unpaid of the purchase price of any property or services due more than eighteen (18) months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business;

(6)            representing any Hedging Obligations; or

(7)            representing Disqualified Stock,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of GAAP to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payments made by or on account of any obligation of the Borrower or any Guarantor under this Agreement or any other Loan Document.

“Indemnitee” shall have the meaning given to such term in Section 10.04(b).

“Initial Term Loans” shall mean (x) as of the Closing Date, the Term Loans incurred by the Borrower on the Closing Date and (y) as of the Amendment No. 1 Effective Date, the Term Loans incurred by the Borrower, in an amount not to exceed the aggregate amount of ~~the~~ Term Loan Commitments and Amendment No. 1 Incremental Term Loan Commitments, in each case as set forth on ~~Annex A~~ Schedule 1.01(a) attached hereto.

“International Loan Parties” means, individually and collectively as the context may require, any German Loan Party and any Subsidiary of Borrower organized under the laws of a jurisdiction other than located in the U.S.

“Instrument of Assumption and Joinder” shall mean that certain joinder agreement in the form of Exhibit C hereto

“Intellectual Property” shall have the meaning given to such term in the Security Agreement (or such other equivalent term in the Collateral Documents).

“Intercompany Note” shall mean a subordinated global promissory note among the Loan Parties and certain other Subsidiaries that are not Loan Parties substantially in the form of Exhibit E.

“Interest Expense” shall mean, for any accounting period, total interest expense of the Borrower and its Subsidiaries with respect to all outstanding debt during such period, all as determined on a consolidated basis for such period and in accordance with GAAP.

“Interest Payment Date” shall mean the last day of each March, June, September and December and the Maturity Date.

“Interest Rate Agreement” shall mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.

“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.

“Investments” shall mean, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Borrower or any other Subsidiary sells or otherwise Disposes of any Equity Interests of any direct or indirect Subsidiary after the Closing Date such that, after giving effect to any such sale or Disposition, such Person is no longer a Subsidiary, Borrower will be deemed to have made an Investment on the date of any such sale or Disposition equal to the Fair Market Value of Borrower’s Investments in such Subsidiary that were not sold or Disposed of in an amount determined as provided in Section 6.01 hereof. Notwithstanding the foregoing, any Equity Interests retained by Borrower or any of its Subsidiaries after a Disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by Borrower or any Subsidiary after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 6.01 hereof. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Agreement” means that certain Investment and Investor Rights Agreement, dated as of ~~the date hereof~~September 20, 2023, among the Borrower, Delta, CK Opps I and Cox Enterprises, Inc. (as amended, restated, modified, supplemented, extended or amended and restated from time to time).

“Italian Quota Pledge Agreement” means the quota pledge agreement, including any supplements or confirmations thereto, governed by the laws of the Republic of Italy, that is entered into by Air Partner Limited, the Collateral Agent and the Lenders, securing the Obligations of Air Partner Limited in its capacity as Guarantor under this Agreement.

“ITU Application” shall mean any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the acceptance of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use”, whereby such “intent-to-use” application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act with respect thereto.

“Junior Lien Indebtedness” shall mean any Indebtedness incurred by a Loan Party that is secured by all or a portion of the Collateral on a junior lien basis to the Liens on the Collateral securing the Obligations; provided that such Indebtedness is subordinated in right of payment to the Obligations pursuant to a Junior Lien Intercreditor Agreement or otherwise on terms reasonably satisfactory to the Administrative Agent and the Lead Lender.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement that is reasonably satisfactory to the Lead Lenders (which may, if applicable, consist of a payment “waterfall”).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“Lead Lenders” shall mean Delta and CK Wheels; p rovided that, each of Delta and CK Wheels will be Lead Lenders only for so long as such Lender and its Affiliates holds at least $75.0 million in Term Loans and Revolving Commitments hereunder.

“Legal Reservations” shall mean:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h)  the accessory (akzessorisch) nature of the security interests created by certain German Security Agreements;

(i) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and

(j) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender Fee Letter” shall mean the Fee Letter among the Lenders as of the Closing Date and the Borrower.

“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.

“Liabilities” shall mean any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, any mortgage, lien, license, pledge, charge, assignment or transfer for security purposes or other security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease or use agreement or similar arrangement by any Loan Party described in clauses (g) or (h) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Loan Documents” shall mean this Agreement, Amendment No. 1, the Collateral Documents, the Fee Letters, any Promissory Notes, the Intercompany Note and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent, the Collateral Agent, any Local Collateral Agent or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.

“Loan Parties” shall mean the Borrower and any Guarantor party hereto from time to time.

“Loan Request” shall mean a request by the Borrower, executed by a Financial Officer of the Borrower, for a Loan in accordance with Section 2.02 in substantially the form of Exhibit B; provided that any Loan Request for a Revolving Loan may be delivered in any form acceptable to the Delta.

“Loans” shall mean the Term Loans and/or Revolving Loans, as the context may require.

“Local Collateral Agency Agreements” shall mean any engagement or fee agreements with Local Collateral Agents as may be applicable from time to time.

“Local Collateral Agents” shall mean any local collateral agent or trustee as may be required under local law from time to time engaged to hold Collateral in such jurisdiction for the benefit of the Secured Parties.

“Management Investors” shall mean the officers, directors, managers, employees and members of management of the Borrower (or any Permitted ParentCo) and their immediate family members.

“Margin Stock” shall have the meaning given to such term in Section 3.09(a).

“Material Adverse Effect” shall mean a material adverse effect on (a) the consolidated business, operations or financial condition of Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any material Loan Documents or the material rights or remedies of the Agents and the Lenders thereunder or (c) the ability of the Loan Parties, collectively, to pay the Obligations or otherwise perform their material obligations under the Loan Documents.

“Material Intellectual Property” shall mean any Intellectual Property owned by any Loan Party that is material to the operation of the business of the Loan Parties (when taken as a whole).

“Material Indebtedness” shall mean Indebtedness of the Borrower and/or Guarantors (other than the Loans) outstanding under the same agreement in a principal amount exceeding $5.0 million, including for the avoidance of doubt the Indebtedness under the EETC Documentation.

“Maturity Date” shall mean the Revolving Maturity Date and/or the Term Loan Maturity Date, as context requires.

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.23(b).

“MNPI” shall mean material non-public information (within the meaning of the U.S. Federal, state or other applicable securities laws) with respect to the Loan Parties and their Affiliates or their securities.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Net Proceeds” shall mean (i) with respect to any incurrence of Indebtedness, the cash received by any Loan Party in respect of such incurrence net of fees, commissions, taxes, costs and expenses incurred in connection therewith and (ii) the aggregate cash and Cash Equivalents received by Borrower or any of its Subsidiaries in respect of any Disposition (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Disposition) or Recovery Event, net of: (a) the direct costs and expenses relating to such Disposition and incurred by Borrower or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Disposition or Recovery Event, (b) any Taxes paid or payable as a result of the Disposition or Recovery Event, in each case, after taking into account any available tax credits or deductions; (c) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP and (d) any portion of the purchase price from a Disposition placed in escrow pursuant to the terms of such Disposition (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Disposition) until the termination of such escrow.

“New Contracts” shall mean executed agreements with new customers that have contracted with the Borrower and its Subsidiaries, for which pricing, volumes and margins from the covered product or service categories are readily identified.

“Non-Delta Lenders” shall have the meaning given to such term in Section 2.14(b).

“Non-Extending Lender” shall have the meaning given to such term in Section 10.08(f).

“Non-Recourse Debt” shall mean Indebtedness:

(1)            as to which neither Borrower nor any of its Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and

(2)            as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of Borrower or any of its Subsidiaries.

“Non-U.S. Aviation Authority” shall mean any non-U.S. governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the issuance or authorization to serve any non-U.S. point on any flights that any Loan Party is serving at any time and/or to conduct operations.

“Non-U.S. Security Agreement” means (a) each security or pledge agreement executed by any Non-U.S. Loan Party and (b) each other security or pledge agreement pursuant to Section 5.12 executed by any Non-U.S. Loan Party in form and substance reasonably satisfactory to the Lead Lenders.

“Non-U.S. Currency” shall mean any currency other than Dollars.

“Non-U.S. Government Scheme or Arrangement” shall have the meaning given to such term in Section 3.15(e).

“Non-U.S. Loan Party” means any Loan Party incorporated in a jurisdiction outside of the United States, any State thereof or the District of Columbia.

“Non-U.S. person” shall mean a person or entity that is not a U.S. person (as defined in Regulation S under the Securities Act), is not acquiring the Obligations for the account or benefit of a U.S. person and is acquiring the Obligations in an offshore transaction meeting the requirements of Regulation S.

“Non-U.S. Plan” shall have the meaning given to such term in Section 3.15(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer” shall mean, with respect to any Person, the Chairman of the Board (to the extent not determined to be independent under the applicable securities laws or the rules and regulations of any national securities exchange or inter-dealer quotation systems), the Chief Executive Officer, the President, any Director, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Chief Legal Officer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” shall mean a certificate signed on behalf of Borrower by an Officer of Borrower.

“OID” shall have the meaning given to such term in Section 2.27(c)(iii).

“Other Connection Taxes” shall mean, with respect to any Tax Indemnitee, any Taxes (including, for the avoidance of doubt, any Bank Levy) imposed as a result of a present or former connection between such Tax Indemnitee and the jurisdiction imposing such Taxes (other than a connection arising from such Tax Indemnitee’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document).

“Other Taxes” shall mean any and all present or future, court stamp, stamp, mortgage, intangible, recording, filing, or documentary taxes or any other similar, charges or similar levies arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of, the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the FRBNY as set forth its public website from time to time, and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate.

“Owned Real Property” shall mean any parcel or parcels of Real Estate, wherever located, now or hereafter owned in fee simple by any Loan Party; provided, that in no event shall “Owned Real Property” include (i) any Real Estate that constitutes an Excluded Asset, (ii) any Real Estate in respect of which any Loan Party does not own the land in fee simple, or (iii) any Real Estate that the Lead Lenders determine, in their sole and absolute discretion, is not required to be encumbered by a Real Estate Mortgage in accordance with the terms of this Agreement.

“Participant” shall have the meaning given to such term in Section 10.02(d).

“Participant Register” shall have the meaning given to such term in Section 10.02(d).

“Parts” shall mean all Appliances, parts, modules, accessories, furnishings and instruments, appurtenances and other equipment (including all inflight equipment, buyer-furnished and buyer-designated equipment) of whatever nature which may from time to time be incorporated or installed in or attached to any Aircraft or any Engine, and including all such parts removed from an Aircraft or Engine, so long as title thereto either remains vested in the owner of such Aircraft or Engine (provided that such owner is not a Loan Party).

“Patriot Act” shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.

“Payment” has the meaning assigned to it in Section 8.13(c).

“Payment in Full” shall mean, with respect to any obligations, that such obligations have been paid, performed or discharged in full in cash (and if no obligations are specified, the reference shall be to the Obligations). “Paid in Full” shall have a correlative meaning.

“Payment Notice” has the meaning assigned to it in Section 8.13(c)(i).

“Payroll Accounts” shall mean depository accounts used only for payroll.

“Perfection Requirements” means the making or the procuring of registrations, filings, endorsements, notarizations, stampings, notifications of the Non-U.S. Security Agreements (and/or the Collateral created thereunder) or any other actions necessary for the perfection, validity or enforceability thereof.

“Permits” shall have the meaning set forth in Section 3.02.

“Permitted Business” shall mean any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which Borrower and its Subsidiaries are engaged on the date of this Agreement.

“Permitted Debt” shall mean:

(a)            (i) Indebtedness of the Loan Parties under this Agreement and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to clause (a)(i) (or any successive Permitted Refinancing Indebtedness) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations; and

(b)            (i) any other third-party funded Indebtedness of the Loan Parties that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations; provided that (1) after giving Pro Forma Effect to the issuance or incurrence of any such Indebtedness, the aggregate principal amount of the sum of all Indebtedness permitted under this clause (b) (including, in each case, without duplication of any outstanding principal amounts, the amount of any unfunded commitments under a revolving credit facility as of such date) would not exceed $1.0 million and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to clause (b)(i) (and any successive Permitted Refinancing Indebtedness) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations; and

(c)            the EETC Obligations to the extent constituting Indebtedness.

“Permitted Disposition” shall mean any of the following:

(a)            Disposition of cash or Cash Equivalents in exchange for other cash or Cash Equivalents;

(b)            (i) Dispositions of accounts receivable, inventory or other current assets (including defaulted receivables) in the ordinary course of business or consistent with past or industry practice and (ii) the conversion of accounts receivable to notes receivable or other Dispositions of accounts receivable or rights to payment in connection with the collection or compromise thereof, or as part of any bankruptcy or reorganization process (including any discount or forgiveness in connection with the foregoing);

(c)            sales or other Dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Borrower and the other Loan Parties; provided that any such sale or disposition, as applicable, is made in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of Borrower and its Subsidiaries, taken as a whole;

(d)            Dispositions of assets among the Loan Parties (including any Person that shall become a Loan Party simultaneous with such Disposition in the manner contemplated by Section 5.12) to the extent the interests of the Secured Parties in the Collateral are not adversely affected in any material respect after giving effect to such Disposition;

(e)            [reserved];

(f)            [reserved];

(g)            [reserved];

(h)            the lease or sublease of assets and properties in the ordinary course of business; provided that, if such assets and property constitute Collateral, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Collateral Agent under the applicable Collateral Document on terms reasonably satisfactory to the Lead Lenders;

(i)            sales of Equity Interests in Subsidiaries to comply with local regulatory requirements, subject to the requirements of Section 2.09;

(j)            [reserved];

(k)            in each case, in the ordinary course of business, in connection with any termination or amendment of (i) leases, subleases, use or license agreements and (ii) agreements, arrangements or balances between and among Borrower and its Subsidiaries (including paying, transferring, contributing, forgiving or cancelling balances incurred pursuant to any such intercompany agreements or arrangements);

(l)            in each case, in the ordinary course of business pursuant to intercompany agreements between and among Borrower and its Subsidiaries with respect to Aircraft, Engines, Spare Parts, Appliances or Parts;

(m)            transactions that involve assets (other than Aircraft Collateral) having a Fair Market Value of less than $5.0 million during any 12-month period (such aggregate amount to be calculated on a cumulative basis from the Closing Date);

(n)            any Disposition or other transaction permitted by Section 6.09(a);

(o)            any Permitted Lien; and

(p)            any Disposition of the EETC Collateral as permitted under the EETC Documentation.

“Permitted Holders” shall mean any of (i) Delta, (ii) CK Wheels, (iii) Cox Investment Holdings, Inc. , (iv) the Lenders listed on Schedule 1 to Amendment No. 1 as of the Amendment No. 1 Effective Date, (v) in each case, any of such Permitted Holder’s Affiliates and (~~v~~vi) any Management Investors.

“Permitted Investments” shall mean:

(1)            any Investment in Borrower or in a Subsidiary of Borrower;

(2)            any Investment in cash or Cash Equivalents;

(3)            any Investment by Borrower or any Subsidiary of Borrower in a Person, if as a result of such Investment:

(A)            such Person becomes a Subsidiary of Borrower; or

(B)            such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Subsidiary of Borrower;

(4)            any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)            any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)            any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;

(7)            Investments represented by Hedging Obligations;

(8)            loans or advances (other than advances made in respect of payroll in the event of natural disaster or other employee assistance/relief programs) to employees made in the ordinary course of business of Borrower or any Subsidiary of Borrower in an aggregate principal amount not to exceed $1 million at any one time outstanding;

(9)            prepayment of any Loans in accordance with the terms and conditions of this Agreement or prepayment of any other Permitted Debt or Permitted Refinancing Indebtedness;

(10)            any Guarantee of Indebtedness other than a Guarantee of Indebtedness of an Affiliate of Borrower that is not a Subsidiary of Borrower;

(11)            any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date, as set forth on Schedule 1.01(e), and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Agreement;

(12)            Investments acquired after the Closing Date as a result of the acquisition by Borrower or any Subsidiary of Borrower of another Person, including by way of a merger, amalgamation or consolidation with or into Borrower or any of its Subsidiaries in a transaction that is not prohibited by Section 6.09 hereof after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)            [reserved];

(14)            Investments constituting (i) accounts receivable or accounts payable, (ii) deposits, prepayments and other credits to suppliers, and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, made in the ordinary course of business and consistent with the past practices;

(15)            Investments in connection with outsourcing initiatives in the ordinary course of business;

(16)            Investments approved by the Board of Directors of the Borrower;

(17)            Investments in Subsidiaries as required under the laws of the jurisdiction of formation of each of such Subsidiaries to avoid liquidation under such laws;

(18)            Investments in any Affiliate existing on the Closing Date as set forth on Schedule 1.01(e), and after the Closing Date, in an aggregate amount not to exceed $1 million at any one time outstanding for all such Investments made after the Closing Date.

“Permitted Liens” shall mean:

(1)            (i) Collateral Liens held by the Collateral Agent or a Local Collateral Agent, as applicable, securing the Indebtedness permitted by Section 6.02(a) and Related Obligations in respect thereof and (ii) Liens on the EETC Collateral securing the EETC Obligations;

(2)            Liens on the Collateral securing Junior Lien Indebtedness incurred pursuant to Section 6.02(b) (including, for the avoidance of doubt, Permitted Refinancing Indebtedness in respect thereof) and all other Related Obligations (provided that all such junior Liens shall rank junior to the Liens securing the Obligations subject to the Junior Lien Intercreditor Agreement or otherwise on terms reasonably satisfactory to the Lead Lenders);

(3)            Liens for Taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)            statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(5)            Liens arising by operation of law in connection with judgments, attachments or awards which do not, in the aggregate, constitute an Event of Default hereunder;

(6)            Liens existing as the Closing Date and, to the extent securing Indebtedness listed on Schedule 6.05 hereto; and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof and (B) such modifications, replacement, renewal or extension does not increase the amount secured or change any direct or contingent obligor in respect thereof;

(7)            (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of any account pledged to the Administrative Agent or the Collateral Agent (for the benefit of the Secured Parties) and subject to an Account Control Agreement or equivalent control arrangement;

(8)            licenses, sublicenses, leases and subleases by any Loan Party as they relate to any Collateral (other than Intellectual Property) to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of Borrower and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Collateral Agent pursuant to the Collateral Documents, and in each case, would not result in a Material Adverse Effect or (B) otherwise expressly permitted by the Loan Documents;

(9)            salvage or similar rights of insurers;

(10)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, or Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(11)            customary rights of set-off and liens arising by operation of law or by the terms of documents or contracts of banks or other financial institutions in relation to the ordinary maintenance and administration of Deposit Accounts or securities, accounts including liens or rights of set-off arising under the general terms and conditions of banks with whom any group member maintains a banking relationship in the ordinary course of business and liens of group members under the German general terms and condition of banks and saving banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen);

(12)            non-exclusive licenses and sublicenses of Intellectual Property granted in the ordinary course of business and consistent with past practice that do not materially interfere with the ordinary conduct of the business of the Loan Parties;

(13)            Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to obligations that do not exceed in the aggregate $1.0 million at any one time outstanding so long as such Liens are secured by all or a portion of the Collateral on a junior lien basis to the Liens on the Collateral securing the Obligations;

(14)            leases, subleases, interchanges, use agreements, and/or swap agreements constituting “Permitted Dispositions”;

(15)            Liens securing cash collateral with respect to the Existing Letter of Credit Facilities, not to exceed $10 million;

(16)            with respect to the assets covered by the Second Lien EETC Aircraft Mortgage, any “Permitted Liens” as defined therein;

(17)            any security or quasi-security to be granted pursuant sections 22, 204 of the German Transformation Act (Umwandlungsgesetz) in favor of creditors as a consequence of a merger or conversion permitted under this Agreement;

(18)            easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by Borrower or any Subsidiary in the ordinary course of business that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower or any Subsidiary, taken as a whole;

(19)            Liens disclosed by the title insurance policies or surveys delivered with respect to the Real Estate Mortgaged Collateral pursuant to Section 5.12; and/or

(20)            Liens securing Indebtedness incurred pursuant to Section 6.02(h) in connection with the financing of the acquisition, lease, construction, design, repair, replacement or improvement of property (real or personal), equipment or other fixed or capital assets, in each case in the ordinary course of business.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness (or commitments in respect thereof) of Borrower or any of its Subsidiaries issued in exchange for, or the proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness (the “Refinanced Indebtedness”) of Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that the Lead Lenders have consented to such renewal, refund, extension, refinancing, replacement, defeasance or discharge. ; provided, further, that (i) such Permitted Refinancing Indebtedness will be first offered by the Borrower to the existing Lenders on a pro rata basis based on their existing Term Loans, (ii) each Lender will respond to such offer within 10 Business Days and to the extent any Lender does not respond within such 10 Business Day period, such Lender shall be deemed to have declined the offer to participate and (iii) any declined amounts may be offered by the Borrower on a non-pro rata basis to any other Person reasonably satisfactory to the Lead Lenders, including the Lenders who elect to participate in such Permitted Refinancing Indebtedness.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.

“PIK Interest” shall have the meaning set forth in Section 2.06(b).

“Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA.

“Possessory Collateral” shall mean any certificates evidencing the pledged Capital Stock of the Loan Parties and any other Collateral in which a Lien may be perfected through physical possession by the secured party or an agent therefor of an instrument or other document evidencing such Collateral.

“Post-Closing Guarantor” shall mean any Subsidiary of Borrower that becomes a Guarantor after the Closing Date.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prepayment Percentage” shall mean 100%.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, in connection with determining whether any Disposition, Investment or other Restricted Payment, or repayment and/or incurrence of Indebtedness (each a “Pro Forma Event”) is permitted by reference to a financial metric, that such calculations shall be determined by Borrower in good faith after giving pro forma effect to each Pro Forma Event (and any transactions related thereto).

“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.

“Promissory Note” shall have the meaning set forth in Section 2.08(e).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning set forth in Section 5.01.

“Qualifying Equity Interests” shall mean Equity Interests of Borrower other than Disqualified Stock. For the avoidance of doubt “Qualifying Equity Interests” shall not include any SPAC Merger Shares.

“Real Estate” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property rights incidental to the ownership, lease or operation thereof.

“Real Estate Mortgages” shall mean, collectively, the mortgages deeds of trust, deeds, to secure debt, assignments of leases and rents, fixture filings, and other security documents (including amendments to any of the foregoing) delivered with respect to each Owned Real Property, each in form and substance reasonably satisfactory to the Administrative Agent, as amended, supplemented or otherwise modified from time to time, including all such changes as may be required to account for local law matters.

“Real Estate Mortgaged Collateral” shall mean each Owned Real Property encumbered by a Real Estate Mortgage pursuant to Section 5.12.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding in respect of any Collateral or any Event of Loss.

“Refinanced Term Loans” shall have the meaning set forth in Section 2.25(a).

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower and the other Loan Parties, (b) the Administrative Agent and (c) each Lender that agrees to provide any portion of the Replacement Loans being incurred pursuant thereto, in accordance with Section 2.25 .

“Register” shall have the meaning set forth in Section 10.02(b)(iv).

“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.

“Related Obligations” shall mean, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including interest accruing after the maturity of such Indebtedness and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the borrower or issuer thereof, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean spilling, leaking, pumping, pouring, emitting, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing of any Hazardous Material into the environment.

“Replacement Loans” shall have the meaning set forth in Section 2.25(a).

“Required Class Lenders” shall mean, with respect to any Class of Loans, the Lenders having more than 50% of all outstanding Loans and/or Commitments, as applicable, of such Class.

“Required Lenders” shall mean, at any time, the Lenders having more than 50% of all outstanding Loans and/or Commitments, as applicable; provided that, in any case the Required Lenders must include each of Delta and CK Wheels for so long as ~~either~~ such Lender ~~or~~and its Affiliates holds at least $75.0 million in Term Loans ~~or~~and Revolving Commitments hereunder.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restricted Investment” shall mean an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning set forth in Section 6.01(a).

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the September 20, 2025.

“Revolving Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in ~~Annex A~~Schedule 1.01(a) hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Commitments as of the Closing Date is $100.0 million.

“Revolving Commitment Percentage” shall mean, at any time, with respect to each Revolving Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment or, if the Revolving Commitments have been terminated, the Revolving Commitment Percentage of each Revolving Lender that existed immediately prior to such termination.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans at such time.

“Revolving Credit Facility” shall mean the revolving credit facility established under this Agreement in favor of the Borrower in accordance with the terms set forth herein or in the other Loan Documents and pursuant to which the Commitments are established.

“Revolving Extensions of Credit” shall mean, as to any Revolving Lender at any time, an amount equal to the aggregate principal amount of all Revolving Loans held by such Lender then outstanding.

“Revolving Facility Termination Date” shall mean the earlier to occur of (a) the Revolving Maturity Date with respect to the applicable Revolving Commitments, (b) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof and (c) the termination of the applicable Revolving Commitments as a whole pursuant to Section 2.10,

“Revolving Lender” shall mean each Lender having a Revolving Commitment or, as the case may be, an outstanding Revolving Loan.

“Revolving Loans” shall have the meaning set forth in Section 2.01(a).

“Revolving Maturity Date” shall mean the date upon which the Revolving Credit Facility will mature on the earlier to occur of: (a) the Scheduled Maturity Date or (b) the date of acceleration or termination of any Obligations under the Revolving Credit Facility, in each case, pursuant to an Event of Default.

“S&P” shall mean S&P Global Ratings, and its successors.

“Sale of a Loan Party” shall mean, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Loan Party that owns such Collateral other than (1) an issuance of Equity Interests by a Loan Party to Borrower or another Subsidiary of Borrower, and (2) an issuance of directors’ qualifying shares.

“Sanctioned Country” shall have the meaning given to such term in Section 3.16(b).

“Sanctioned Person” shall have the meaning given to such term in Section 3.16(b).

“Sanctions” shall have the meaning given to such term in Section 3.16(b).

“Scheduled Amortization” shall mean, for any period, the sum (calculated without duplication) of all scheduled payments of principal of debt of the Borrower and its Subsidiaries (excluding, for the avoidance of doubt, any balloon, bullet or similar principal payment which repays or refinances such debt in full) made during such period.

“Scheduled Maturity Date” shall mean, as applicable, with respect to the Revolving Credit Facility, the earlier of September 20, 2028 and the date on which the Revolving Loans have been paid in full pursuant to Section 2.09(g) and with respect to the Term Loan Facility, September 20, 2028.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Lien EETC Aircraft Mortgage” shall mean the Aircraft Mortgage and Security Agreement dated as of the date hereof made by Wheels Up Partners LLC, as owner in favor of the Collateral Agent as mortgagee.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Local Collateral Agents, the Lenders and all other holders of Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” shall mean that certain Security Agreement dated as of the Closing Date by and among the Collateral Agent and the Loan Parties, as amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Security Jurisdiction” shall mean each of England and Wales, Germany, Italy, France, the United States, any State thereof or the District of Columbia, and any other jurisdiction which may be reasonably requested by the Lead Lenders.

“Spare Parts” shall mean all accessories, appurtenances or Parts of an Aircraft (except an Engine), Parts of an Engine, or Parts of an Appliance, in each case that are to be installed at a later time in an Aircraft, Engine or Appliance.

“Specified Jurisdiction” shall mean the United States, any state of the United States, the District of Columbia, England and Wales, Germany or any other jurisdiction consented to by the Lead Lenders.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statement of Equity” shall have the meaning given to such term in Section 5.01(a).

“Statement of Loss (Gain)” shall have the meaning given to such term in Section 5.01(a).

“Statement of Operations” shall have the meaning given to such term in Section 5.01(a).

“Subject Company” shall have the meaning set forth in Section 6.09(a).

“Subject Entity” shall have the meaning set forth in Section 6.09(a)(iv).

“Subsidiary” shall mean, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total Voting Power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.

“Tax Indemnitee” shall have the meaning set forth in the definition of “Excluded Taxes.”

“Tax Return” shall mean any return, report, form, claim for refund, information return, declaration, statement, schedule or other similar document (including but not limited to any related or supporting information, schedule or attachment thereto and estimated or amended returns, reports, forms, information returns, declarations, statements or schedules) relating to Taxes.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges, or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Term Lender” shall mean each Lender having a Term Loan Commitment or, as the case may be, an outstanding Term Loan.

“Term Loan” shall mean the Initial Term Loans and any other Class of Term Loan hereunder.

“Term Loan Commitment” shall mean the commitment of each Term Lender to make Term Loans hereunder (including the Amendment No. 1 Incremental Term Loan Commitments) and, in the case of the Initial Term Loans, in an aggregate principal amount equal to the amount set forth under the heading “Term Loan Commitment” opposite its name in ~~Annex A~~Schedule 1.01(a) hereto or in the Assignment and Acceptance pursuant to which such Term Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $350.0 million and as of the Amendment No. 1 Effective Date is $390.0 million. The Term Loan Commitments as of the Closing Date are for Initial Term Loans.

“Term Loan Extension” shall have the meaning given to such term in Section 2.23(a).

“Term Loan Extension Offer” shall have the meaning given to such term in Section 2.23(a).

“Term Loan Extension Offer Date” shall have the meaning given to such term in Section 2.23(a)(i).

“Term Loan Facility” shall mean the credit facility established under this Agreement in favor of the Borrower in accordance with the terms set forth herein or in the other Loan Documents and pursuant to which the Commitments are established.

“Term Loan Maturity Date” shall mean the date upon which the Term Loan Facility will mature on the earlier to occur of: (a) the Scheduled Maturity Date or (b) the date of acceleration or termination of any Obligations under this Term Loan Facility, in each case, pursuant to an Event of Default.

“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments at such time.

“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time (including for the avoidance of doubt any interest capitalized to such Revolving Loans pursuant to Section 2.06(b)).

“Transactions” shall mean (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they may be a party, (b) the creation of the Liens on the Collateral in favor of the Collateral Agent or the Local Collateral Agents, as applicable, for the benefit of the Secured Parties, (c) the satisfaction in full of the obligations under the Existing Bridge Facility, including the termination of the Liens securing the Existing Bridge Facility and release of guarantors thereunder, (d) the incurrence of the Commitments and borrowing of the Loans hereunder and the use of proceeds thereof, (e) the consummation (whether on the Closing Date or thereafter) of the Equity Transactions and (f) payment of Transaction Costs.

“Transaction Costs” shall mean fees, premiums, expenses and other transaction costs payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions.

“U.S. Benefit Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I or Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“U.S. Guarantor” shall mean a Guarantor incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Loan Party” shall mean a Loan Party incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“UCC” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the perfection or priority of any Lien on any item or items of Collateral.

“U.K.” and “United Kingdom” shall mean the United Kingdom of Great Britain and Northern Ireland.

“U.K. Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Uninsured Liabilities” shall mean any losses, damages, costs, expenses and/or, liabilities (including any losses, damages, costs, expenses or liabilities resulting from property damage or casualty, general liability, workers’ compensation claims and business interruption) incurred by the Borrower or any Guarantor which are not covered by insurance, but with respect to which insurance coverage is commercially available to Persons engaged in the same or similar business as the Borrower and the Guarantors.

“Unrestricted Cash Amount” means, (a) on any date of determination, as determined in accordance with GAAP (where applicable), the aggregate amount of unrestricted cash and Cash Equivalents owned by the Borrower or any Subsidiary as shown on a balance sheet prepared in accordance with GAAP and (b) cash and Cash Equivalents owned by the Borrower or any Subsidiary restricted in favor of any Secured Party to secure the Obligations (it being understood such cash and Cash Equivalents may also secure other Obligations).

“Unused Total Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitment less (b) the Total Revolving Extensions of Credit.

“US Loan Party” shall mean any Loan Party that is organized under the laws of any state of the United States or the District of Columbia.

“Use” shall mean, with respect to any Hazardous Materials, generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, transportation, disposition, removal, abatement, recycling or storage.

“VAT” shall mean (a) any value added tax imposed pursuant to the United Kingdom Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (as amended) and any national legislation implementing that Directive or any predecessor to it or supplemental to that Directive; and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

“Voting Power” in respect of any Person shall mean the power to vote, or direct the vote of, the Voting Stock of such Person (rather than simply the number of shares of Voting Stock held in respect of such Person).

“Voting Stock” of any specified Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)            the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of days from and including the determination date to but excluding the date on which such payment is scheduled to be made; by

(2)            the then outstanding principal amount of such Indebtedness.

“Withholding Agent” shall mean the Borrower, each Guarantor and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.     Terms Generally; Classifications of Loans and Borrowings.

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein, this Agreement or any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in such other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Officer and (vii) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time.

(b)            For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or a “Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” and a “Term Borrowing”).

Section 1.03.     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Borrower that the Lead Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Lead Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.

Section 1.04.     Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.05.     [Reserved].

Section 1.06.     Calculations and Tests.

(a)            For purposes of any determination under Article 6 or any other provision of this Agreement or any Loan Document subject to any Dollar limitation, threshold or basket, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward) at the applicable time determined in accordance with this Section 1.06; provided, however, that for purposes of determining compliance with Article 6 with respect to any amount in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Lien is incurred or Investment or other Restricted Payment or Disposition is made, or transaction with an Affiliate is entered into. For purposes of any determination of any financial metric, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or Section 5.01(b) (adjusted to reflect the currency translation effects, determined in accordance with GAAP, of any Hedging Agreements for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar Equivalent).

(b)            It is understood and agreed that any Indebtedness, Lien, Investment or other Restricted Payment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Investment or other Restricted Payment, Disposition and/or Affiliate transaction within the same covenant, but may instead be permitted in part under any combination thereof or under any other available exception within the same covenant.

Section 1.07.     Guaranty and Security Principles.

This Agreement, the Collateral Documents, the determination of Collateral and assets that constitute Excluded Assets of any Non-U.S. Loan Party and each other guaranty and collateral document delivered or to be delivered under this Agreement, and any obligation to enter into such document or obligation and/or provide security in any Collateral, by any Non-U.S. Loan Party shall be subject in all respects to the Guaranty and Security Principles and the Guarantee Limitations.

Article 2.

AMOUNT AND TERMS OF CREDIT

Section 2.01.     Commitments of the Lenders; Loans.

(a)            (i) Revolving Commitments. Each Revolving Lender, severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions set forth herein, to make revolving credit loans denominated in Dollars (each a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09(a) or Section 2.09(i)) in such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. At no time shall the sum of the then Total Revolving Extensions of Credit exceed the Total Revolving Commitments.

(ii)       ~~(ii)~~ Term Loan Commitments. Each Term Lender severally, and not jointly with the other Term Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make a term loan denominated in Dollars (each, an “Initial Term Loan” and collectively the “Initial Term Loans”) to the Borrower on the Closing Date in an aggregate principal amount equal to the Term Loan Commitment of such Term Lender on the Closing Date, which Initial Term Loans shall constitute Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Each Term Lender’s Term Loan Commitment shall terminate automatically and without further action on the Closing Date after giving effect to the funding by such Term Lender of the Initial Term Loans to be made by it on such date and permanently be reduced to $0 upon the funding of the Commitment on the Closing Date.

(iii)       Amendment No. 1 Incremental Term Loan Commitments. Each Amendment No. 1 Incremental Term Lender agrees, upon the terms and subject to the conditions set forth herein and in Amendment No. 1, to make the Amendment No. 1 Incremental Term Loans denominated in Dollars to the Borrower on the Amendment No. 1 Effective Date in an aggregate principal amount equal to the Amendment No. 1 Incremental Term Loan Commitment on the Amendment No. 1 Effective Date, which Amendment No. 1 Incremental Term Loans shall constitute Initial Term Loans for all purposes of this Agreement and shall be repaid in accordance with the provisions of this Agreement. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Each Amendment No. 1 Incremental Term Lender’s Amendment No. 1 Incremental Term Loan Commitment shall terminate automatically and without further action on the Amendment No. 1 Effective Date after giving effect to the funding by such Amendment No. 1 Incremental Term Lender of the Amendment No. 1 Incremental Term Loans to be made by it on such date and permanently be reduced to $0 upon the funding of the Commitment on the Amendment No. 1 Effective Date.

(b)            Each Borrowing of a Loan shall be made from the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

(c)            [Reserved].

(d)            Amount of Borrowing. Each Borrowing shall be in an aggregate amount that is in an integral multiple of $1.0 million and not less than $1.0 million; provided that a Borrowing may be in an aggregate amount that is equal to the entire Unused Total Revolving Commitments.

Section 2.02.     Requests for Loans.

Unless otherwise agreed to by the Administrative Agent with respect to the Term Loan Borrowing or Delta with respect to Revolving Borrowings, to request a Borrowing, the Borrower shall notify the Administrative Agent (and Delta with respect to any Revolving Borrowings) of such request by delivering a Loan Request not later than 5:00 p.m., New York City time, two (2) Business Days before the date of the proposed Borrowing (or such later time as may be consented to by the Term Lenders or the Revolving Lenders, as applicable). Each such Loan Request shall be irrevocable and shall be signed by the Financial Officer of the Borrower. Each such Loan Request shall specify the following information in compliance with Section 2.01:

(i)            the Class of Loans;

(ii)            the aggregate amount of the requested Loan (which shall comply with Section 2.01(d)); and

(iii)            the date of such Loan, which shall be a Business Day.

Promptly following receipt of the Loan Request in accordance with this Section 2.02, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Loan.

Section 2.03.          Funding of Loans.

(a)            Each Lender shall make each Loan required to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 12:00 p.m., New York City time, or such other time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Revolving Loans may be made by the Revolving Lenders directly to the Borrower to the extent feasible and approved by the Revolving Lenders. Upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent will make the Loans available to the Borrower by promptly crediting the proceeds so received, in like funds, to an account designated by the Borrower in the applicable borrowing notice.

(b)            Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid and (y) if such amount was previously repaid by the Borrower, the Administrative Agent shall promptly make a corresponding amount available to the Borrower.

Section 2.04.          [Reserved].

Section 2.05.          [Reserved].

Section 2.06.          Interest on Loans.

(a)            Subject to the provisions of Section 2.07, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Applicable Rate.

(b)            Accrued interest on each Loan (including pursuant to Section 2.07) shall be payable in arrears and, subject to the last paragraph of this Section 2.06(b), only in kind (“PIK” and such interest “PIK Interest”) at all times, and shall be capitalized to the principal amount of the relevant Loans on each Interest Payment Date and interest shall compound on PIK Interest previously capitalized to principal (it being understood and agreed that the capitalization of PIK Interest to the principal amount of the Revolving Credit Facility shall not constitute a Revolving Extension of Credit or reduce the total outstanding Revolving Commitment of the Revolving Lenders); provided that (i) in the event of any repayment or prepayment of any Loan, accrued interest as of the date of such repayment or prepayment that has not yet been capitalized to the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment, (ii) upon the termination of the Revolving Commitments under Section 7.02(a), accrued interest on the Revolving Loans shall be payable in cash and on demand unless the Revolving Lenders consent to PIK Interest. All payments of PIK Interest hereunder shall be deemed to occur automatically on the applicable Interest Payment Date, and the Administrative Agent shall update the Register to reflect each such payment of PIK Interest and the allocation thereof among the applicable Lenders; provided that any delay or failure by the Administrative Agent to so update the Register shall not be construed as non-payment of such PIK Interest.

46

Following the redemption in full of the outstanding EETC Obligations or the maturity thereof, the Borrower may elect to make interest payments (or some portion thereof) occurring on or following the date of such redemption in full or maturity on the Loans in cash on any Interest Payment Date; provided that any such election will apply to all Loans ratably.

(c)            Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Maturity Date with respect to such Loans and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid).

Section 2.07.          Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay interest, to the extent permitted by law, on all unpaid and overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, a per annum rate equal to the Alternate Base Rate plus 2.0%.

Section 2.08.          Repayment of Loans; Evidence of Debt.

(a)            [Reserved].

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.

(d)            The entries made in the accounts maintained pursuant to Section 2.08(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

47

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note, substantially in the form attached hereto as Exhibit D (a “Promissory Note”). In such event, the Borrower shall as promptly as reasonably possible execute and deliver to such Lender a Promissory Note payable to such Lender (or its permitted assigns). Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

Section 2.09.          Mandatory Prepayment of Loans.

(a)            Within five (5) Business Days of receipt by the Borrower or any of its Subsidiaries of any Net Proceeds from the incurrence of any Indebtedness of the Borrower or such Subsidiary not permitted to be incurred pursuant to Section 6.02, the Borrower shall deposit an amount equal to 100% of such Net Proceeds into a Controlled Account to be applied (to the extent not otherwise applied pursuant to the immediately succeeding proviso) to repay the Term Loans; provided that, subject to Section 2.09(e), the Borrower may use a portion of the Net Proceeds to prepay or repurchase any other Indebtedness permitted hereunder to the extent that the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with such Net Proceeds, in each case in an amount not to exceed the product of (1) such Net Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding amount of Term Loans and such other Indebtedness.

(b)            Within five (5) Business Days after the receipt by the Borrower or any Subsidiary of any Net Proceeds from (1) a Disposition of any assets or other property (other than a Permitted Disposition), or (2) a Recovery Event in respect of any assets or other property, in each case, the Borrower or such Subsidiary shall apply the Prepayment Percentage of such Net Proceeds to repay the Term Loans (provided that (i) the Borrower shall prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Term Loans (and to permanently reduce commitments with respect thereto) to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with such Net Proceeds, in each case in an amount not to exceed the product of (1) such Net Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding amount of Term Loans and such other Indebtedness) and (ii) notwithstanding anything to the contrary contained in this Section 2.09(b), the amount of any prepayment required under this Section 2.09(b) with respect to assets or other property that the EETC Secured Parties have a senior Lien on shall be reduced by the aggregate principal amount of the EETC Obligations prepaid and any additional premiums paid in connection therewith as required under the EETC Documentation from the proceeds of such sale.

Notwithstanding any other provisions of this Section 2.09(b), (A) to the extent any or all of the Net Proceeds of any Disposition by a Subsidiary or the Net Proceeds of a Recovery Event received by a Subsidiary are prohibited or delayed by (x) any contractual restriction permitted by this Agreement or (y) any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or if the Borrower and the Lead Lenders have determined in good faith that repatriation of any such amount to the United States would have material adverse tax consequences (including a material acceleration of the point in time when such earnings would otherwise be taxed) with respect to such amount, the portion of such Net Proceeds so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section 2.09(b) but may be retained by the applicable Subsidiary so long, but only so long, as the applicable contractual restriction or local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Proceeds is permitted under the applicable contractual agreement or local law or Borrower determines in good faith such repatriation would no longer have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.09(b).

48

(c)            [reserved].

(d)            Amounts required to be applied to the prepayment of Loans pursuant to Section 2.09(a), (b) and (c) shall be applied in accordance with Section 2.14(e)(ii). Term Loans prepaid pursuant to this Section 2.09 may not be reborrowed.

(e)            To the extent the holders of Indebtedness that is pari passu or senior in right of payment and/or security with the Term Loans decline to have such Indebtedness repurchased, repaid or prepaid with any such Net Proceeds, the declined amount of such Net Proceeds shall promptly (and, in any event, within 10 Business Days after the date of such rejection) be applied to prepay Term Loans in accordance with the terms hereof (to the extent such Net Proceeds would otherwise have been required to be applied if such other pari passu or senior Indebtedness was not then outstanding). Each Term Lender shall have the right to decline any mandatory prepayment, and the amount of such declined prepayment shall be offered to the other Term Lenders on a pro rata basis.

(f)            If at any time the Total Revolving Extensions of Credit for any reason exceed the Total Revolving Commitment at such time, the Borrower shall prepay the Revolving Loans in an amount sufficient to eliminate such excess.

(g)            During the Revolving Availability Period, if on the last Business Day of any calendar week the Unrestricted Cash Amount is greater than $100 million the Borrower shall prepay any outstanding Revolving Loans within two Business Days such that after giving effect to such prepayment either the Unrestricted Cash Amount is less than or equal to $100 million or the aggregate Revolving Loans have been paid in full. Following the Revolving Availability Period, if on the last Business Day of any calendar week the Unrestricted Cash Amount is greater than $125 million and Consolidated Cash Flow has been positive for any fiscal quarter since the Closing Date, the Borrower shall repay any outstanding Revolving Loans within two Business Days such that after giving effect to such repayment either the Unrestricted Cash Amount is less than or equal to $125 million or the aggregate Revolving Loans have been paid in full.

(h)            On the Revolving Facility Termination Date, the Revolving Commitments shall be terminated in full and the Borrower shall repay the Revolving Loans then outstanding in full.

(i)            All prepayments under this Section 2.09 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid fees.

(j)            Notwithstanding the foregoing, no mandatory prepayment pursuant to this Section 2.09 (other than with respect to clauses (f), (g) and (h) of this Section 2.09) will be required to be made to the extent that, after giving effect to such prepayment, the Weighted Average Life to Maturity of the Term Loans would be less than the Weighted Average Life (as defined in each Indenture pursuant to and as defined in the EETC Documentation) of the principal with respect to the EETC Obligations (to the extent outstanding as of the date of such prepayment) or, if after giving effect thereto, the Borrower and its Subsidiaries would have less than $75 million in the aggregate of available cash and Cash Equivalents (including amounts held in deposit in the Cash Reserve Account (as defined in the EETC Intercreditor Agreement) (the “EETC Prepayment Condition”).

49

Section 2.10.          Optional Prepayment of Loans; Optional Termination or Reduction of Revolving Commitments.

(a)            The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, without premium or penalty (except as set forth in Section 2.10(c)) upon (A) telephonic notice (followed promptly by written or facsimile notice or notice by electronic mail) to the Administrative Agent or, with respect to a prepayment of any Revolving Loan, to Delta (B) written or facsimile notice (or notice by electronic mail) to the Administrative Agent or, with respect to a prepayment of any Revolving Loan, to Delta, in any case received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $1.0 million and in integral multiples of $1.0 million and (B) no partial prepayment of a Loan shall result in the aggregate principal amount of such Loans remaining outstanding being less than $1.0 million.

(b)            Any prepayments under Section 2.10(a) shall be applied, at the option of the Borrower, to prepay the outstanding Loans of the Lenders (and, if applicable, without any reduction in the Total Revolving Commitments) until all Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.10(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees. Term Loans prepaid pursuant to Section 2.10(a) may not be reborrowed.

(c)            Each prepayment (whether before or after (i) the occurrence of a Default or Event of Default or (ii) the commencement of any proceeding under the Bankruptcy Code involving any Loan Party or Subsidiary thereof, and notwithstanding any acceleration (for any reason) of the Obligations (and the entire outstanding principal amount of the Initial Term Loans shall be deemed to have been prepaid on the date of any such acceleration, and the term “prepayment” for the purposes of this Section 2.10(c) shall include, without limitation, any amendment, amendment and restatement, waiver or other modification to this Agreement that reduces the all-in yield of the Initial Term Loans or that reduces or modifies the premium referred to below in a manner that is adverse to the Lenders holding the Initial Term Loans, and any replacement of a non-consenting Lender pursuant to Section 2.15(b) in connection with any such amendment or modification)) of the Initial Term Loans pursuant to Section 2.09(a) or Section 2.10(a) shall be accompanied by a premium equal to (a) if such prepayment or assignment is made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Initial Term Loans so prepaid or assigned or (b) if such prepayment or assignment is made on or after the first anniversary of the Closing Date, 0.00% of the principal amount of the Initial Term Loans so prepaid or assigned.

(d)            Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and the Class of Loans, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that, notwithstanding anything to the contrary, any notice of prepayment under this Section 2.10(d) may state that such notice is conditional upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by the Borrower (by written notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

50

(e)            Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Revolving Lenders and the Administrative Agent, the Borrower may (with the consent of the Lead Lenders) at any time in whole permanently terminate a Total Revolving Commitment, or from time to time in part permanently reduce the Unused Total Revolving Commitment; provided that each such notice shall be revocable at any time prior to such reduction or termination, as the case may be, or to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment shall be in the principal amount not less than $1 million and in an integral multiple of $1 million. Simultaneously with each reduction or termination of the Revolving Commitment. Any reduction of the Unused Total Revolving Commitment pursuant to this Section 2.10(e) shall be applied to reduce the Revolving Commitment of each Revolving Lender on a pro rata basis.

(f)            Notwithstanding the foregoing, no voluntary prepayment of the Term Loan Facility shall be permitted unless prior thereto the outstanding EETC Obligations have been paid in full (including any applicable prepayment premium with respect to such EETC Obligations) or unless the applicable lenders under the EETC otherwise consent to such voluntary prepayment.

Section 2.11.          Increased Costs.

(a)            If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)            impose on any Lender any other condition, cost or expense or subject any Lender to any liability in respect of any Taxes (other than: (A) Excluded Taxes, Indemnified Taxes, Other Taxes or to the extent any increase or reduction is compensated for by Section 2.13(m) (VAT) (or would have been so compensated but was not so compensated because any of the exceptions set out therein applied) or (B) to the extent any increase or reduction is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, any Bank Levy)) imposed on or with respect to any payment made on any Loan under this Agreement;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to such Lender (without duplication of any other amounts to such Lender under this Agreement or any other Loan Document) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)            If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts, in each case as documented by such Lender to the Borrower as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.13, this Section 2.11(b) shall not apply to Taxes.

51

(c)            Solely to the extent arising from a Change in Law, the Borrower shall pay to each Lender as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in or Section 2.11 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due; provided, however, that any determination by a Lender of amounts owed pursuant to this Section 2.11 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice. The Borrower shall pay such Lender the amount due within fifteen (15) days after receipt of such certificate.

(e)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

(f)            The Borrower shall not be required to make payments under this Section 2.11 to any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally or (B) the claim arises out of a voluntary relocation by such Lender of its applicable lending office (it being understood that any such relocation effected pursuant to Section 2.14 is not “voluntary”).

52

Section 2.12.          [Reserved].

Section 2.13.          Taxes.

(a)            Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Law. If the Borrower, Guarantor or any other applicable Withholding Agent shall be required by any Laws (as determined in good faith by the applicable Withholding Agent) to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender; then (i) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the applicable Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions or withholdings for any Indemnified Taxes or Other Taxes (including deductions or withholdings for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.13), the Administrative Agent, Lender or any other recipient of such payments (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall be entitled to make such deductions or withholdings and (iii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

(b)            In addition, the Borrower or the Guarantors, as applicable, shall timely pay any Other Taxes (except any such Taxes or portions thereof that have been paid or will be paid under Section 2.13(a)) to the relevant Governmental Authority in accordance with applicable law, or at the option and upon written demand of the Administrative Agent, timely reimburse it for the payment of any such Taxes (except any such Taxes or portions thereof that have been paid or will be paid under Section 2.13(a)) made on behalf of the Borrower or the Guarantors, as applicable, to the extent permitted by applicable law.

(c)            [Reserved].

(d)            [Reserved].

(e)            The Borrower or the Guarantors, as applicable, shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f)            As soon as practicable after any payment of Taxes by the Borrower or the Guarantors to a Governmental Authority pursuant to this Section 2.13, the Borrower or the Guarantors, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

53

(g)            Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower or the Guarantors) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, actual out-of-pocket costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(h)            Any Tax Indemnitee that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Borrower or the Administrative Agent, such information or properly completed and executed documentation prescribed by applicable law or requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided that a Lender shall not be required to provide such information complete, execute or deliver any documentation pursuant to this Section 2.13(h) (for the avoidance of doubt, other than documentation set forth in Section 2.13(i)(i), (i)(ii), or (j)) if in such Lender’s sole discretion exercised in good faith such provision of information, completion, execution or delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)            United States Person – Tax Indemnitee

(i)            Any Tax Indemnitee that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Tax Indemnitee becomes a party to this Agreement or any other Loan Document (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Tax Indemnitee, certifying that such Tax Indemnitee is entitled to an exemption from United States backup withholding tax.

(ii)            Any Tax Indemnitee that is not a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Tax Indemnitee becomes a party to this Agreement or any other Loan Document (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of whichever of the following is applicable:

(1)            in the case of a Tax Indemnitee claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

54

(2)            executed copies of Internal Revenue Service Form W-8ECI;

(3)            in the case of a Tax Indemnitee claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Tax Indemnitee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W 8BEN-E;

(4)            to the extent a Tax Indemnitee is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Tax Indemnitee is a partnership and one or more direct or indirect partners of such Tax Indemnitee are claiming the portfolio interest exemption, such Tax Indemnitee may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or

(5)            in the case of the Administrative Agent, if applicable, two executed copies of Internal Revenue Service Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account, and (B) two executed copies of Internal Revenue Service Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower and the Guarantors to be treated as a United States person with respect to such payments (and the Borrower, the Guarantors and the Administrative Agent agree to so treat the Agent as a United States person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).

(iii)            Any Tax Indemnitee that is not a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so, deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Tax Indemnitee becomes a party to this Agreement or any other Loan Document (and from time to time thereafter when the previously delivered forms expire, or upon request of the Borrower or the Administrative Agent), any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in any withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

55

(j)            If a payment made to a Tax Indemnitee under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Tax Indemnitee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Tax Indemnitee shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Tax Indemnitee has or has not complied with such Tax Indemnitee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.13(j), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(k)            If a Tax Indemnitee determines, in its reasonable sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or any Guarantor or with respect to which the Borrower or any Guarantor has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Tax Indemnitee incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or any Guarantor, upon the request of the Tax Indemnitee, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee in the event the Tax Indemnitee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(l), in no event will the Tax Indemnitee be required to pay any amount to the Borrower pursuant to this Section 2.13(l) if, and then only to the extent, the payment of such amount would place such Tax Indemnitee in a less favorable net after-Tax position than the Tax Indemnitee would have been in if the Tax indemnification payments or additional amounts under this Section 2.13 giving rise to such refund had never been paid. This Section shall not be construed to require the Tax Indemnitee to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(l)            Each of the Loan Parties, the Lenders and the Administrative Agent (a) agree to treat the Loans as indebtedness for U.S. federal income tax purposes and (b) agree not to take any action or file any Tax Return or any other report or declaration relating to Taxes inconsistent herewith except as required pursuant to a “final determination” within the meaning of Section 1313(a) of the Code.

(m)          VAT.

(i)            All amounts expressed to be payable under a Loan Document by any party to a Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies and accordingly, subject to sub-clause (ii) below, if VAT is or becomes chargeable on any supply or supplies made by any Lender to any party in connection with a Loan Document and such Lender is required to account to the relevant tax authority for the VAT, that party must pay to such Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of that VAT (and such Lender must promptly provide an appropriate VAT invoice to that party).

56

(ii)            If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(1)            where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)            Where a Loan Document requires any party to reimburse or indemnify a Lender for any costs or expenses, that party shall reimburse or indemnify (as the case may be) the Lender against any VAT incurred by the Lender in respect of the costs or expenses, to the extent that the Lender reasonably determines that it is not entitled to credit or receive repayment in respect of the VAT from the relevant tax authority.

(iv)            Any reference in this paragraph (m) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) (including, for the avoidance of doubt, in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)            In relation to any supply made by a Lender or Agent to any party under a Loan Document, if reasonably requested by such Lender or Agent, that party must promptly provide such Lender or Agent with details of that party’s VAT registration reasonably requested in connection with such Lender’s or Agent’s VAT reporting requirements in relation to such supply.

(n)            Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

57

Section 2.14.           Payments Generally; Pro Rata Treatment.

(a)            The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.11 or Section 2.12, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent pursuant to wire instructions to be provided by the Administrative Agent, except that payments pursuant to Sections 2.11 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension). All payments hereunder shall be made in U.S. Dollars.

(b)            Application of Payment Amounts. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder or with respect to all repayments after acceleration or an exercise of remedies from the proceeds of the Collateral, such funds shall be applied, in all cases consistent with the EETC Intercreditor, (i) first, towards payment of Fees and expenses then due under Sections 2.15 and 10.04 payable to the Lenders, Administrative Agent and the Collateral Agent, in their respective capacities as such, (ii) second, towards payment of Fees and expenses then due under Section 2.17, Section 2.18, and Section 10.04 payable to the Lenders and towards payment of interest then due on account of the Loans, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of principal of the Loans then due hereunder and any fees under Section 2.10, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)            [Reserved].

(e)            Pro Rata Treatment. (i) Each payment by the Borrower in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)            Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Class of Loans shall be made pro rata according to the respective outstanding principal amounts of such Class of Loans then held by the applicable Lenders.

58

Section 2.15.          Mitigation Obligations; Replacement of Lenders.

(a)            Mitigation of Obligations. If the Borrower are required to pay any additional amount to any Lender under Section 2.11 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.15 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13.

(b)            Replacement of Lenders. If, after the Closing Date, (i) any Lender requests compensation under Section 2.11, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or (iii) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders and which, in each case, has been consented to by the Required Lenders, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent and with the consent of the Lead Lenders, (i) terminate such Lender’s Revolving Commitment (if applicable), prepay such Lender’s outstanding Loans or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrower; provided that (A) (w) in the case of any such assignment resulting from a claim for compensation under Section 2.11(a) or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter, (x) such assignment shall not conflict with any applicable legal requirement, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, Delta), which consent shall not unreasonably be withheld or delayed and (z) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrower (in the case of all other amounts) and (B) if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.13, as the case may be, or if such Lender shall waive its right to claim further compensation under to Section 2.11(a) in respect of such circumstances, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Any Lender being replaced pursuant to this Section 2.15(b) shall execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitment or Loans; provided that, an assignment contemplated by this Section 2.15(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.15(b), so long as the other actions specified in this Section 2.15(b) shall have been taken.

59

Section 2.16.          Certain Fees. The Borrower shall pay to the Administrative Agent the fees set forth in that certain Administrative Agent Fee Letter.

Section 2.17.          [Reserved].

Section 2.18.          Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in each Fee Letter. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.19.          Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Collateral Agent, each Local Collateral Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than escrow, trust, and tax accounts) at any time held and other indebtedness (including obligations owing under any derivatives positions) at any time owing by the Administrative Agent, the Collateral Agent, each such Local Collateral Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent, the Collateral Agent, each such Local Collateral Agent or such Lender shall have made any demand under any Loan Document. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and application made by such Lender (or any of its banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and applicable made by such Person, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, the Administrative Agent, the Collateral Agent and each Local Collateral Agent under this Section 2.19 are in addition to other rights and remedies which such Lender and the Administrative Agent, the Collateral Agent and each Local Collateral Agent may have upon the occurrence and during the continuance of any Event of Default.

Section 2.20.          Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether on the Maturity Date, by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate Payment in Full of such Obligations.

Section 2.21.          [Reserved].

Section 2.22.          Increase in Term Loans.

(a)           Borrower Request. Borrower may by written notice to the Administrative Agent and consent of the Lead Lenders request the establishment of one or more new Term Loan Commitments (each, an “Incremental Term Loan Commitment”) by an amount not less than $10.0 million individually (or such lower amount agreed to by the Lead Lenders) and, in the aggregate for all such requests, not to exceed $50.0 million (it being understood and agreed, for the avoidance of doubt, that (x) such amount shall not be increased by the amount of any prepayment or repayment of the Term Loans and (y) such amount shall be reduced to the extent of the Term Loans incurred pursuant to Amendment No. 1). Any such notice shall specify (i) the date (each, an “Increase Effective Date”) on which Borrower proposes that the Incremental Term Loan Commitments shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter time as agreed by the Borrower and the Lead Lenders), (ii) the proposed size and terms of such Incremental Term Loan Commitments and (iii) offer each Lender the opportunity to subscribe for its pro rata share of the Incremental Term Loan Commitments. If any portion of the Incremental Term Loan Commitments offered to the Lenders as contemplated in the immediately preceding sentence is not subscribed for by the Lenders within five (5) Business Days of receipt of such notice (or such shorter time as agreed by the Borrower and the Lead Lenders), the Borrower may, with the consent of the Lead Lenders as to any bank, financial institution or other entity that is not at such time a Lender, offer to any existing Lender or to one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of such unsubscribed portion of the Incremental Term Loan Commitments, in each case as consented to by the Lead Lenders. Any existing Lender approached to provide all or a portion of the Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment.

60

(b)            Conditions. The increased or new Commitments shall become effective, as of such Increase Effective Date; provided that:

(i)             each of the conditions set forth in Section 4.02 shall be satisfied on or prior to such Increase Effective Date;

(ii)            no Event of Default shall have occurred and be continuing or would result from giving effect to the increased or new Commitments on, or the making of any new Loans on, such Increase Effective Date; and

(iii)           Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)            Terms of New Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:

(i)            terms and provisions with respect to interest rates, maturity date and amortization schedule of Loans made pursuant to any Incremental Term Loan Commitments (“Incremental Term Loans”) shall be as agreed upon among the Borrower, the Lead Lenders and the applicable Lenders providing such Loans (it being understood that the Incremental Term Loans may be part of the Initial Term Loans or any other Class of Term Loans); provided that any such maturity date will comply with the EETC Prepayment Condition.

(ii)            the Weighted Average Life to Maturity of any Term Loans made pursuant to Incremental Term Loan Commitments shall be no shorter than the Weighted Average Life to Maturity of the Class of existing Term Loans having the shortest Weighted Average Life to Maturity at such time, and shall be no less than the Weighted Average Life to Maturity of the principal with respect to the EETC Obligations, and the EETC Prepayment Condition shall be satisfied.

(iii)            the interest rate margins for the new Incremental Term Loans shall be determined by the Borrower and the applicable Lenders providing such Loans; provided, however, that the all-in yield for such new Incremental Term Loans that shall not be greater than the all-in yield with respect to any existing Term Loans plus 50 basis points unless the interest rate margins with respect to the applicable existing Term Loans are increased by an amount equal to (x) the excess of the all-in yield with respect to such Incremental Term Loans over the corresponding all-in yield on the respective applicable existing Term Loans minus (y) 50 basis points; provided that in determining the excess of the all-in yield between the Incremental Term Loans and the applicable existing Term Loans for purposes of the foregoing clause (x), (1) original issue discount or upfront or similar fees (collectively, “OID”) payable by the Borrower to the Lenders for the existing Term Loans or the Incremental Term Loans in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (2) any amendments to the interest rate margin on any existing Term Loans that became effective subsequent to the Closing Date but prior to the effective time of the Incremental Term Loans shall also be included in such calculations, (3) customary arrangement, structuring, underwriting and commitment fees payable to the any arrangers (or any of their respective Affiliates) shall be excluded and (4) if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the existing Term Loans (if any), such excess amount shall be equated to interest rate margins for purposes of determining whether an increase in the interest rate margins for the existing Term Loans shall be required under this Section 2.22(c)(iii) to the extent an increase in the interest rate floor in the existing Term Loans would cause an increase in the interest rate margins, and in such case the interest rate floor (but not the Applicable Margin) applicable to the existing Term Loans shall be increased by such increased amount;

61

(iv)            the Incremental Term Loans shall be (x) secured solely by the Collateral and on a pari passu basis with the Initial Term Loans and (y) incurred and Guaranteed solely by Loan Parties; and

(v)            to the extent that the terms and provisions of Incremental Term Loans are not identical to an outstanding Class of Term Loans (except to the extent permitted by clauses (i), (ii) and (iii) above), such terms and conditions will either be (1) substantially identical to, or, taken as a whole, less favorable to the Lenders providing such Incremental Term Loans than the Term Loans in existence immediately prior to the incurrence of such Incremental Term Loans, provided that, the terms and conditions applicable to such Incremental Term Loans may provide for any additional or different financial or other covenants or other provisions that are agreed between Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect immediately prior to the incurrence of such Incremental Term Loans or (2) otherwise reasonably satisfactory to the Administrative Agent.

The increased or new Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased or new Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders not making such increased or new Commitment, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.22. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to any Incremental Term Loans that are Term Loans made pursuant to this Agreement.

(d)            Making of New Term Loans. On any Increase Effective Date on which one or more Incremental Term Loan Commitments becomes effective, subject to the satisfaction of the foregoing terms and conditions, each Lender of such Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment.

(e)            Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.22 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents.

62

Section 2.23.          Extension of Term Loans.

(a)            Extension of Term Loans. Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”), made from time to time by the Borrower to all Term Lenders holding Term Loans with like maturity date, on a pro rata basis (based on the aggregate Term Loans with like maturity date) and on the same terms to each such Term Lender, the Borrower is hereby permitted (with the consent of the Lead Lenders) to consummate from time to time transactions with individual Term Lenders that accept the terms contained in such Term Loan Extension Offers to extend the scheduled maturity date with respect to all or a portion of any outstanding principal amount of such Term Lender’s Term Loans and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such Term Loan Commitments) (each, a “Term Loan Extension”, and each group of Term Loans, as so extended, as well as the original Term Loans not so extended, being a “tranche of Term Loans”, and any Extended Term Loan shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied:

(i)             no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of a Term Loan Extension Offer is delivered to the applicable Term Lenders (the “Term Loan Extension Offer Date”);

(ii)            except as to interest rates, fees, scheduled amortization payments of principal and final maturity (which shall be as set forth in the relevant Term Loan Extension Offer), the Term Loan of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loan extended pursuant to an Extension Amendment (an “Extended Term Loan”), shall be a Term Loan with the same terms as the original Term Loans; provided that (1) the permanent repayment of Extended Term Loans after the applicable Term Loan Extension shall be made on a pro rata basis with all other Term Loans, except that the Borrower shall be permitted to permanently repay any such tranche of Term Loans on a better than a pro rata basis as compared to any other tranche of Term Loans with a later maturity date than such tranche of Term Loans, (2) assignments and participations of Extended Term Loans shall be governed by the same assignment and participation provisions applicable to Term Loans, (3) the relevant Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of such Extension Amendment (immediately prior to the establishment of such Extended Term Loans), (4) Extended Term Loans may have call protection as may be agreed by the Borrower and the applicable Term Lenders of such Extended Term Loans, (5) no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier Maturity Date are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans and (6) at no time shall there be Term Loans hereunder (including Extended Term Loans and any original Term Loans) which have more than five different maturity dates;

(iii)           all documentation in respect of such Term Loan Extension shall be consistent with the foregoing; and

(iv)           any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Term Lender shall be obligated to accept any Term Loan Extension Offer.

63

(b)            Minimum Extension Condition. With respect to all Term Loan Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Term Loan Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.09 or Section 2.10 and (ii) each Term Loan Extension Offer shall specify the minimum amount of Term Loans to be tendered, which shall be a minimum amount approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Term Loan Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Term Loan Extension or any other transaction contemplated by this Section 2.23.

(c)            Extension Amendment. The consent of the Administrative Agent shall be required to effectuate any Term Loan Extension, such consent not to be unreasonably withheld. No consent of any Lender shall be required to effectuate any Term Loan Extension, other than the consent of each Lender agreeing to such Term Loan Extension with respect to one or more of its Term Loans (or a portion thereof), as applicable. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.23.

(d)            In connection with any Term Loan Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Term Loan Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this.

Section 2.24.          Revolving Facility Maturity Extensions.

(a)            The Borrower may request upon at least fifteen (15) Business Days’ prior written notice to the Revolving Lenders and the Administrative Agent (or such shorter period of time as may be approved by the Revolving Lenders), and Delta in its sole and absolute discretion may agree, to (a) [reserved] or (b) extend the Scheduled Maturity Date with respect to the Revolving Credit Facility (which extended Scheduled Maturity Date may be inside the Scheduled Maturity Date with respect to the Term Loan Facility) or the Revolving Availability Period, in each case, on conditions required by Delta (which may include an increase in the interest rate).

(b)            The extended Revolving Credit Facility shall be effected by an amendment agreement executed by the Borrower, the Administrative Agent and each Revolving Lender making such extended Revolving Commitment, in form and substance satisfactory to each of them. Such amendment may, without the consent of any other Lenders not making such extended Revolving Commitment, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Loans and Revolving Commitments shall be deemed, unless the context otherwise requires, to include references to the loans and commitments under such amended Revolving Facility. This Section 2.24 shall supersede any provisions in Section 2.14 or Section 10.08 to the contrary.

64

Section 2.25.          Refinancing Amendment.

(a)            The Borrower, with the consent of the Lead Lenders, may refinance, replace or modify all or any portion of any tranche or tranches of the Loans then outstanding (the “Refinanced Term Loans”) with Permitted Refinancing Indebtedness (“Replacement Loans”) pursuant to a Refinancing Amendment; provided that:

(i)             the obligations in respect of such Replacement Loans shall be (1) Obligations under this Agreement and the other Loan Documents (and thus guaranteed on a pari passu basis with all the other Obligations under this Agreement and the other Loan Documents) and (2) secured by the Collateral but no other property (and secured on a pari passu basis with the Liens on the Collateral);

(ii)            such Replacement Loans may have such pricing (including interest, fees and premiums) and other economic terms as may be agreed by the Borrower and the Lenders thereof;

(iii)            such Replacement Loans, subject to clause (ii) above, will have terms and conditions that are either substantially identical to, or, taken as a whole, less favorable to the Lenders providing such Replacement Loans than the Refinanced Term Loans provided that the terms and conditions applicable to such Replacement Loans may provide for any additional or different financial or other covenants or other provisions that are agreed between Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect immediately prior to the incurrence of such Replacement Loans; and

(iv)            the proceeds of such Replacement Loans shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of the Refinanced Term Loans.

(b)            The effectiveness of any Refinancing Amendment shall be subject, to the extent reasonably requested by the Lead Lenders, receipt by the Administrative Agent of legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date under Section 4.01.

(c)            Upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Loans incurred pursuant thereto (including any amendments necessary to treat the Replacement Loans subject thereto as “Loans” and “Term Loans” or “Revolving Loans”, as applicable, and the Lenders providing such Replacement Loans as “Lenders”).

(d)            Any Refinancing Amendment may, without the consent of any other Lenders who are not providing Replacement Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Lead Lenders and the Borrower, to effect the provisions of this Section 2.25. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

65

(e)            This Section 2.25 shall supersede any provisions in Section 2.14 or Section 10.08 to the contrary.

(f)            For the avoidance of doubt, in connection with the repayment of any Refinanced Term Loans, the Lenders holding such Refinanced Term Loans shall be entitled to payment of any premium payable pursuant to Section 2.10(c) as if such Refinanced Term Loans had been prepaid pursuant to Section 2.10(c), other than to the extent such Lenders accept Replacement Loans in exchange for their Refinanced Term Loans.

Article 3.

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make Loans hereunder, the Borrower and each of the Guarantors represent and warrant as follows (it being understood that the representations and warranties at Sections 3.01, 3.03, 3.12 shall, in so far as they relate to any Non-U.S. Loan Party, be subject to the Legal Reservations, the Perfection Requirements and the Guaranty and Security Principles as set forth therein, and provided further that for any Non-U.S. Loan Party, such representations and warranties are limited solely to itself and it makes no representations or warranties with respect to any other party):

Section 3.01.          Organization and Authority. Borrower is a corporation duly organized and validly existing under the laws of Delaware. The Borrower and each of the Guarantors (a) (i) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and (ii) subject to the Legal Reservations, is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b)  has the requisite corporate, limited liability company or equivalent power and authority to effect the Transactions, to own or lease and operate its properties and to conduct their business as now or currently proposed to be conducted.

Section 3.02.          Air Carrier Status. Each Air Carrier Entity holds an air carrier operating certificate issued pursuant to Part 119 of the FAA Regulations to conduct on-demand operations in accordance with Part 135 of the FAA Regulations. Each Air Carrier Entity possess all material certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the conduct of their business and operations as currently conducted (the “Permits”), except to the extent that the failure to so obtain, declare or file would not have a Material Adverse Effect. Each Aircraft included in the Collateral is operated by a duly authorized and certificated air carrier in good standing under applicable law, which has complied with and satisfied all of the requirements of and is in good standing with the applicable Aviation Authority (to the extent such concept is applicable), and to otherwise lawfully operate, possess, use and maintain the applicable Aircraft.

Section 3.03.          Due Execution. The execution, delivery and performance by the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of the Borrower and each of the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws, limited liability company agreement or articles of association (or equivalent documentation) of the Borrower or the Guarantors, (ii) violate any applicable law (including, without limitation, the Exchange Act) or regulation (including, without limitation, Regulations T, U or X of the Federal Reserve Board), or any material order or decree of any court or Governmental Authority, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or any Guarantor or any of their properties, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any other Loan Party other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) does not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filings and consents contemplated by the Collateral Documents, (ii) approvals, consents and exemptions that have been obtained on or prior to the Closing Date and have not been modified in a manner that is materially adverse to the Lenders and in full force and effect, (iii) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (iv) routine reporting obligations. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by the Loan Parties party thereto. Each of this Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, subject to the Legal Reservations, is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

66

Section 3.04.          Statements Made. The written information furnished by or on behalf of the Borrower or any Guarantor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), taken as a whole as of the Closing Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward looking information the Borrower and the Guarantors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.05.          Financial Statements; Material Adverse Effect.

(a)            The audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2022 and the fiscal quarters ended March 31, 2023 and June 30, 2023 included in Borrower’s consolidated audited financial statements filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations, shareholder’s equity and cash flows of Borrower and its Subsidiaries on a consolidated basis as of such date and for such period.

(b)            Except as disclosed in the Borrower’s current reports on Form 8-K or any other public filings filed with the SEC prior to the Closing Date, since December 31, 2022, no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect has occurred.

Section 3.06.          Use of Proceeds. (a) The proceeds of the Loans made on the Closing Date shall be used by the Borrower (i) to repay the Existing Bridge Facility and to pay the Transaction Costs, (ii) to pay accrued and unpaid interest (including default interest) under the EETC Documentation, all due and payable principal payments under the EETC Documentation and reasonable and documented fees of counsel to the EETC Secured Parties and of any advisors to the EETC Secured Parties expressly required to be paid under the terms of the EETC Documentation and (iii) with respect to any remaining proceeds not applied pursuant to the foregoing clause (i), for working capital and general corporate purposes., and (b) the proceeds of the Amendment No. 1 Incremental Term Loans made on the Amendment No. 1 Effective Date shall be used by the Borrower (i) to pay the fees and expenses payable in connection with the transactions contemplated by Amendment No. 1 and (ii) for working capital and general corporate purposes. The proceeds of Loans made after the Closing Date shall be used by the Borrower for working capital and general corporate purposes.

67

Section 3.07.          Ownership of Subsidiaries. As of the Closing Date, each of the Persons listed on Schedule 3.07 is a Subsidiary (direct or indirect) of Borrower and the ownership of such Subsidiary is as set forth on such Schedule, and Borrower owns no other Subsidiaries, either directly or indirectly.

Section 3.08.          Litigation and Compliance with Laws.

(a)            There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or any Guarantor or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent, the Collateral Agent, the Local Collateral Agents or the Lenders thereunder or in connection with the Transactions.

(b)            Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property, including, without limitations regulation issued by the FAA.

Section 3.09.          Margin Regulations; Investment Company Act.

(a)            Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.

(b)            Neither the Borrower nor any Guarantor (i) is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended or (ii) otherwise is subject to any other regulatory requirement limiting its ability to incur a guarantee or Indebtedness or grant a security interest in its property to secure such guarantee or Indebtedness or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 3.10.          Ownership of Assets. Each Loan Party has (i) good, marketable and legal title to (in the case of fee or ownership interests in real or personal property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) except as could not reasonably be expected to have a Material Adverse Effect, good title to all properties and assets (in each case of the foregoing (i)-(iii), other than Intellectual Property, which is the subject of Section 3.11) owned by such Loan Party free and clear of all Liens other than Liens permitted under Section 6.05.

68

Section 3.11.          Intellectual Property; Data Protection.

(a)            Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each of their respective Subsidiaries owns, or has a valid and enforceable right, whether express or implied, to use, any and all Intellectual Property that is used or held for used in, or otherwise necessary for, the conduct of their respective businesses as currently conducted; (ii) no Adverse Proceeding is pending or threatened in writing against any Loan Party or any of its Subsidiaries (or, to the knowledge of any Loan Party, otherwise threatened) by any Person (1) challenging the right of any Loan Party or any of its Subsidiaries to use any Intellectual Property owned by such Loan Party or Subsidiary, (2) challenging the validity or enforceability of any Intellectual Property owned by or licensed to any Loan Party or any of its Subsidiaries or (3) claiming infringement, misappropriation or any other violation by any Loan Party or any of its Subsidiaries of any right in Intellectual Property of any Person, and (iii) the conduct and operation of the respective businesses of each Loan Party and its respective Subsidiaries (including the use of any Intellectual Property in connection therewith) does not infringe, misappropriate or otherwise violate any rights in Intellectual Property of any Person.

(b)            Except as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) to the best of any Loan Party’s knowledge, there has been no security breach, unauthorized disclosure or other compromise of, or unauthorized access to, any of the information technology assets, systems, networks, hardware, software, websites, applications, data or databases used by or on behalf of any Loan Party or Subsidiary thereof or any of their respective businesses, and (ii) each of the Loan Parties and each of their respective Subsidiaries is in compliance with, and has complied with, all Applicable Laws, policies, procedures and contractual obligations throughout the world applicable to it, in each case, relating to the privacy, security, collection, storage, use or processing of personal information or personal data.

Section 3.12.          Perfected Security Interests. The Collateral Documents, taken as a whole, subject to, in the case of any Non-U.S. Loan Party, the Legal Reservations, the Perfection Requirements and the Guaranty and Security Principles are effective to create in favor of the Collateral Agent or the Local Collateral Agents, as applicable, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or in law. At such time as (i) UCC financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (ii) the other requirements of the Collateral Documents have been taken as and when required therein (including applicable Intellectual Property filings in the United States Patent and Trademark Office and the United States Copyright Office or any filings required under the Collateral Documents with respect to Intellectual Property outside of the United States) and subject to Section 4.03 herein, the Collateral Agent or the Local Collateral Agent, as applicable, for the benefit of the Secured Parties, shall have a perfected security interest under the UCC and any similar or equivalent laws of any other jurisdiction required in the Collateral Documents in that portion of such Collateral to the extent that the Liens thereon may be perfected upon the taking of the actions described in clauses (i) and (ii) above, subject in each case only to Permitted Liens, and such security interest is (x) entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.12) and (y) of such priority as provided in the Junior Lien Intercreditor Agreement if applicable. Notwithstanding the foregoing, nothing in this Agreement or any other Collateral Documents shall require any Borrower or any of its Subsidiaries to (i) register or apply to register any intellectual property or (ii) enter into any source code escrow arrangement.

69

Section 3.13.          Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties and assets in localities where the applicable Loan Party operates, as are necessary to ensure that Uninsured Liabilities of such Loan Party are not reasonably likely to result in a Material Adverse Effect.

Section 3.14.          Payment of Taxes.

(a)            The Borrower and the Guarantors have timely filed or caused to be filed all material Tax Returns and reports required to have been filed by them and have paid or caused to be paid when due all material Taxes required to have been paid by them (whether or not shown on any Tax Return), taking into account any applicable extensions. All such Tax returns are true, complete and correct in all material respects.

(b)            There are no pending material audits or claims relating to the assessment or collection of Taxes with respect to the Borrower and the Guarantors or any unresolved questions or claims concerning the Tax liability of the Borrower and the Guarantors.

In any event, the Borrower and the Guarantors represent and warrant the above except to the extent that, in each case, (i) Taxes, if any, are being contested in good faith by appropriate proceedings and subject to (where applicable) maintenance of adequate reserves in accordance with GAAP, or (ii) any such Taxes, related liabilities, audits or claims could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (provided that for any Guarantor incorporated or tax resident in the United Kingdom, such representations and warranties are limited solely to itself and it makes no representations or warranties with respect to any other party).

Section 3.15.          Employee Matters.

(a)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties are not engaged in any unfair labor practice, and there is no (i) unfair labor practice charge or complaint pending against any Loan Party or, to the knowledge of the Loan Parties, threatened by or on behalf of any employees of the Loan Parties, (ii) material grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Loan Party or, to the knowledge of the Loan Parties, threatened against any Loan Party and (iii) strike, work stoppage or other labor dispute against any of the Loan Parties or, to the knowledge of the Loan Parties, threatened against any Loan Party, except where any such situation could not reasonably be expected to result in a Material Adverse Effect.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties are in compliance with all applicable laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification, wages, hours and occupational safety and health and employment practices.

(c)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Benefit Plan has been adopted and administered in accordance with its terms and complies with applicable law, (ii) there are no pending, or to the knowledge of the U.S. Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan and (iii) the present value of all accumulated benefit obligations under each Benefit Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Benefit Plan.

70

(d)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no Benefit Plan is subject to Title IV of ERISA and no U.S. Loan Party has any liability under Title IV of ERISA with respect to any employee benefit plan including on account of any ERISA Affiliate, and (ii) no U.S. Loan Party or any ERISA Affiliate has ever contributed to or been required to contribute to a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

(e)            With respect to each scheme or arrangement mandated by a government other than the United States (a “Non-U.S. Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or with respect to which any Loan Party has any liability, contingent or otherwise, including on account of any Subsidiary of such Loan Party, that is not subject to United States law (a “Non-U.S. Plan”) except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)            any employer and employee contributions required by law or by the terms of any Non-U.S. Government Scheme or Arrangement or any Non-U.S. Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)            the fair market value of the assets of each funded Non-U.S. Plan, the liability of each insurer for any Non-U.S. Plan funded through insurance or the book reserve established for any Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Non-U.S. Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)            each Non-U.S. Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

Section 3.16.          Sanctions; Anti-Corruption; Anti-Money Laundering Laws.

(a)            Neither Borrower nor any of its Subsidiaries or Affiliates, or their respective directors or officers, nor to their knowledge, their or their Affiliates’ employees or agents, has in the last five years, nor is now, engaged in any activity or conduct which would comprise a violation in any material respect of any applicable Anti-Corruption Laws, Sanctions, or Anti-Money Laundering Laws, regulations or rules in any applicable jurisdiction, and Borrower and its Subsidiaries have instituted and maintain in place policies and procedures reasonably designed to promote compliance with such laws, regulations and rules.

71

(b)            Neither Borrower nor any of its Subsidiaries or Affiliates, or their respective directors or officers, nor to their knowledge, their respective employees or agents is a Person that is the subject or target of any Sanctions, including a Person that is the subject or target of Sanctions as a result of (i) being listed on any list of persons subject to Sanctions, (ii) being located, organized or resident in a country or territory that is the subject of comprehensive Sanctions broadly prohibiting dealings with such country or territory (currently, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria) (each, a “Sanctioned Country”), (iii) being the government of Venezuela or (iv) being a Person that is 50% or more owned or controlled by any Person described in (i), (ii) or (iii) (a “Sanctioned Person”); provided that, in relation to any German Person (as defined in the definition of Sanctions below), only such Persons shall be included, which are listed in any Sanctions-related list of designated Persons maintained by the United Nations Security Council, the European Union, the United Kingdom or the German Bundesbank, the Federal Ministry of Economics and Energy (Bundesministerium fṻr Wirtschaft und Energie) or other competent authorities of the Federal Republic of Germany. “Sanctions” shall mean any economic or trade sanctions or embargos enacted, imposed, administered or enforced by the U.S. government, including those administered by OFAC and the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, the United Kingdom and/or any other applicable Governmental Authorities with jurisdiction over the conduct of a Person performing under this Agreement; provided that, in relation to any German Loan Party or any other Subsidiary incorporated in Germany or otherwise qualified as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Section 2 paragraph 15 German Foreign Trade Act (Auβenwirtschaftsgesetz), each a “German Person”, the definition of Sanctions is limited to all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, the United Kingdom and/or the German Bundesbank, the Federal Ministry of Economics and Energy (Bundesministerium fṻr Wirtschaft und Energie) or other component authorities of the Federal Republic of Germany.

(c)            None of the proceeds in connection with this Agreement will be used, lent, contributed, or otherwise made available, directly or indirectly, (i) to fund, finance or facilitate any activities or business of or with any Person that, at the time of such funding, financing or facilitation, is the subject or target of Sanctions, (ii) to fund, finance or facilitate any activities of or business in any Sanctioned Country, in each case of (i) and (ii), except to the extent permitted under Sanctions for a Person required to comply with Sanctions, or (iii) in any other manner that would result in a violation of Sanctions by any Person in connection with this Agreement (including any Person participating or acting in connection with the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Section 3.17.          [Reserved].

Section 3.18.          [Reserved].

Section 3.19.          Solvency. The Borrower (after giving effect to the Transactions) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Borrower has no information that would lead it to reasonably conclude that the Borrower would not, after giving effect to the Transactions, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Borrower’s financial statements for its most recent fiscal year end and interim quarterly financial statements have been prepared assuming the Borrower will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

72

Section 3.20.          Environmental Compliance.

(a)            Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties is in compliance with all applicable Environmental Laws and Environmental Permits.

(b)            There are no Environmental Claims pending or, to the knowledge of the Loan Parties, threatened, including any such Environmental Claims pending or threatened against the Loan Parties or any of their respective properties, in each case that are reasonably expected to have a Material Adverse Effect.

(c)            Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Borrower, there are no conditions or circumstances that are likely to result in any Environmental Liability or requirement for investigation or assessment or remedial or response action relating to any presence, actual or threatened Release or Use of Hazardous Materials at any site, location or operation to be imposed on, or asserted against, the Loan Parties.

Section 3.21.          No Default. No Default has occurred and is continuing under this Agreement or would result from the consummation of the Transactions or any transactions contemplated any other Loan Document.

Section 3.22.          Beneficial Ownership Certificate. As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 3.23.          Navigation Charges. To the best of Borrower’s knowledge, there are no navigation or landing fees and charges of an Airport Authority or applicable Aviation Authority or Non-U.S. Aviation Authority (including Eurocontrol and any applicable EU-ETS authority) outstanding in respect of the Aircraft or any Engine included in the Collateral as a result of which such Airport Authority or Aviation Authority or Non-U.S. Aviation Authority would be entitled to seize, arrest, detain or forfeit such Aircraft or Engine.

Article 4.

CONDITIONS OF LENDING

Section 4.01.          Conditions Precedent to Closing. This Agreement and the obligation of the Lenders to make Loans hereunder shall be subject to satisfaction of the following conditions precedent (unless waived in accordance with Section 10.08 by the Administrative Agent (acting at the direction of the Required Lenders; provided that, for the avoidance of doubt, with respect to any Revolving Loans, only Delta may waive any of the following conditions precedent)):

(a)            Executed Counterparts of the Loan Documents. The Administrative Agent shall have received duly executed copies of (i) this Agreement by (A) each of the Lenders, (B) each Loan Party and (C) each of the other parties party thereto and (ii) duly executed copies of each other Loan Document by each Loan Party and each of the other parties party thereto, other than those Loan Documents that are to be delivered after the Closing Date in accordance with Section 4.03.

73

(b)            Closing Date Material Adverse Effect. Except as disclosed in the Borrower’s current reports on Form 8-K or any other public filings filed with the SEC prior to the Closing Date, since December 31, 2022, no event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect has occurred.

(c)            Corporate Deliverables. The Administrative Agent shall have received from each Loan Party a certificate, executed by a Secretary or an Assistant Secretary or Director (or similar officer) of such Loan Party certifying that attached thereto: (i) is a true and complete copy of the resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings hereunder or shareholders (as required pursuant to applicable law) of such Loan Party (or a duly authorized committee thereof) authorizing (A) the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is party and any other documents required or contemplated hereunder or thereunder, and the granting of the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), and (B) in the case of the Borrower, the extensions of credit contemplated hereunder; (ii) is a true and complete copy of the formation documents and governing documents (or any document of similar import) of each Loan Party, and in the case of any entity organized in the United States, a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the charter documents on file in the office of such Secretary of State as in effect on the date of such certification; (iii) in respect of a U.S. Loan Party only, a certificate of good standing (or such other document of similar import) or letter confirming no outstanding fees or filings with respect to such Loan Party from the secretary of state (or comparable body), or the relevant companies’ registry of the jurisdiction in which such U.S. Loan Party is organized or incorporated, dated as of a recent date and (iv) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv));

(d)            Opinions of Counsel. The Administrative Agent shall have received customary legal opinions with respect to the New York law governed Loan Documents from (i) Kirkland & Ellis LLP, New York, Delaware and California counsel to the Loan Parties, (ii) Gordon Rees Scully Mansukhani, LLP, as special Wisconsin, Colorado and Kentucky, in each case in form and substance reasonably satisfactory the Lead Lenders and (iii) such other customary opinions with respect to the Collateral as reasonably requested by the Lead Lenders. Customary opinions with respect to foreign law governed Loan Documents will be delivered on the Closing Date or as set forth on Schedule 4.03, in each case in form and substance reasonably satisfactory to the Lead Lenders.

(e)            Officer’s Certificates. The Administrative Agent shall have received (i)(x) an Officer’s Certificate from Borrower, dated the Closing Date, certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Closing Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes an Event of Default and (ii) an Officer’s Certificate from the Borrower, dated the Closing Date, certifying compliance with the conditions set forth in this Section 4.01 as of the Closing Date, in form and substance reasonably acceptable to the Administrative Agent.

74

(f)            Lien Searches, Lien Perfection and Legal Opinion. (i) The Administrative Agent shall have received lien searches conducted in each jurisdiction of each U.S. Loan Party, reflecting the absence of Liens and encumbrances on the assets of the Loan Parties constituting Collateral, other than Permitted Liens, (ii) if applicable, priority search certificates for the applicable Aircraft Collateral reflecting the absence of registered International Interests on such Aircraft Collateral, (iii) the Administrative Agent shall have received evidence as it reasonably requires to demonstrate that upon the taking of the actions specified in Section 3.12 and Section 4.03, the Collateral Agent or the Local Collateral Agents, as applicable, shall hold perfected security interests in and Collateral Liens upon the Collateral and (iv) to the extent the Collateral Agent or Local Collateral Agent, as applicable, has entered into a security agreement covering the Aircraft Collateral registered by a Non-U.S. Aviation Authority, a legal opinion confirming that such Collateral Agent or Local Collateral Agent, as applicable, will not be subject to any taxes in such foreign jurisdiction nor will such Collateral Agent or Local Collateral Agent, as applicable, be required to register or be licensed or qualified in such foreign jurisdiction as a result of such security agreement and the execution, delivery and performance thereof and the other Loan Documents; provided that nothing herein shall require any Loan Party to take any actions not required under Section 3.12 and Section 4.03 with respect to the pledge and perfection of Collateral and in the case of any Non U.S. Loan Party, anything herein shall be subject to the Legal Reservations and in accordance with the Guaranty and Security Principles.

(g)            Consents. All material governmental and third party consents and approvals necessary in connection with the financing (including the granting and, subject to Sections 3.11 and 4.03, perfecting of the security interests with respect to the Collateral) listed on Schedule 4.01 shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.

(h)            Patriot Act; Beneficial Ownership Regulation. The Administrative Agent, each of the Lenders that have requested the same shall have received at least three days prior to the Closing Date all documentation and other information reasonably requested in writing by them at least eight Business Days prior to the Closing Date that they shall have reasonably determined is required by the applicable regulatory authorities to comply with applicable “know your customer” and Anti-Money Laundering Laws, rules and regulations, including the USA PATRIOT Act and applicable “beneficial ownership” rules and regulations, including a Beneficial Ownership Certification in relation to the Borrower.

(i)            Payment of Fees and Expenses. The Administrative Agent, the Collateral Agent, and the Lenders shall have received all compensation (to the extent due), transaction costs, expenses (including, without limitation, reasonable documented legal and financial advisor fees) required to be paid on or prior to the Closing Date as set forth in the Fee Letters and all reasonable, documented and invoiced out-of-pocket expenses incurred by counsel to the Lenders solely in connection with the preparation, negotiation and execution of the Loan Documents for which invoices have been presented prior to the Closing Date.

(j)            Insurance Coverage; Possessory Collateral. Subject to Section 4.03, the Collateral Agent shall have received, to the extent obtainable by the Borrower prior to the Closing Date after evidence of the use of commercially reasonable efforts, evidence of all primary liability and property insurance coverages of the Loan Parties and any Possessory Collateral.

(k)            Funds Flow Direction Letter. Borrower shall have executed and delivered a Funds Flow Direction Letter to the Administrative Agent to the extent requested by the Administrative Agent.

75

(l)            Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Closing Date shall be true and correct in all material respects on and as of the Closing Date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to the Transactions and provided further that in the case of any Non-U.S. Guarantor, each representation and warranty shall be subject to the Legal Reservations, Perfection Requirements and the Guaranty and Security Principles as set out in Article 3.

(m)            Payoff of Existing Bridge Facility. The Administrative Agent shall have received evidence reasonably satisfactory to it that, upon the making of the Initial Term Loans on the Closing Date (and after giving effect to the application of the proceeds thereof), the principal amount of and accrued interest on all outstanding loans, and all other amounts due and payable, under the Existing Bridge Facility shall have been paid, discharged or otherwise satisfied in full and that such Existing Bridge Facility shall be terminated, subject to the survival of certain provisions as expressly provided therein, and all Liens securing the obligations of Borrower and its applicable subsidiaries thereunder shall be released or there are arrangements (reasonably satisfactory to the Lead Lenders) for such release as soon as practicable after the Closing Date.

(n)            Financial Statements. The Administrative Agent shall have received audited consolidated financial statements of Borrower and its Subsidiaries for the fiscal year ended December 31, 2022 and unaudited consolidated financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023 and each subsequent fiscal quarter ended at least 60 days prior to the Closing Date included in Borrower’s consolidated financial statements filed with the SEC (as amended through the Closing Date), in each case, prepared in accordance with the GAAP and presenting fairly, in all material respects, the financial condition, results of operations and cash flows of Borrower and its Subsidiaries on a consolidated basis as of such date and for such period.

(o)            [Reserved].

(p)            Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.

(q)            Equity Transactions. The Borrower shall enter into the Investment ~~and Investor Rights~~ Agreement.

(r)            NYSE Waiver. The New York Stock Exchange (“NYSE”) shall not have notified the Borrower (i) that the Borrower is no longer entitled to rely on the financial viability exception set forth in Para. 312.05 of the NYSE Listed Company Manual for the new equity issuance by the Borrower to the Lenders pursuant to the Investment ~~and Investor Rights~~ Agreement, including that the NYSE shall not have notified the Borrower that approval by the Borrower’s stockholders is required prior to the issuance of the Investor Initial Shares (as defined in the Investment ~~and Investor Rights~~ Agreement) or (ii) that the Lenders are not entitled to vote the Investor Initial Shares in the shareholder vote required for the Company Charter Amendment as defined in the Investment ~~and Investor Rights~~ Agreement.

(s)            HSR Approval. To the extent required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), an appropriate filing of a “notification and report form” pursuant to the HSR Act with respect to the Transactions will be made and the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or early termination thereof shall have been granted.

76

The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.

Section 4.02.          Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 10.08; provided that, for the avoidance of doubt, with respect to the making of any Revolving Loans, only Delta may waive any of the following conditions precedent) of the following conditions precedent:

(a)            Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such Borrowing.

(b)            Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan hereunder (both before and after giving effect thereto and the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Loan hereunder.

(c)            No Default. On the date of such Loan hereunder, no Event of Default or Default shall have occurred and be continuing nor shall any such Event of Default or Default, as the case may be, occur by reason of the making of the requested Borrowing and, in the case of each Loan, the application of proceeds thereof.

(d)            Anti-Cash Hoarding. As of the proposed Borrowing date for any Revolving Loan, and after giving pro forma effect thereto, the Unrestricted Cash Amount shall be $100 million or less.

The request and acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.

Section 4.03.          Post-Closing Obligations.

The Loan Parties shall comply with the obligations set forth on Schedule 4.03 within the time periods set forth therein.

77

Article 5.

AFFIRMATIVE COVENANTS

Subject, in the case of any Non-U.S. Loan Party, to the affirmative covenants set out in Section 5.12 and 5.14 being subject to the Legal Reservations and the Guaranty and Security Principles as set forth herein, from the date hereof and for so long as the Commitments remain in effect or the principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:

Section 5.01.          Financial Statements, Reports, etc.

Borrower shall deliver to the Administrative Agent on behalf of the Lenders:

(a)            Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Borrower (unless otherwise extended by the Borrower upon timely filing a Form 12b-25 or similar form pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC, in which case the date on which such quarterly consolidated financial statements shall not be due until the expiration of such extension), the consolidated financial statements of Borrower and its Subsidiaries, in each case as at the end of such quarterly period, that includes a statement of operations (the “Statement of Operations”), a statement of comprehensive loss (gain) (the “Statement of Loss (Gain)”), a statement of equity (the “Statement of Equity”), a cash flow statement (the “Cash Flow Statement”) and a summary of business and significant accounting policies for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be duly certified (subject to year-end audit adjustments) by a Financial Officer of Borrower as having been prepared in accordance with GAAP and certificates of a Financial Officer of Borrower as to compliance with the terms of this Agreement, which financials shall be accompanied by customary management discussion and analysis (which requirement with respect to management discussion and analysis may be satisfied by the Borrower posting on its publicly available website a quarterly earnings statement in customary form prepared by the Borrower); provided that, the delivery requirements under this Section 5.01(a) may be satisfied through a filing by the Borrower with the SEC on Form 10-Q.

(b)            Annual Financials. As soon as available and in any event on or before the date that is ninety days after the end of each fiscal year of Borrower (unless otherwise extended by the Borrower upon timely filing a Form 12b-25 or similar form pursuant to Rule 12b-25 under the Exchange Act with the SEC, in which case the date on which such quarterly consolidated financial statements shall not be due until the expiration of such extension), the consolidated financial statements of Borrower and its Subsidiaries as at the end of such fiscal year, that includes the Statement of Operations, the Statement of Loss (Gain), the Statement of Equity, a Cash Flow Statement and a summary of business and significant accounting policies, setting forth comparative consolidated figures for the preceding fiscal year, and certified by Grant Thornton LLP or another independent certified public accountant of recognized national standing (which such opinion shall be without any qualification or exception as to the scope of such audit, other than any exception, explanatory paragraph or qualification that is with respect to, or resulting from, (i) an upcoming maturity date of any Indebtedness outstanding under this Agreement or the EETC occurring within one year from the time such opinion is delivered and (ii) any actual or prospective breach of a financial covenant in any Permitted Debt or potential inability to satisfy a financial covenant in any Permitted Debt on a future date or in a future period to the effect) that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, which financials shall be accompanied by customary management discussion and analysis; provided that, the delivery requirements under this Section 5.01(b) may be satisfied through a filing by the Borrower with the SEC on Form 10-K.

(c)            Financial Certification. Within the time periods under Section 5.01(a) and (b) above, as applicable, a certificate of a Financial Officer of Borrower certifying that, to the knowledge of such Financial Officer, no Default or Event of Default has occurred and is continuing, or, if, to the knowledge of such Financial Officer, such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

78

(d)            Delta Related Reporting. Upon request from Delta, the Borrower will provide, on a reasonably prompt basis, calculations of the Borrower’s Consolidated Adjusted EBITDA and Consolidated Cash Flow for the fiscal quarter or fiscal month then most recently ended.

(e)            [Reserved].

(f)            [Reserved].

(g)            Notices of Default and Events of Default. So long as any Commitment or Loan is outstanding, promptly after a Financial Officer of Borrower or any other Loan Party becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Loan Parties are taking or propose to take with respect thereto;

(h)            Notice of Employee Plan. Prompt notice of the occurrence of any event or circumstance relating to any Benefit Plan that could reasonably be expected to have a Material Adverse Effect;

(i)            Information. Promptly, from time to time, (i) such other information regarding the Collateral, and (ii) solely to the extent not constituting MNPI, the operations, business affairs and financial condition of any Loan Party, in each case under (i) and (ii), as the Administrative Agent or the Collateral Agent, each at the request of any Lender, may reasonably request;

(j)            Notice of Litigation. Prompt notice after any officer of any Loan Party becomes aware of any actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that are reasonably likely to have a Material Adverse Effect;

(k)            Environmental Matters. Borrower will promptly advise the Administrative Agent in writing after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i)            Any pending or, to Borrower’s knowledge, threatened Environmental Claim, including any pending or threatened Environmental Claim against any Loan Party;

(ii)            Any condition or occurrence on any Real Estate that would reasonably be anticipated to form the basis of an Environmental Claim, including any Environmental Claim against any Loan Party; and

(iii)            The conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under, in or from any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

79

Subject to the next succeeding sentence, information required to be delivered pursuant to this Section 5.01 (collectively, the “Borrower Materials”) to the Administrative Agent and/or Collateral Agent, may be delivered electronically (including by email or in .pdf format), and if so delivered, shall be deemed to have been delivered on the earlier of the date on which (i) the Borrower (or a representative thereof) provides written notice to the Administrative Agent that such information has been posted on Borrower’s or any Affiliate’s general commercial or investor relations website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by Borrower to the Administrative Agent from time to time or (ii) solely with respect to deliveries to the Administrative Agent, such documents are delivered by the Borrower to the Administrative Agent for posting on the Borrower’s behalf on IntraLinks/IntraAgency, SyndTrak, DebtDomain or another secure website to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), as such website may be specified by Borrower to the Administrative Agent from time to time (the “Approved Electronic Platform”) (it being understood that any such information which is required to be provided pursuant to Section 5.01 that is also required to be filed with the SEC and is publicly available via EDGAR or another SEC documentation search website shall not be required to be uploaded to such commercial or investor relations website, and no notice of such filing shall be required). Information required to be delivered pursuant to this Section 5.01 by Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission. ~~Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (1) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (2)~~Borrower hereby acknowledges that certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities (each a “Public Lender”). Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Collateral Agent and any Affiliate thereof, and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Approved Electronic Platform designated “Public Side Information” or similar designation and (D) the Administrative Agent and any Affiliate thereof shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Approved Electronic Platform not designated “Public Side Information” unless such notice or communication consists of copies of Borrower’s public filings with the SEC or (3) such notice or communication has been posted on Borrower’s general commercial or investor relations website on the Internet, as such website may be specified by Borrower to the Administrative Agent from time to time.

Section 5.02.          Taxes.

(a)            The Borrower shall, and shall ensure that the Guarantors shall, pay all Taxes (including, for the avoidance of doubt, any Indemnified Taxes and Other Taxes, without duplication of any indemnification obligations set forth under any Loan Document), assessments, and governmental levies before the same shall become more than forty five (45) days delinquent (taking into account any applicable extensions) other than Taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and subject to maintenance of appropriate reserves in accordance with GAAP or (ii) the failure to effect such payment of which are not, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

80

Section 5.03.          Stay, Extension and Usury Laws. Each Loan Party covenants (to the extent that it may lawfully do so) to not, at any time, insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each Loan Party (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent and the other Secured Parties, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.04.          Corporate Existence. Each Loan Party shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:

(a)            (i) with respect to the Borrower, their corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower, and (ii) with respect to each other Loan Party, their corporate existence, and the corporate, limited liability company or other existence of each of its Subsidiaries, in each case, in accordance with the respective organizational documents (as the same may be amended from time to time) of such Person, except where, with respect to clause (ii), the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and

(b)            their rights (charter and statutory) and material franchises of each Loan Party and its other Subsidiaries; provided, however, that the Loan Parties shall not be required to preserve any such right or franchise, or the corporate, limited liability company or other existence, of any of its Subsidiaries that are not Loan Parties if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrower and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.

For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.09 hereof.

Section 5.05.          Compliance with Laws; Compliance with Environmental Laws

(a)            Each Loan Party shall comply, and cause each of its Subsidiaries to comply in all material respects, with all applicable laws, rules, regulations and orders of any Governmental Authority (including Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws) applicable to it or its business or property.

(b)            Each Loan Party shall (1) comply, and take commercially reasonable efforts to cause all lessees and other Persons operating or occupying the Real Estate to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; and (2) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in each case in all material respects to the extent required by and in material accordance with the requirements of all applicable Environmental Laws; provided, however, that no Loan Party shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(c)            Each Loan Party will maintain in effect policies and procedures reasonably designed to promote compliance by itself, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

81

Section 5.06.          Air Carrier Status. Each Air Carrier Entity will use commercially reasonable efforts to maintain at all times its status and rights to operate as an air carrier in all jurisdictions in which it operates and to the extent required to obtain or maintain such status in such jurisdiction, except to the extent the failure to maintain such rights would not reasonably be expected to result in a Material Adverse Effect. Each Air Carrier Entity will possess and maintain at all times, all necessary certificates, exemptions, licenses, designations, authorizations and consents required by the FAA, the DOT or any applicable Non-U.S. Aviation Authority or Airport Authority or any other Governmental Authority that are material to its operations, and to the conduct of its business and operations as currently conducted, in each case, to the extent necessary for such Air Carrier Entity’s operation of flights, except where a failure to so possess or maintain would not reasonably be expected to have a Material Adverse Effect.

Section 5.07.          [Reserved].

Section 5.08.          Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Agent or the Local Collateral Agents in the Collateral Documents, Borrower will, and will cause the other Subsidiaries to, reasonably cooperate in good faith with the Collateral Agent or the Local Collateral Agents, as applicable, or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Collateral Agent or the Local Collateral Agents, as applicable, or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Collateral Agent or the Local Collateral Agents, as applicable, and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Collateral Agent or the Local Collateral Agents, as applicable, or its designee obtain such licenses, consents and approvals, and at such time Borrower will, and will cause its Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Collateral Agent a Local Collateral Agent, as applicable, or its designee).

Section 5.09.          Bank Accounts. To the extent that any cash or cash equivalents held in the Customer Deposit Account become earned as revenue by the Borrower or any of its Subsidiary, the Borrower shall cause such amounts to be transferred to a Controlled Account within 5 Business Days of the date the revenue is deemed earned as of any date of determination.

Section 5.10.          Assets Ownership. Subject to the provisions described (including the actions permitted) under Sections 6.03 and 6.09 hereof, each Loan Party will continue to maintain its interest in and right to use all property and assets in its reasonable judgment necessary for the conduct of its business, taken as a whole. Each Loan Party shall use, operate and maintain the Collateral in the same manner and with the same care as shall be the case with similar assets owned by such Loan Party without discrimination. Notwithstanding any of the definitions (including the definitions of “Permitted Disposition”, “Permitted Investment” and “Permitted Liens”) or covenants contained in this Agreement to the contrary, no Loan Party shall sell or otherwise transfer. or exclusively license or sublicense, any Material Intellectual Property to any Person that is not a Loan Party (including by making an Investment in the form of a sale or other transfer of, or an exclusive license or sublicense of, Material Intellectual Property).

Section 5.11.          Insurance. The Loan Parties shall:

(a)            keep all Collateral that constitute tangible property insured at all times against such risks, including risks insured against by extended coverage, as is prudent and customary in each case with companies of the same or similar size in the same or similar businesses and predominately operating in the same jurisdictions as the Loan Parties;

82

(b)            maintain such other insurance or self-insurance as may be required by law or any applicable Collateral Documents; and

(c)            with respect to any Collateral (including, for the avoidance of doubt, each Subsidiary of Borrower whose Equity Interests have been pledged as Collateral), by the time specified in Schedule 4.3, (i) ensure that general property insurance and general liability insurance policies (excluding any business interruption insurance policy and in respect of any policy of insurance maintained by a Non-U.S. Loan Party) are endorsed to the Lead Lender’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee or additional insured) and (ii) ensure that such endorsements shall state that such insurance policies shall not be cancelled or materially adversely changed without at least thirty (30) days’ prior written notice thereof, except in the case of a cancellation or material adverse change resulting from war, which shall require at least seven (7) days’ prior written notice thereof, by the respective insurer to the Collateral Agent.

Section 5.12.          Additional Guarantors; Loan Parties; Collateral.

(a)            Subject to, in the case of the Non-US Loan Parties, the Legal Reservations, Perfection Requirements and the Guaranty and Security Principles, if any Subsidiary of Borrower (other than any Excluded Subsidiary) acquires or holds any assets or property (other than Excluded Assets), Borrower shall promptly (and in any event, within sixty (60) days (or such later date as the Lead Lenders may agree to in their sole discretion) of such acquisition, termination, release or other applicable event), in each case at its own expense, (A) cause such Subsidiary to become a party to the Guarantee contained in Article 9 hereof (to the extent such Subsidiary is not already a party thereto) and cause any such Subsidiary to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first Collateral Lien (subject to Permitted Liens) in favor of the Collateral Agent or applicable Local Collateral Agent, as applicable, for the benefit of the Secured Parties, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit C hereto and/or by executing and delivering to the Collateral Agent or the applicable Local Collateral Agent joinders, or collateral supplements, to all applicable Collateral Documents or new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Lead Lenders (including, without limitation, customary deliverables for any Real Estate Mortgaged Collateral, each in form and substance reasonably satisfactory to the Lead Lenders, such as title insurance policies (or the equivalent or other equivalent form available in the applicable jurisdiction), surveys, local counsel opinions and Flood Insurance Certificates), in each case, as determined by the Lead Lenders in their reasonable discretion, (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Collateral Agent or a Local Collateral Agent, as applicable, such documents and take such actions to create, grant, establish, preserve and perfect the Collateral Lien (including to obtain any release or termination of Liens not permitted under Section 6.05) in favor of the Collateral Agent or a Local Collateral Agent, as applicable, for the benefit of the Secured Parties on such assets of Borrower or such Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Collateral Agent or the Local Collateral Agent, as applicable (in accordance with Section 5.14), and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Lead Lenders) to Borrower or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral (or such later date as the Lead Lenders may agree to in their sole discretion) and in form and substance reasonably satisfactory to the Lead Lenders.

83

(b)            Notwithstanding anything to the contrary, Borrower may from time to time, upon written notice to the Administrative Agent, (i) elect to cause any Subsidiary that would otherwise be an Excluded Subsidiary to become a Guarantor (a “Designated Guarantor”) but shall have no obligation to do so (and for clarity, there is no obligation to cause any Subsidiary that would otherwise be an Excluded Subsidiary to become a Designated Guarantor because another Designated Guarantor is formed or acquired in the same jurisdiction), subject to the satisfaction of the requirements of Section 5.13(b)  by such Designated Guarantor and (ii) elect to cause any Designated Guarantor to be an Excluded Subsidiary so long as such Designated Guarantor is an Immaterial Subsidiary.

(c)            Notwithstanding anything to the contrary, the EETC Collateral shall in all cases be subject to the EETC Intercreditor and the EETC Second Lien Collateral Documents.

(d)            Within forty-five (45) calendar days (or such later date as the Lead Lenders may agree to in their sole discretion) of any new Lender joining this Agreement (whether by Assignment and Acceptance, pursuant to Sections 2.22, 2.23 or 2.24, or otherwise) the Borrower shall cause Air Partner Limited to enter into a notarial deed of acknowledgement and confirmation (in form and substance satisfactory to the Secured Parties) in order to acknowledge the assignee as a Beneficiary (as defined in the Italian Quota Pledge Agreement) under the Italian Quota Pledge Agreement.

Section 5.13.          Maintenance of Properties; Access to Books and Records. Each Loan Party shall:

(a)            except where the failure to do so could not reasonably be expected to have a Material Adverse Effect (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, (ii) make all necessary repairs thereto and renewals and replacements thereof, (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities and (iv) keep and maintain ownership and validity of all Intellectual Property owned by such Loan Party or any of its Subsidiaries;

(b)            (i) maintain proper books of records and accounts, in which true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Loan Parties, as the case may be and (ii) maintain such books of records and accounts in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties, as the case may be; and

84

(c)            The Loan Parties will permit, to the extent not prohibited by applicable law or contractual obligations, no more than once per calendar year, any representatives designated by the Administrative Agent or the Collateral Agent or any Governmental Authority that is authorized to supervise or regulate the operations of the Administrative Agent or Collateral Agent, as designated by the Administrative Agent or Collateral Agent, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Loan Parties, to visit and inspect the Collateral and the properties of the Loan Parties, during which time, such representative may (x) examine the Loan Parties’ books and records and (y) discuss the Loan Parties’ affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (it being understood that a representative of Borrower will be present at all times during such visit), subject to any restrictions in any applicable Collateral Document; provided that, if an Event of Default has occurred and is continuing, the Loan Parties shall (1) be responsible for the reasonable and documented costs and expenses of any visits of the Administrative Agent, the Collateral Agent and the Lenders, acting together (but not separately) and (2) permit such visit more than once per calendar year, at times and frequencies reasonably required by the Administrative Agent and the Collateral Agent. All confidential or proprietary information obtained in connection with any such visit, inspection or discussion shall be held confidential by the Administrative Agent, the Collateral Agent and each of their respective agents and representatives and shall not be furnished or disclosed by any of them to anyone other than their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by any court or administrative agency or by any statute, rule, regulation or order of any Governmental Authority.

Section 5.14.          Further Assurances. In each case, subject to, in the case of the Non-US Loan Parties, the Legal Reservations, Perfection Requirements and the Guaranty and Security Principles:

(a)            the Loan Parties shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement and the other Loan Documents.

(b)            subject to the Collateral Documents, upon the reasonable request of the Administrative Agent, each Loan Party shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and take all further actions, that the Administrative Agent shall reasonably request in order to create, grant, establish, preserve, protect and perfect, as applicable, the priorities, rights, security interests and remedies of the Collateral Agent for the benefit of the Secured Parties with respect to the Collateral.

(c)            [reserved].

(d)            with respect to Collateral constituting Aircraft, the Borrower or the applicable Loan Party shall take, or cause to be taken, such actions with respect to the due and timely recording and filing of such applicable Collateral Documents in accordance with Section 4.03, subject to Permitted Liens.

Section 5.15.          Changes in Fiscal Year. Borrower shall not cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation or if consented to by the Lead Lenders. If any such consent is provided by the Lead Lenders, the Borrower, the Lead Lenders and the Administrative Agent will enter into an amendment to this agreement to make technical changes necessary to reflect such change of fiscal year.

85

Article 6.

NEGATIVE COVENANTS

From the date hereof and for so long as the Commitments remain in effect or principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder, the negative covenants applicable to Borrower and its Subsidiaries shall be as set forth below in this Article 6.

Section 6.01.          Restricted Payments.

(a)            Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of Borrower’s or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Borrower or any of its Subsidiaries) or to the direct or indirect holders of Borrower’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of Borrower (to the extent applicable), an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to Borrower or a Subsidiary of Borrower);

(ii)            purchase, redeem or otherwise acquire or retire for value any Equity Interests of Borrower;

(iii)           make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness (other than, for the avoidance of doubt, a portion of the Obligations) of any Loan Party that is subordinated to the Obligations in right of payment or distributions from or Lien in the Collateral or unsecured (but excluding any intercompany Indebtedness between or among Borrower and any of its Subsidiaries), except (i) any scheduled payment of interest, (ii) any repayment, repurchase, defeasance or other extinguishment of principal within two years of the Stated Maturity thereof, (iii) in connection with any Permitted Refinancing Indebtedness in respect of such Indebtedness, (iv) conversion of such Indebtedness into common Equity Interests of Borrower or (v) prepayments of Revolving Loans pursuant to Section 2.09(g); or

(iv)            make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).

(b)            The provisions of Section 6.01(a) hereof will not prohibit:

(1)            the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

86

(2)            the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Borrower) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to Borrower; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be Excluded Contributions;

(3)            the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Subsidiary of Borrower to the holders of its Equity Interests on a pro rata basis (or in the case of the payment of any such Restricted Payment to a Loan Party, on at least a pro rata basis to such Loan Party);

(4)            the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)            the repurchase, redemption, acquisition or retirement for value of any Equity Interests of Parent or any Restricted Subsidiary of Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1 million in any 12-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Agreement and in such case the aggregate price paid by Parent and its Restricted Subsidiaries may not exceed $500,000 in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided, further, that Parent or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $500,000 of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)            the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of Borrower or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)            so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated Indebtedness of Borrower or any preferred stock of any Subsidiary of Borrower either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 6.02;

87

(8)              payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by Borrower or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)              any Restricted Payment made pursuant to the Equity Transactions (including the repayment of the Existing Bridge Facility);

(10)            any transaction or transactions approved by a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower or all directors at such time;

(11)            Restricted Payments made with Excluded Contributions;

(12)            Restricted Payments approved by the Lead Lenders in their sole discretion so long as any such Restricted Payment does not violate the organizational documents of the Borrower as in effect on the Closing Date;

(13)            [reserved];

(14)            [reserved];

(15)            so long as no Default or Event of Default has occurred and is continuing or would result therefrom, other Restricted Payments in an aggregate amount (such aggregate amount to be calculated from the Closing Date) not to exceed $2.0 million as of the date of such Restricted Payment;

(16)            [reserved]; and

(17)            the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers, consultants or employees of Borrower or any Subsidiary of Borrower.

In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Borrower or such Subsidiary of Borrower, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this Section 6.01, if a Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) of Section 6.01(b), or is entitled to be made pursuant to Section 6.01(a), or pursuant to any category set forth in the definition of Permitted Investments or other defined term used in Section 6.01, Borrower will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 6.01.

88

For the avoidance of doubt, the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of Borrower or any Subsidiary of Borrower that is not subordinated to the Obligations in right of payment or distributions from or Lien in the Collateral or unsecured shall not constitute a Restricted Payment and therefore will not be subject to any of the restrictions described in this Section 6.01.

Notwithstanding anything in this Section 6.01 or any of the definitions or covenants contained in this Agreement to the contrary, no Loan Party shall sell, transfer or otherwise Dispose of (other than non-exclusive licenses that are Permitted Dispositions), or grant an exclusive license or sublicense of, any Material Intellectual Property to any Person other than another Loan Party (including by making an Investment in the form of a sale, transfer or other disposition of, or an exclusive license or sublicense of, Material Intellectual Property), but excluding the granting of any Lien securing the EETC Obligations.

Section 6.02.          Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness for borrowed money (including in the form of Disqualified Stock), except for:

(a)            Permitted Debt of a Loan Party and any Guarantees of a Loan Party in respect thereof; provided that any Permitted Debt shall (i) not be secured other than as permitted by clause (1) of the definition of Permitted Liens and (ii) not be subject to or benefit from any Guarantee by any Person that does not also Guarantee the Obligations; provided, further, that any Permitted Debt (other than any EETC Obligations, which may be senior or superpriority in right of payments from the EETC Collateral to the Obligations) shall be pari passu in right of payment with the Obligations;

(b)            Junior Lien Indebtedness of the Loan Parties and any Guarantees of a Loan Party in respect thereof; provided that either (i) such Junior Lien Indebtedness is Permitted Refinancing Indebtedness in respect of Permitted Debt, (ii) the aggregate amount of any such Junior Lien Indebtedness shall not exceed an aggregate principal amount of $5 million at any time outstanding or (iii) such Junior Lien Indebtedness is Permitted Refinancing Indebtedness in respect of any Indebtedness incurred pursuant to clause (i) or (ii) above (or any successive Permitted Refinancing Indebtedness); provided, further, that any Junior Lien Indebtedness shall not be secured other than as permitted by clause (2) of the definition of Permitted Liens; provided further that in the event such Indebtedness being Guaranteed is subordinated in right of payment to the Loans, then the related Guarantee shall be subordinated in right of payment to the Loans or the Guarantees guaranteeing the Loans, as the case may be;

(c)            [reserved];

(d)            unsecured Indebtedness of the Loan Parties that is Permitted Refinancing Indebtedness in respect of either Permitted Debt or Junior Lien Indebtedness (or any successive Permitted Refinancing Indebtedness) and any Guarantees of a Loan Party in respect of any of the foregoing; provided that (i) such Indebtedness shall not be subject to or benefit from any Guarantee by any Person that does not also Guarantee the Obligations, (ii) such Indebtedness shall be pari passu in right of payment with the Obligations or subordinated in right of payment with the Obligations, with any such subordinated obligation on terms reasonably satisfactory to the Administrative Agent and (iii) in the event such Indebtedness being Guaranteed is subordinated in right of payment to the Loans, then the related Guarantee shall be subordinated in right of payment to the Loans or the Guarantees guaranteeing the Loans, as the case may be;

89

(e)            unsecured Indebtedness of Borrower and its Subsidiaries in an aggregate principal amount not to exceed $5 million at any time outstanding;

(f)            letters of credit, bank guarantees, bankers’ assurances or acceptances, surety bonds, insurance bonds and similar instruments entered into in the ordinary course of business;

(g)            Hedging Obligations in respect of Hedging Agreements that are not for speculative purposes;

(h)            Indebtedness of Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including sale and lease back transactions, Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred in connection with such sale and lease back prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.02(h) shall not exceed $5.0 million at any time outstanding;

(i)            Indebtedness in respect of the Existing Letter of Credit Facilities not to exceed $10 million;

(j)            [reserved];

(k)            [reserved];

(l)            Indebtedness incurred pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Security Code IV (Sozialgesetzbuch IV);

(m)            unsecured Guarantees of (i) Indebtedness for borrowed money permitted by this Section 6.02 or (ii) other Indebtedness not constituting Indebtedness for borrowed money; provided that such Guarantee of such Indebtedness is not prohibited by the terms of this Agreement; provided, further, that in the event such Indebtedness being guaranteed is subordinated to the Loans, then the related Guarantee shall be subordinated in right of payment to the Loans or the Guarantees guaranteeing the Loans, as the case may be; and

(n)            intercompany Indebtedness among Borrower and its Subsidiaries; provided that (i) any such Indebtedness owing by a Loan Party shall be subordinated to the Obligations pursuant to an Intercompany Note or otherwise on terms reasonably satisfactory to the Administrative Agent and (ii) any such intercompany Indebtedness shall be evidenced by an Intercompany Note pursuant to the provisions contained therein and (iii) any such Indebtedness owing to a Loan Party shall be pledged pursuant to the Security Agreement.

For the avoidance of doubt, a permitted refinancing in respect of Indebtedness incurred pursuant to a Dollar-denominated basket shall not increase capacity to incur Indebtedness under such Dollar-denominated basket, and such Dollar-denominated basket shall be deemed to continue to be utilized by the amount of the original Indebtedness incurred unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding.

90

Notwithstanding anything to the contrary set forth herein, for so long as any Subsidiary of the Borrower is not a Loan Party, such Subsidiary shall not be permitted to guarantee or incur any Indebtedness, Disqualified Stock or obligations other than (x) Indebtedness permitted to be incurred pursuant to Section 7.01 (except for Indebtedness permitted to be incurred under Section 7.01(b), (e), (h) or (i)) and (y) any other Indebtedness or obligations consented to by the Lead Lenders.

It is agreed and understood that, for so long as any Term Loans are outstanding hereunder, (i) any Indebtedness of the Borrower or its Subsidiaries for borrowed money outside of the ordinary course proposed by the Lead Lenders will be first offered by the Borrower to the existing Lenders on a pro rata basis based on their existing Term Loans, (ii) each Lender will respond to such offer within 10 Business Days and to the extent any Lender does not respond within such 10 Business Day period, such Lender shall be deemed to have declined the offer to participate and (iii) any declined amounts may be offered by the Borrower on a non-pro rata basis to any other Person reasonably satisfactory to the Lead Lenders, including the Lenders who elect to participate in such Indebtedness.

Section 6.03.          Disposition of Assets. Neither Borrower nor any Subsidiary shall sell or otherwise Dispose of any asset or other property (including, without limitation, by way of any Sale of a Loan Party) except that such sale or other Disposition shall be permitted in the case of (1) a Permitted Disposition or (2) any other sale or Disposition so long as: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) at least 75% of the consideration for such sale or Disposition shall consist of cash or Cash Equivalents, (iii) such sale or other Disposition shall be for Fair Market Value and shall be on terms that are not materially less favorable to Borrower or the relevant Subsidiary (taking into account all effects Borrower or such Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in an arm’s length transaction and (iv) to the extent that the Borrower receives any Net Proceeds from such sale or other Disposition, such Net Proceeds shall be applied as provided under Section 2.09; provided that nothing contained in this Section 6.03 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d) or (h) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents. Notwithstanding anything in this Section 6.03 or any of the definitions or covenants contained in this Agreement to the contrary, no Loan Party shall sell, transfer or otherwise Dispose of (other than non-exclusive licenses that are Permitted Dispositions), or grant an exclusive license or sublicense of, any Material Intellectual Property to any Person other than another Loan Party, other than the granting of any Lien securing the EETC Obligations.

Section 6.04.          Transactions with Affiliates.

(a)            Borrower will not, and will not permit any of its Subsidiaries to, make any payment to or sell, lease, transfer or otherwise Dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Borrower (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $1 million, unless:

(1)            the Affiliate Transaction is on terms that are not materially less favorable to Borrower or the relevant Subsidiary (taking into account all effects Borrower or such Subsidiary expects to result from such transaction whether tangible or intangible) than those that would have been obtained in a comparable transaction by Borrower or such Subsidiary with an unrelated Person; and

91

(2)            Borrower delivers to the Administrative Agent:

(A)            with respect to any Affiliate Transaction or series of related Affiliate Transactions certifying that such Affiliate Transaction complies with clause (1) of this Section 6.04(a); and

(B)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a board resolution stating that a majority of the disinterested members of the board of directors of the Borrower or all directors have approved such Affiliate Transaction.

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.04(a) hereof:

(1)            any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Borrower or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)            transactions between or among Borrower and/or its Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);

(3)            transactions with a Person that is an Affiliate of Borrower solely because Borrower owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4)            payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of Borrower or any of its Subsidiaries;

(5)            any issuance of Qualifying Equity Interests to Affiliates of Borrower or any increase in the liquidation preference of preferred stock of Borrower (if any);

(6)            transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances or alliance members entered into in the ordinary course of business;

(7)            Permitted Investments and Restricted Payments that do not violate Section 6.01 hereof;

(8)            loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding;

(9)            transactions pursuant to agreements or arrangements in effect on the Closing Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Closing Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Lenders than the original agreement as in effect on the Closing Date);

92

(10)            [reserved];

(11)            [reserved];

(12)            any purchase by Borrower’s Affiliates of Indebtedness of Borrower or any of its Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of Borrower;

(13)            shared services, joint purchasing, systems integration, fleet management and other transactions in the ordinary course of business that are customary for joint business agreements in the air carrier industry;

(14)            transactions between Borrower or any of its Subsidiaries and any employee labor union or other employee group of Borrower or such Subsidiary provided such transactions are not otherwise prohibited by this Agreement;

(15)            transactions with captive insurance companies of Borrower or any of its Subsidiaries; and

(16)            any transaction or transactions approved by a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower or all directors at such time.

Section 6.05.          Liens. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.

Notwithstanding anything to the contrary set forth herein, for so long as any Subsidiary of the Borrower is not a Loan Party, such Subsidiary shall not be permitted to create, incur, assume or suffer to exist any Lien upon any of its property or assets of any kind (real or personal, tangible or intangible) other than (x) Liens incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01 (except for Indebtedness permitted to be incurred under Section 7.01(b), (e), (h) or (i)) or (y) any other Liens consented to by the Lead Lenders.

Notwithstanding anything in this Section 6.05 or any of the definitions or covenants contained in this Agreement to the contrary, no Loan Party shall sell, transfer or otherwise Dispose of (other than non-exclusive licenses that are Permitted Dispositions), or grant an exclusive license or sublicense of, any Material Intellectual Property to any Person other than another Loan Party, other than the granting of any Lien securing the EETC Obligations.

93

Section 6.06.          Business Activities. Borrower will not, and will not permit any of its Subsidiaries to engage in any business other than Permitted Businesses, except to such extent as would not be material to Borrower and its Subsidiaries taken as a whole.

Section 6.07.          [Reserved].

Section 6.08.          [Reserved].

Section 6.09.          Merger, Consolidation, or Sale of Assets.

(a)            None of Borrower or any of its Subsidiaries (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not such Subject Company is the surviving Person) or (ii) Dispose of all or substantially all of the properties or assets of the Subject Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; provided that:

(i)            This Section 6.09(a) shall not restrict the foregoing actions by Borrower if:

(1)            either:

(A)            Borrower is the surviving Person; or

(B)            the Person formed by or surviving any such consolidation or merger (if other than Borrower) or to which such Disposition has been made is an entity organized or existing under the laws of a Specified Jurisdiction; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;

(2)            the Person formed by or surviving any such consolidation or merger (if other than Borrower) or the Person to which such Disposition has been made assumes all the obligations of the Subject Company under the Loan Documents by operation of law (if the surviving Person is Borrower) or pursuant to Section 5.12 or otherwise pursuant to agreements reasonably satisfactory to the Administrative Agent;

(3)            immediately after such transaction, no Default or Event of Default exists;

(4)            with respect to any merger or consolidation by Borrower with any other Loan Party or any Disposition by Borrower, after giving effect thereto, the interests of the Lenders in respect of the Collateral are not adversely affected; and

(5)            the Subject Company shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or Disposition complies with this Agreement;

(ii)            any Subsidiary of Borrower that is not a Loan Party may consolidate or merge with or into a Loan Party or Dispose of all or substantially all of its properties to a Loan Party so long as, with respect to any consolidation or merger either (A) the Loan Party is the surviving Person or (B) (1) the Person formed or surviving any such consolidation (if other than such Loan Party) is an entity organized or existing under the laws of a Specified Jurisdiction and (2) the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Loan Party under the Loan Documents by operation of law or pursuant to Section 5.12 or otherwise pursuant to agreements reasonably satisfactory to the Administrative Agent;

94

(iii)           any Loan Party (other than Borrower) may consolidate or merge with or into any other Loan Party or Dispose of all or substantially all of its properties to another Loan Party so long as (x) after giving effect thereto, the interests of the Lenders in respect of the Collateral are not adversely affected and (y) in the case of any Disposition, the transferee is a Loan Party and the transferee is either (1) in the same jurisdiction as the transferor, (2) a Specified Jurisdiction or (3) another jurisdiction reasonably satisfactory to the Administrative Agent;

(iv)           any Subsidiary that is not a Loan Party may consolidate or merge with or into any other Subsidiary that is not a Loan Party or Dispose of all or substantially all of its properties to a Subsidiary that is not a Loan Party; provided that (x) with respect to any consolidation or merger between a Subsidiary whose Equity Interests constitute Collateral and a Subsidiary whose Equity Interests do not constitute Collateral, the Subsidiary whose Equity Interests constitute Collateral shall be the surviving Person and (y) no Subsidiary whose Equity Interests constitute Collateral may Dispose of all or substantially all of its properties to a Subsidiary whose Equity Interests do not constitute Collateral, unless, in each case, under (x) and (y), (1) such Equity Interests of the applicable Subsidiary (the “Subject Entity”) that do not constitute Collateral as of the date of such consolidation or merger are promptly pledged as Collateral on or following the consummation of such consolidation or merger and (2) the Subject Entity is organized in a Security Jurisdiction or a different jurisdiction reasonably satisfactory to the Lead Lenders;

(v)           any Permitted Investment may be structured as a merger or consolidation (provided that (x) if the Borrower is a party to such merger or consolidation, the Borrower shall be the surviving Person thereof, (y) if a Loan Party is a party to such merger or consolidation, such Loan Party shall be the surviving Person thereof and (z) if a Subsidiary that is not a Loan Party is a party to such merger or consolidation, such Subsidiary shall be the surviving Person thereof);

(vi)           any merger, consolidation, dissolution or liquidation, in each case, not involving the Borrower may be effected for the purposes of effecting a Disposition permitted by this Agreement; and

(vii)          the dissolution of any Subsidiary (that is not a Loan Party) with no or de minimis assets is permitted.

(b)            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 6.09(a)(i) or (ii), the successor Person formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement and the other Loan Documents referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Agreement and the other Loan Documents with the same effect as if such successor Person had been named as such Subject Company herein and therein; provided, however, that the predecessor Subject Company (in the case of Borrower), if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.09(a)(i) hereof.

95

Section 6.10.         Negative Pledge Clauses. Borrower will not, and will not permit any of its Subsidiaries to, enter into or become effective any agreement that prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of the Collateral, now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) any Permitted Debt or any permitted Junior Lien Indebtedness (so long as any prohibition or restriction in any documentation governing any Permitted Debt or any permitted Junior Lien Indebtedness is not more restrictive in any material respect than this Agreement), including this Agreement (and any documentation governing any Permitted Refinancing Indebtedness in respect of the foregoing (and any successive Permitted Refinancing Indebtedness in respect thereof), so long as any such prohibition or restriction in such documentation is not more restrictive in any material respect than the documentation in respect of the Indebtedness being refinanced), (b) the Local Collateral Agency Agreements, (c) customary prohibitions and restrictions contained in any agreements governing any debt incurred pursuant to Section 6.02(h); provided that any such prohibitions and restrictions only apply to the assets financed thereby or the property subject to such lease or arrangement or any interests or agreements related thereto, (d) any such prohibition or limitation in any co-branding agreement or partnering agreement; provided that (i) prior to entering into any new such agreement or arrangement, Borrower shall use commercially reasonable efforts to have any such agreement not include any such prohibition or limitation and (ii) any such prohibition or limitation shall apply only with respect to the applicable agreement and the proceeds thereof, (e) in respect of any contract arising in the ordinary course relating to the cargo business of the Borrower and its Subsidiaries, any prohibition or limitation in any such contract and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such prohibition or limitation in any material respect; provided that (x) any such prohibition or limitation applies only with respect to the applicable agreement and the proceeds thereof and (y) in respect of any such receivables that would otherwise constitute Collateral, Borrower shall use commercially reasonable efforts to have any such contract not include any such prohibition or limitation, (f) any agreement in effect at the time any Person becomes a Subsidiary of Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Borrower, (g) customary prohibitions and limitations contained in agreements relating to the sale of a Subsidiary (or the assets of Borrower or a Subsidiary) pending such sale; provided that such prohibitions and limitations apply only to the Subsidiary that is to be sold (or the assets to be sold) and such sale is permitted (or not restricted) hereunder, (h) prohibitions and limitations under agreements evidencing or governing or otherwise relating to Indebtedness not restricted hereby of Subsidiaries that are not Loan Parties; provided that such prohibitions and limitations are only with respect to assets of such Subsidiaries, (i) any prohibition or limitation imposed by applicable law, regulation or order, or the terms of any license, authorization, concession or permit issued or granted by a Governmental Authority and (j) any customary prohibitions or limitations arising or agreed to in the ordinary course of business, arising under leases, licenses or other similar contractual arrangements and not relating to any Indebtedness, and that do not (i) restrict assets other than those subject to such leases, licenses or other arrangements or (ii) taken as a whole, materially diminish the value of the Collateral, in each case, as determined by Borrower in good faith.

Section 6.11.         Restricted Distributions Clauses. Borrower will not, and will not permit any of its Subsidiaries to, enter into or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Borrower to pay dividends or distributions to dividend the proceeds of any Disposition of Collateral to Borrower or another Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially of the Equity Interests or assets of such Subsidiary so long as such Disposition is not restricted hereby, (b) any agreement in effect at the time any Person becomes a Subsidiary of Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary of Borrower, (c) provisions with respect to the Disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Equity Interests and other similar agreements entered into in connection with transactions not prohibited by this Agreement; provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject to such agreements, (d) any instrument governing Indebtedness or Equity Interests of a Person acquired by Borrower or any of its Subsidiaries as in effect on the date of such acquisition, which encumbrance or restriction is not applicable to any Person or the property or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired, (e) [reserved] and (f) any customary prohibitions or limitations arising or agreed to in the ordinary course of business, arising under leases, licenses or other similar contractual arrangements and not relating to any Indebtedness, and that do not (i) restrict assets other than those subject to such lease, license or other arrangements, (ii) taken as a whole, materially diminish the value of the Collateral or (iii) taken as a whole, materially affect the ability of Borrower or any Subsidiary to make future principal or interest payments on outstanding Indebtedness of Borrower or any Subsidiary, in each case, as determined by Borrower in good faith.

Section 6.12.         Use of Proceeds. The Loan Parties will not use, and will not permit any of their respective Subsidiaries, officers, directors, employees or agents to use, the proceeds of any Loan (i) in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws or (ii) (A) to fund, finance or facilitate any activities or business of or with any Person that, at the time of such funding, financing or facilitation, is the subject or target of Sanctions, (B) to fund, finance or facilitate any activities of or business in any Sanctioned Country, in each case of (A) and (B) except to the extent permitted under Sanctions for a Person required to comply with Sanctions, or (C) in any other manner, that would result in a violation of Sanctions by any Person in connection with this Agreement (including any Person participating or acting in connection with the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

Article 7.

EVENTS OF DEFAULT

Section 7.01.         Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each of the foregoing an “Event of Default”):

(a)            Failure of Representation or Warranty. Any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made and such representation or warranty, to the extent capable of being corrected, is not corrected within ten (10) Business Days after the earlier of (A) an Officer of any Borrower obtaining knowledge of such default or (B) receipt by any Borrower of notice from the Administrative Agent (acting at the direction of the Lead Lenders) of such default.

(b)            Payment Default. Default shall be made in the payment of (i) any principal of the Loans, when and as the same shall become due and payable; or (ii) any interest on the Loans or any other amount payable hereunder when due and such default under this subclause (ii) shall continue unremedied for more than five (5) Business Days; provided that there shall be no Event of Default under this clause (b) if Delta in its sole discretion consents to any grace period on such payments under the Revolving Credit Facility.

(c)            Certain Covenant Default. A Default shall be made by the Borrower in the due observance of the covenants contained in Section 5.01(g) and Section 5.04 (with respect to the Borrower’s existence) or in Article 6 hereof.

(d)            Other Covenant Default. A Default shall be made by the Borrower or any other Loan Party in the due observance or performance of any covenant, condition or agreement (other than those specified in Section 7.01(a), (b) or (c)) to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days after the earlier of (i) receipt of written notice by the Borrower from the Administrative Agent of such default or (ii) any Officer of the Borrower obtains actual knowledge of such default.

(e)            Unenforceability/Liens. (i) Any material provision of any Loan Document to which any Loan Party is a party, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be a valid and binding obligation of such Loan Party, or any Loan Party shall so assert in any pleading filed in any court, (ii) a material portion of the guarantees by the Guarantors shall cease to be in full force and effect; (iii) the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or (iv) the Liens on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities required hereby or by any Loan Document the EETC Intercreditor or the Junior Lien Intercreditor Agreement, as applicable (except as permitted by the terms of this Agreement or the Collateral Documents).

(f)            Involuntary Proceeding. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(g)            Voluntary Proceeding. The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing.

(h)            Judgments. Entry of judgments by a court or courts of competent jurisdiction aggregating in excess of $10 million (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof and excluding any amounts from judgments arising out of the transactions contemplated by this Agreement or the Investment Agreement, including actions by stockholders of the Borrower), shall be entered against any Loan Party, which judgments are not paid (unless by the terms of such judgment is not required to be paid), discharged, bonded, satisfied or stayed for a period of sixty (60) days.

(i)            Change of Control. A Change of Control shall occur.

(j)            Default Under Other Agreements. (x) The Borrower or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused such Material Indebtedness to become due prior to its scheduled final maturity date or (y) the Borrower or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Material Indebtedness outstanding under one or more agreements of the Borrower or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with.

(k)           Benefit Plans. (i) Any event or circumstance shall have occurred with respect to any Benefit Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment which would reasonably be expected to result in a Material Adverse Effect with respect to its withdrawal liability under any Benefit Plan.

(l)            Second Lien Mortgage. Any “Events of Default” specified in the Second Lien EETC Aircraft Mortgage shall also be deemed to be Events of Default hereunder.

Section 7.02.         Remedies Upon an Event of Default. If an Event of Default occurs or is continuing, and at any time then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Lead Lenders, and shall (subject to the EETC Intercreditor) at the request of the Lead Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(a)            terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(b)            declare the Loans (or any portion thereof) then outstanding to be due and payable, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other obligations of the Borrower accrued hereunder and under any other Loan Document, shall become due and payable immediately, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding;

(c)            [reserved];

(d)            set-off amounts in any accounts (other than Excluded Accounts) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and

(e)            exercise (or, with respect to Collateral Documents, direct the Collateral Agent to exercise) on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and applicable law.

In case of any event with respect to the Borrower or any other Loan Party described in Section 7.01(f) or (g), the actions and events described in Section 7.02(a) and (b) shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.14(b) as subject to the EETC Intercreditor.

Article 8.

THE AGENTS

Section 8.01.         Administration by Agents.

(a)            Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and the entity named as Collateral Agent in the heading of this Agreement and its successors and assigns to serve as its Collateral Agent under the Loan Documents, and each of the Lenders authorizes each such Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto, including (but not limited to) the execution and delivery of the Loan Documents to which such Agent is a party and the performance of all rights, powers, remedies and duties that such Agent may have under such Loan Documents. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to such Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

(b)            Each of the Lenders (i) irrevocably appoints the Local Collateral Agents pursuant to the terms of each Local Collateral Agency Agreement to take such actions on its behalf and to exercise such powers as are delegated to such Local Collateral Agents by the terms of each Local Collateral Agency Agreement, as applicable, together with such actions and powers as are reasonably incidental thereto, including (but not limited to) the execution and delivery of the Loan Documents to which each Local Collateral Agent is a party and the performance of duties as expressly stated thereunder and (ii) delegates each of the Administrative Agent and/or the Collateral Agent the authority to execute each Local Collateral Agency Agreement on its behalf, if applicable.

(c)            Each of the Lenders hereby acknowledges for the benefit of each Agent that in connection with the sale or other Disposition of any asset or property that constitutes Collateral of the Borrower or any other Loan Party, as the case may be, to the extent permitted by the terms of this Agreement, including without limitation upon any Permitted Disposition or as otherwise permitted under Section 6.03, that the Lien granted to such Agent, for the benefit of the Secured Parties, if any, on the relevant asset shall be automatically released, other than in respect of any proceeds, products or Investment related thereto, if applicable.

(d)            Each of the Lenders hereby authorizes each Agent, as applicable:

(i)            if directed by the Lead Lenders in their sole discretion, to determine that the cost to the Borrower or any other Loan Party, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Loan Party, as the case may be, should not be required to perfect such Lien in favor of the Collateral Agent or any Local Collateral Agent for the benefit of the Secured Parties;

(ii)            to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder; and

(iii)           to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Collateral Agent or any Local Collateral Agent for the benefit of the Secured Parties, on any assets or properties of the Borrower or any other Loan Party to secure the Obligations.

(e)            In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the Administrative Agent’s maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i)            no Agent assumes and no Agent shall be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” or “trustee” (or any similar term) herein or in any other Loan Document with reference to such Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against any Agent based on an alleged breach of fiduciary duty by such Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii)            nothing in this Agreement or any Loan Document shall require any Agent to account to any Lender for any sum or the profit element of any sum received by any Agent for its own account.

Section 8.02.         Rights of Agents. Any institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such institution and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate of the Loan Parties as if it were not an Agent hereunder.

Section 8.03.         Liability of Agents.

(a)            The Agents shall not have any duties or obligations except those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied against any Agent. Without limiting the generality of the foregoing, (i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) as to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Lead Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents, or in the case of the Collateral Agent, the Administrative Agent), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that no Agent shall be required to take any action that (x) such Agent in good faith believes exposes it to liability unless such Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (y) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that such Agent may seek clarification or direction from the Lead Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided to the Agent’s reasonable satisfaction and (iii) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of Borrower’s Subsidiaries or any Affiliate of any of the foregoing that is communicated to or obtained by the institution or Person serving as an Agent or any of its Affiliates in any capacity. No Agent nor any of its Related Parties shall be (i) liable for any action taken or not taken by such party, any Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent or at the request of the Lead Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 10.08) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with such Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. No Agent shall be deemed to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.01 unless and until written notice thereof stating that it is a “notice under Section 5.01” in respect of this Agreement and identifying the specific clause under said Section is given to such Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to such Agent by the Borrower, any other Loan Party or a Lender and such Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent.

(b)            Each Agent shall be entitled to rely upon, and shall not incur any liability under or in respect of this Agreement or any other Loan Document for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof) and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, at the expense of the Borrower, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)            Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. No Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(d)            The Agents shall not be responsible for and shall make no representation as to (i) the existence, genuineness, value or protection of any Collateral, (ii) the legality, effectiveness or sufficiency of any Collateral Document, or (iii) the creation, perfection, priority, sufficiency or protection of any Collateral Liens. Nothing herein or in any other Loan Document shall require any Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Loan Document) and such responsibility shall be solely that of the Borrower.

(e)            Nothing in this Agreement shall require any Agent to expend or risk any of their own funds or otherwise incur any liability, financial or otherwise, in the performance of any of their duties hereunder or under the Loan Documents or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)             In no event shall any Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)            No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of any such Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Board’s wire or facsimile or other wire or communication facility).

(h)            Each Agent shall have the right to, unilaterally and without prior notice, remove itself or not comply with any obligation that would reasonably be expected to result in violation of Sanctions. The parties hereto expressly agree that no Agent shall be liable for not performing and/or delaying the receipt or the payment of any amount solely due to such Agent’s compliance with Sanctions.

(i)            The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

(j)            Without limiting the foregoing, each Agent (1) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.02, (2) may rely on the Register to the extent set forth in Section 10.02, (3) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (4) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any Loan Party or Guarantor in connection with this Agreement or any other Loan Document and (5) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender sufficiently in advance of the making of such Loan.

(k)            In case of the pendency of any proceeding with respect to the Borrower or any of its Subsidiaries under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the Collateral Agent (including any claim under Sections 2.06, Section 2.13, Section 2.16 and 10.04) allowed in such judicial proceeding; and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.04). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(l)            The provisions of this Article 8 are solely for the benefit of the Agents and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article 8, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the obligations provided under the Loan Documents, to have agreed to the provisions of this Article 8.

Section 8.04.         Reimbursement and Indemnification. Each Lender severally agrees (a) to reimburse on demand each Agent (acting in its capacity as such) for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Loan Parties and (b) to indemnify and hold harmless each Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Loan Parties; provided that the indemnification set forth in this clause (b) shall not, as to any Agent or its Related Parties, be available to the extent that such liabilities, obligations, losses, damages, penalties or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or such Related Party, as applicable.

Section 8.05.         Successor Agents.

(a)            Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower as to such resignation. Upon any such resignation by the Administrative Agent, the Lead Lenders shall have the right, with the consent (provided that no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lead Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent with respect to the scope of its resignation which, in the case of the retiring Administrative Agent, shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties for which the Administrative Agent is retiring, and the retiring Administrative Agent shall be discharged from such duties and obligations hereunder and under the other Loan Documents that are applicable thereto (but not, for the avoidance of doubt, any rights, powers, privileges and duties from which the Administrative Agent is not resigning). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article 8 and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.

(b)            Notwithstanding Section 8.05(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (1) the retiring Administrative Agent shall be discharged from such duties and obligations hereunder and under the other Loan Documents that are applicable thereto (but not, for the avoidance of doubt, any rights, powers, privileges and duties from which the Administrative Agent is not resigning); provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document, if applicable, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders, and continue to be entitled to the rights set forth in such Collateral Documents and the Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that to the extent the retiring Administrative Agent resigned from such duty, the retiring Administrative Agent shall have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (2) the Lead Lenders shall succeed to and become vested with all the rights, powers, privileges and duties from which such Administrative Agent retired (but not, for the avoidance of doubt, any rights, powers, privileges and duties from which such Administrative Agent is not resigning); provided that (a) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (b) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article 8 and Section 10.04, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of the retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under Section 8.07(a).

(c)            The Collateral Agent may resign or be removed and a replacement Collateral Agent appointed all in accordance with Sections 8.05(a) and (b) as applies to the Administrative Agent mutatis mutandis. Following the effectiveness of the Collateral Agent’s resignation or removal from its capacity as such, the provisions of this Article 8 and Section 10.04, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of the retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

Section 8.06.         Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.07.         Advances and Payments.

(a)            On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by such Lender in accordance with such Lender’s Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including the date such Loan was advanced by the Administrative Agent but not including the date of reimbursement.

(b)            Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.16, 2.17, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.14(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

Section 8.08.         Sharing of Setoffs. Subject to the application of payments in Section 2.14(b), each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against any Loan Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate amount of each Lender’s Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the amount of its Loans prior to the obtaining of such payment was to the amount of all Loans prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata; provided that if any such non pro rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consent to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or the Guarantors pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 8.09.         Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to any Governmental Authority the applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04 or Section 2.13(g) (and without limiting any obligations of the Borrower or any Guarantor pursuant to Section 2.13) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

Section 8.10.         Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent and the Collateral Agent and each Local Collateral Agent as its collateral agent under the Loan Documents in accordance with the terms of this Article 8 and to have acknowledged that the provisions of this Article 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).

Section 8.11.         Posting of Communications.

(a)            The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on ~~IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “~~the Approved Electronic Platform~~”)~~.

(b)            Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)            THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER MATERIALS, COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER OR ANY GUARANTOR OR LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT THE BORROWER OR ANY GUARANTOR OR LOAN PARTY OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF BORROWER MATERIALS OR ANY OTHER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d)            Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)            Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)            Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.12.         Agents Individually. With respect to its Commitment and Loans, each Person serving as an Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. Each Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as an Agent and without any duty to account therefor to the Lenders.

Section 8.13.         Acknowledgements of Lenders.

(a)            Each Lender represents and warrants that (1) the Loan Documents set forth the terms of a commercial lending facility, (2) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (3) it has, independently and without reliance upon any Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (4) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Acceptance Agreement or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Collateral Agent or the Lenders on the Closing Date.

(c)            Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.13(c) shall be conclusive, absent manifest error.

(i)            Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence in writing and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(ii)            The Borrower and each Guarantor hereby agrees that an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any Guarantor for the purpose of making such Payment.

(iii)            The Borrower and each of its Subsidiaries hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any of its Subsidiaries.

(iv)           Each party’s obligations under this Section 8.13(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

For the avoidance of doubt, nothing herein shall limit or waive any of the Borrower’s or any Guarantor’s rights or remedies to enforce return of any Payment.

Section 8.14.         Disqualified Lenders. Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (b) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 8.15.         Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Lead Lenders, to authorize the Collateral Agent to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the interests in the Collateral. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in the Security Agreement, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Collateral Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of the ~~Lead~~Required Lenders) the Collateral Agent (whether by judicial action or otherwise) in each case, in accordance with any applicable data privacy and data security laws and contractual obligations in respect of Intellectual Property, personal information or data used in connection therewith. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Collateral Agent at the direction of the ~~Lead~~Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (A) the Collateral Agent (acting at the direction of the ~~Lead~~Required Lenders) shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (B) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (C) the Collateral Agent (acting at the direction of the ~~Lead~~Required Lenders) shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Collateral Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the ~~Lead~~Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement), (D) the Collateral Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (E) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. This Section 8.15 is subject in all respects to the EETC Intercreditor.

Section 8.16.         Appointment of the Collateral Agent as Agent des sûretés. Without limiting the generality of any other provision applicable to the Collateral Agent (in particular under this Agreement), the appointment of the Collateral Agent shall include the appointment of the Collateral Agent as the security agent (agent des sûretés) of the Secured Parties for the purposes, inter alia, of receiving, administering and enforcing, any security document governed by French law and/or any rights or claims governed by French law (collectively, the “French Security”), in the Collateral Agent’s own name for the benefit of such Secured Parties, as creditors of the Obligations (as defined in the Credit Agreement), in accordance with articles 2488-6 to 2488-12 of the French Civil Code (Code civil), and that accordingly the Collateral Agent shall, in such capacity, enjoy the rights and prerogatives of an agent des sûretés in respect thereto.  Each of the provisions of this Agreement shall apply with respect to such appointment of the Collateral Agent as agent des sûretés and are repeated mutatis mutandis in this article 8 (The Agents) with respect to its appointment as agent des sûretés, and each of the parties hereto acknowledge and agree that in accordance with such appointment as agent des sûretés:

(a)            The agent des sûretés, will, in such capacity, be the direct title holder (titulaire) of any French Security and the direct beneficiary of such French Security;

The rights and assets acquired by the agent des sûretés in carrying out its functions in such capacity will constitute separate property (patrimoine affecté) allocated thereto, distinct from its own property (patrimoine propre);

(b)            The foregoing provisions of this article 8 (The Agents) and the other provisions of this Agreement set forth the capacity in which the agent des sûretés has been so appointed, the purpose and the term of such appointment and the scope of its power in connection with such appointment for the purposes of Article 2488-7 of the French Civil Code; and

(c)            The agent des sûretés shall be entitled, without being required to prove the existence of a special mandate, to exercise any action necessary in order to defend the interests of the creditors of the Obligations (as defined in the Credit Agreement) in connection with the French Security, including filing claims in insolvency proceedings.

Article 9.

GUARANTY

Section 9.01.         Guaranty.

(a)            Each of the Guarantors, hereby jointly and severally, unconditionally, absolutely and irrevocably guarantees the due and punctual payment, when due, whether upon maturity, acceleration or otherwise, by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Guaranty Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Guaranty Obligations. The Guaranty Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.

(b)            To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent, the Collateral Agent, the Local Collateral Agents or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Collateral Agent or the Local Collateral Agents for the Obligations or any of them; (v) the failure of the Administrative Agent, the Collateral Agent, the Local Collateral Agents or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.

(c)            To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Agent, the Local Collateral Agents or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Agent, the Local Collateral Agents or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

(d)            To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower or any other Guarantor to perform under this Agreement.

(e)            To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than Payment in Full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). None of the Administrative Agent, the Collateral Agent or any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

(f)            Upon the occurrence of the Obligations becoming due and payable (whether upon maturity, by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations, together with any and all expenses which may be incurred by the Secured Parties in collecting any of the Obligations as provided hereunder, by the Guarantors upon written demand by the Administrative Agent.

Section 9.02.         No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.

Section 9.03.         Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Collateral Agent any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.

Section 9.04.         Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent, the Collateral Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior Payment in Full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations prior to Payment in Full of the Obligations, if an Event of Default has occurred and is continuing, such amount shall be held in trust for the benefit of the Administrative Agent, the Collateral Agent and the Lenders and shall forthwith be paid to the Administrative Agent, the Collateral Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

Section 9.05.         Subordination. Any Indebtedness of any Guarantor now or hereafter owing to any other Guarantor or the Borrower is hereby subordinated to the Obligations. Upon the occurrence and during the continuance of any Event of Default, if the Administrative Agent so requests, all such Indebtedness of any Guarantor to another Guarantor or the Borrower shall be collected, enforced and received by such other Guarantor or the Borrower for the benefit of the Secured Parties and be paid over to the Administrative Agent on behalf of the Secured Parties on account of the Obligations of such Guarantor to the Secured Parties, but without affecting or impairing in any manner the liability of any other Loan Party under the other provisions of this Article 9. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until irrevocable Payment in Full of the Obligations in cash.

Section 9.06.         Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. The provisions of this Section 9.06 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

Section 9.07.         Discharge of Guaranty.

(a)            In the event of any sale or other Disposition of all or substantially all of the assets of any Guarantor (other than the Borrower), by way of merger, consolidation or otherwise, or a sale or other Disposition of Capital Stock of any Guarantor (other than the Borrower) such that after giving effect to such sale or other Disposition such Guarantor is no longer a Subsidiary, in each case to a Person that is not (either before or after giving effect to such transactions) a Loan Party (and excluding the merger or consolidation of such Loan Party with or into any Loan Party), or (ii) the election by the Borrower to cause a Designated Guarantor to be an Excluded Subsidiary (provided that such Designated Guarantor is an Immaterial Subsidiary at such time of election), in each case, in a transaction permitted under this Agreement (together with an Officer’s Certificate from the Borrower certifying that such transaction is permitted under this Agreement), then such Guarantor (in the event of a sale or other Disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor or the election to cause a Designated Guarantor to be an Excluded Subsidiary) or the corporation acquiring the property (in the event of a sale or other Disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations; provided that no such release of any Guarantor shall be effective unless such Guarantor is substantially concurrently released from its Guarantees, if any, in respect of all other Permitted Debt and Junior Lien Indebtedness.

(b)            After receipt of the Officer’s Certificate referenced in Section 9.07(a), the Administrative Agent, the Collateral Agent and the Local Collateral Agents shall use commercially reasonable efforts to execute and deliver, at the Borrower’s expense, such documents as the Borrower or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.

Section 9.08.         Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, Collateral or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, (c) this Agreement, any other Loan Document and any other documents executed and delivered in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, subject to Section 10.08 and (d) any Collateral, guaranty or right of offset at any time held by the Collateral Agent or the Local Collateral Agents, as applicable, the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Guarantor or any release of the Borrower or any other Guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

Section 9.09.         Limitation Language with Respect to German Loan Parties.

(a)            Definitions

In this Section 9.09:

“Auditor’s Determination” means the determination pursuant to paragraph (c)(iv) below.

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch, BGB).

“DPLA” means a domination and/or profit and loss pooling agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) as defined in § 291 (1) AktG.

“EU Guarantor” means any limited liability company (or limited partnership with a limited liability company as its general partner) incorporated in a jurisdiction other than Germany whose centre of main interest (as that term is used in Article 3(1) of Regulation (EU) No. 2015/848 of 20 May 2015 on Insolvency Proceedings) is in Germany.

“German Guarantor” means any GmbH Guarantor and any EU Guarantor.

“GmbH” means (i) a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) incorporated under German law and/or (ii) a limited partnership (Kommanditgesellschaft) with a limited liability company (Gesellschaft mit beschränkter Haftung, GmbH) as general partner (Komplementär).

“GmbH Capital Impairment” means the GmbH Net Assets of a GmbH Guarantor falling below the amount (Entstehung einer Unterbilanz) required to maintain that GmbH Guarantor’s registered share capital (Stammkapital) or an increase of an existing shortage (Vertiefung einer Unterbilanz) of its registered share capital (Stammkapital) and thereby violating §§ 30, 31 GmbHG.

“GmbH Guarantor” means a Guarantor which is a GmbH.

“GmbH Net Assets” means the net assets (Reinvermögen) of a GmbH Guarantor calculated in accordance with § 42 GmbHG, §§ 242, 264 HGB and the generally accepted accounting principles applicable (Grundsätze ordnungsgemäßer Buchführung) from time to time in Germany as adjusted pursuant to paragraph (c)(vi) below.

“GmbHG” means the German Limited Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG).

“HGB” means the German Commercial Code (Handelsgesetzbuch, HGB).

“InsO” means the German Insolvency Code (Insolvenzordnung, InsO).

“Limited Obligation” means any guarantee and any other liability, indemnity or other payment obligation under this Article 9 or any other provision of the Loan Documents.

“Limited Upstream Obligation” means any Limited Obligation if and to the extent such Limited Obligation secures or relates to liabilities which are owed by direct or indirect shareholders of the relevant Guarantor (upstream) or Subsidiaries of such shareholders (such Subsidiaries not to include the relevant Guarantor and the Subsidiaries of that relevant Guarantor) (cross-stream).

“Liquidity Impairment” means a German Guarantor being deprived of the liquidity necessary to fulfil its liabilities towards its creditors and thereby violating § 15b (5) InsO.

“Management Notification” means the notification pursuant to paragraph (c)(iii) below.

(b)            GmbH Guarantee Limitation Language

(i)            Save as set out in this paragraph (c), the Credit Parties shall not enforce, and any GmbH Guarantor (and/or the relevant subsidiary of a GmbH Guarantor) shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a discharge (Erfüllung) or enforcement (Vollstreckung) in respect of a Limited Upstream Obligation would cause a GmbH Capital Impairment to occur.

(ii)            The restrictions in paragraph (i) shall not apply:

(1)            if and to the extent the Limited Upstream Obligation of the GmbH Guarantor secures any indebtedness under any Loan Document in respect of:

(A)            loans to the extent such loans are (directly or indirectly) on-lent or otherwise passed on to the relevant GmbH Guarantor or its Subsidiaries; or

(B)            bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the GmbH Guarantor or the GmbH Guarantor’s Subsidiaries,

in each case, to the extent that any such on-lending or otherwise passing on or bank guarantees or letters of credit are still outstanding at the time of the enforcement of the relevant Limited Upstream Obligation; for the avoidance of doubt, nothing in this paragraph (ii) shall have the effect that such on-lent amounts may be enforced multiple times (no double dip);

(2)            if, at the time of enforcement of the Limited Upstream Obligation, a DPLA (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists between the relevant Loan Party whose obligations are secured by the relevant Limited Upstream Obligation as dominating company (herrschendes Unternehmen) and the relevant GmbH Guarantor as a dominated company (beherrschtes Unternehmen), provided that:

(A)            the GmbH Guarantor is a Subsidiary of the relevant Loan Party whose obligations are secured by the relevant Limited Upstream Obligation; or

(B)            the GmbH Guarantor and the relevant Loan Party whose obligations are secured by the relevant Limited Upstream Obligation are both Subsidiaries of a joint (direct or indirect) parent company and such parent company as dominating entity (beherrschendes Unternehmen), in each case, unless a decision of the German Federal Supreme Court (Bundesgerichtshof) explicitly confirmed with reasons (and not, for example, as an obiter dictum) in a third party case that the mere existence of such DPLA does not lead to the inapplicability of § 30 (1) sentence 1 GmbHG;

(3)            if and to the extent any payment under the Limited Upstream Obligation is covered (gedeckt) by a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) of the GmbH Guarantor against the relevant Loan Party whose obligations are secured by the relevant Limited Upstream Obligation; or

(4)            if the relevant GmbH Guarantor has not complied with its obligations pursuant to paragraphs (iii) and/or (iv) (as applicable) below; however, if and to the extent that the relevant Limited Upstream Obligation has been enforced without regard to the restrictions contained in this paragraph (c) because the Management Notification and/or the Auditor’s Determination has not (or not in a timely manner) been delivered pursuant to paragraphs (iii) and/or (iv) (as applicable) below, but the Auditor’s Determination has then been delivered within two months from its due date in accordance with paragraphs (iv) below, the Credit Parties shall upon demand of the GmbH Guarantor to the Administrative Agent repay any amount received from the GmbH Guarantor which pursuant to the Auditor’s Determination would not have been available for enforcement, if the Auditor’s Determination had been delivered in a timely manner.

(iii)           ~~(ii)~~ If the relevant GmbH Guarantor does not notify the Administrative Agent within fifteen (15) Business Days after the making of a demand against that GmbH Guarantor under the relevant Limited Upstream Obligation:

(1)            to what extent such Limited Upstream Obligation is an upstream or cross-stream guarantee or indemnity; and

(2)            to what extent a GmbH Capital Impairment would occur as a result of an enforcement of the Limited Upstream Obligation (setting out in reasonable detail the amount of its GmbH Net Assets, providing an up-to-date pro forma balance sheet), then the restrictions set out in paragraph (i) above shall cease to apply until a Management Notification has been provided.

(iv)            ~~(iii)~~ If the Administrative Agent disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the relevant GmbH Guarantor to provide to the Administrative Agent within forty-five (45) Business Days of receipt of such request a determination by auditors of international standard and reputation appointed by the GmbH Guarantor (at its own cost and expense) setting out in reasonable detail the amount in which the payment under the Limited Upstream Obligation would cause a GmbH Capital Impairment subject to the terms set out under this paragraph (c). Save for manifest errors, the Auditor’s Determination shall be binding on all parties.

(v)            If, after it has been provided with an Auditor’s Determination which prevented it from demanding any or only partial payment under the Limited Upstream Obligation, the Administrative Agent ascertains in good faith that the financial conditions of the GmbH Guarantor as set out in the Auditor’s Determination has substantially improved, the Administrative Agent (acting reasonably) may, at the GmbH Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the GmbH Guarantor by applying the same principles that were used for the preparation of the Auditor’s Determination by the auditors who prepared the Auditor’s Determination in order for such auditors to determine whether (and, if so, to what extent) the GmbH Capital Impairment has been cured as result of the improvement of the financial condition of the GmbH Guarantor. The Administrative Agent may not arrange for the preparation of an Auditor’s Determination prior to the expiry of three months from the date of the issuance of the preceding Auditor’s Determination. The Administrative Agent may only demand payment under the Limited Upstream Obligation to the extent the Auditors determine that the GmbH Capital Impairment have been cured.

(vi)            ~~(iv)~~ The GmbH Net Assets shall be adjusted as follows:

(1)            the amount of any increase in the registered share capital of the relevant GmbH Guarantor which was carried out after the relevant GmbH Guarantor became a party to this Agreement and made from retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) shall be deducted from the amount of the registered share capital (Stammkapital) of the relevant GmbH Guarantor if it is not permitted under the Loan Documents and has been carried out without the prior written consent of the Administrative Agent;

(2)            the amount of non-distributable assets according to § 253 (6) HGB shall not be included in the calculation of GmbH Net Assets;

(3)            ~~(2)~~ the amount of non-distributable assets according to § 268 (8) HGB shall not be included in the calculation of GmbH Net Assets;

(4)            the amount of non-distributable assets according to § 272 (5) HGB shall not be included in the calculation of GmbH Net Assets; and

(5)            ~~(3)~~ loans or other liabilities incurred by the relevant GmbH Guarantor in willful or grossly negligent violation of the Loan Documents shall not be taken into account as liabilities.

(vii)            ~~(v)~~ Where a GmbH Guarantor claims in accordance with the provisions of this paragraph (c) that the Guarantee can only be enforced in a limited amount, it shall realize, to the extent lawful and within reasonable opinion commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary for the relevant GmbH Guarantor’s business (nicht betriebsnotwendig).

(c)            Liquidity Impairment Limitation Language

(i)            Save as set out in this paragraph (~~d~~c), the Credit Parties shall not enforce, and any German Guarantor shall have a defence (Einrede) against, any Limited Upstream Obligation if and to the extent a payment and/or enforcement in respect of a Limited Upstream Obligation would cause a Liquidity Impairment for such German Guarantor.

Paragraphs (~~c~~b)(iii), (~~c~~b)(iv) and (~~c~~b)(vii) above (including the repayment contemplated in (~~c~~b)(ii)(4) above) shall apply mutatis mutandis to the restriction in paragraph (i) above.

(d)            Where the provisions of this Section 9.09 apply to a limited partnership (Kommanditgesellschaft), all references to the assets of a German Guarantor shall mutatis mutandis include a reference to the assets of the general partner (Komplementär) of such limited partnership (Kommanditgesellschaft).

(e)            In addition to the restrictions set out in paragraphs (b) through (~~e~~d) above, if a German Guarantor demonstrates that, according to the decisions of the German Federal Supreme Court (Bundesgerichtshof) or a higher regional court of appeals (Oberlandesgericht), the payment under and/or enforcement of any Limited Upstream Obligation against such German Guarantor would result in personal liability of its managing director(s) (Geschäftsführer) or director(s) (Vorstände) for a reimbursement of payments made under any Limited Upstream Obligation (including, without limitation, pursuant to § 43 GmbHG, § 93 AktG and/or § 826 BGB), the German Guarantor shall have a defence (Einrede) against the Limited Upstream Obligation to the extent required in order not to incur such liability.

(f)            ~~(e)~~ The restrictions set out in this Section 9.09 do not affect the rights of the Secured Parties to claim any outstanding amount again at a later point in time if and to the extent the restrictions set out in this Section 9.09 would allow such claim at that later point in time.

(g)            For the avoidance of doubt, the validity and enforceability of any Limited Upstream Obligation granted by a German Guarantor or of any subsidiary of a German Guarantor in respect of any borrowing liabilities which are owed by German Guarantor or any of its subsidiaries shall not be limited under this Section 9.09.

(h)            ~~(f)~~ Nothing in this Section 9.09 shall prevent the Administrative Agent or a German Guarantor from claiming in court that payments under and/or an enforcement of the Limited Upstream Obligations do or do not fall within the scope of §§ 30, 31, 43 GmbHG, §§ 57, 71a, 93, 278 (3) AktG, § 15b (5) InsO, Art. 5 SE Regulation and/or § 826 BGB (as applicable).

(i)            Nothing in this Section 9.09 shall constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Administrative Agent or any other Credit Party or vice versa.

(j)            ~~(g)~~ Each reference in this Section 9.09 to a statutory provision shall be construed to be a reference to the relevant equivalent statutory provision (if any) as amended, re-enacted or replaced from time to time.

Notwithstanding anything to the contrary in this Agreement, this Section 9.09 and any rights and/or obligations arising out of it shall be governed by, and construed in accordance with, German law.

Section 9.10.         Limitation Language with respect to English Loan Parties (the “English Guarantee Limitations”).

(a)            No obligations and/or liabilities of any English Loan Party under or in connection with any Loan Document (including any Guaranteed Obligations) (the “English Loan Party Obligations”) will extend to include any obligation or liability to the extent that doing so would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 as applicable to English Loan Parties.

(b)            No Lien granted by a English Loan Party will secure any English Loan Party Obligations to the extent that doing so would constitute unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 as applicable to English Loan Parties.

(c)            If, notwithstanding the foregoing paragraphs, the giving of the guarantee in respect of the English Loan Party Obligations or any Lien (including a Lien over the Capital Stock of a English Loan Party) would constitute unlawful financial assistance, then, to the extent necessary to give effect to the foregoing paragraphs (and only to the extent legally effective in the relevant jurisdiction), the relevant obligations will be deemed to have been split into two tranches; “Tranche 1” comprising those obligations which can be secured by the English Loan Party Obligations or any Lien without breaching or contravening relevant financial assistance laws and “Tranche 2” comprising the remainder of the obligations under the Loan Documents. The Tranche 2 obligations will be excluded from the relevant English Loan Party Obligations.

Article 10.

MISCELLANEOUS

Section 10.01.         Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 10.01(b)), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile or electronic mail (with .pdf attached)), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronic mail, as follows:

(i)            if to the Borrower or any Guarantor, to it at:

Wheels Up Experience Inc.

c/o Wheels Up Partners LLC

601 W 26th Street, Suite 900

New York, NY 10002

Attention: Laura Heltebran, Chief Legal Officer

Email: Laura.Heltebran@wheelsup.com

(ii)            if to the Administrative Agent, to:

U.S. Bank Trust Company, N.A.

c/o Global Corporate Trust/Loan Agency

214 N. Tryon Street

27th FL

Charlotte, NC 28202

Attention: James A. Hanley, Senior Vice President

Email: james.hanley1@usbank.com

(iii)            if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI relating to the Borrower); and

(iv)            if to Delta as Revolving Lender:

Delta, as Revolving Lender

1030 Delta Blvd, Dept 982

Atlanta, GA, 30354, USA

Attention: Treasury Team

Telephone: 404- 773-9455

Email: Kenneth.Morge@delta.com; Barbara.Quiroga@delta.com

(b)            Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)            Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Except as otherwise set forth in this Section 10.01, all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)            (1) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (2) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (1), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (1) and (2) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e)            Each Public Lender agrees to either (x) cause at least one (1) individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Approved Electronic Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Approved Electronic Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States federal or state securities laws or (y) deliver a direction letter to the Administrative Agent (which letter shall be reasonably satisfactory to the Administrative Agent) in order to designate one or more individuals who will receive private side Borrower Materials, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws.

Section 10.02.         Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall ab initio be null and void); provided that the foregoing shall not restrict any transaction permitted by Section 6.09, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), Participants (to the extent provided in Section 10.02(d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Collateral Agent, the Local Collateral Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in Section 10.02(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)            the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender;

(B)            the Borrower (such consent not to be unreasonably withheld or delayed); provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing (except with respect to a Disqualified Lender), (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or (III) any assignment by a Lead Lender; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received within ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b); and

(C)            in connection with any assignment of any Revolving Commitment or Revolving Loan, CK Wheels (such consent to be provided in its sole discretion).

(ii)            Assignments shall be subject to the following additional conditions:

(A)            any assignment of any portion of the Commitments or Loans shall be made only to an Eligible Assignee;

(B)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender (taken together with all amounts assigned in the same transaction by Lenders who are such Lender’s Affiliates) subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender (together with the Loans and Commitments held by such assigning Lender’s Affiliates) of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5.0 million, in each case unless the Lead Lenders and the Administrative Agent otherwise consent, such consent not to be unreasonably withheld; provided, further, that any fees in connection with such assignment may be waived by the Administrative Agent in its sole and absolute discretion.

(C)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(D)            the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Acceptance or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, together with, a processing and recordation fee of $3,500 and shall not be borne by any Loan Party for the account of the Administrative Agent, and shall deliver a copy of the Assignment and Acceptance to each Local Collateral Agent (it being understood that delivery of such copies via electronic mail shall be sufficient);

(E)            the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more contacts to whom all syndicate-level information (which may contain MNPI about the Borrower, the Guarantors and their relates parties or their securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (ii) any documents required to be delivered pursuant to Section 2.13; and

(F)            the assignee shall have provided to each Agent any information required by such Agent in connection with its “know your customer” process.

For the purposes of this Section 10.02(b), the term “Approved Fund” shall mean with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages or is administered or managed by such Lender.

(iii)            Subject to acceptance and recording thereof pursuant to Section 10.02(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13 and 10.04 and shall cease to be a secured party under each Local Collateral Agency Agreement). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.02(d).

(iv)            The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only as it relates to the Commitments of such Lender), at any reasonable time and from time to time upon reasonable prior notice. If the Register and the records of any Lender conflict, the Register shall prevail.

(v)            [Reserved].

(vi)            [Reserved].

(c)            Upon its receipt of (x) a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.03(b), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. The parties intend that the Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).

(d)            Participations.

(i)            Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to any of their respective Affiliates or to one or more banks or other entities (other than a Disqualified Lender), Approved Funds or another Lender or an Affiliate of such Lender (any of the foregoing, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such assigning Lender in connection with such assigning Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall require that the Participant represent that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections Section 2.11 and 2.13 (it being understood that the documentation required under Section 2.13(h) and (i) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b); provided that no such Participant shall be entitled to receive any benefits under Sections Section 2.11 and 2.13 in excess of such amounts as would have been received by the applicable Lender had no participation occurred, except to the extent such entitlement by such Lender to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender; provided that such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, the Guarantors and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)            A Participant shall not be entitled to the benefits of Section 2.13 unless such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(g) and Section 2.13(i) as though it were a Lender (it being understood that such Participant shall deliver such forms and information to its participating Lender).

(e)            Notwithstanding the foregoing, no assignment may be made or participation sold to a natural person or Disqualified Lender without the prior written consent of Borrower and the Lead Lenders. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from Borrower or the Lead Lenders to such Lender and the Administrative Agent: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) any Disqualified Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 10.02(e)); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Disqualified Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2 hereof.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)            Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant is subject to an agreement containing provisions substantially the same as those of Section 10.03 (and the Borrower shall be a third party beneficiary thereof).

(h)            To the extent any Lender (an “Assignor”) assigns its rights and obligations under this Agreement in accordance with this Section 10.02, as of the effective date of such assignment, such assignment shall also assign a proportionate part of (i) all of the Assignor’s rights and obligations in its capacity as a Lender under this Agreement, the other Loan Documents (including without limitation under the Local Collateral Agency Agreements) and any other documents or instruments delivered pursuant hereto or thereto to the extent related to the amount and percentage interest identified in the Assignment and Acceptance of all of such outstanding rights and obligations of the Assignor under this Agreement (including, without limitation, any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with this Agreement, the other Loan Documents (including without limitation the Local Collateral Agency Agreements) and any other documents or instruments delivered pursuant hereto or thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the assignee pursuant to clause (i) above.

Section 10.03.         Confidentiality. Each of the Administrative Agent, the Collateral Agent and each Lender (each, a “Lender Party”) agrees to keep any information delivered or made available by the Borrower or any Guarantor to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender Party or its Affiliates who are or are expected to become engaged in evaluating, approving, structuring, insuring or administering the Loans, and who are advised by such Lender Party of the confidential nature of such information and instructed to keep such information confidential; provided that nothing herein shall prevent any Lender Party from disclosing such information (a) to any of its Affiliates and their respective agents, advisors, officers, directors and employees (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent, the Collateral Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, the Collateral Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender Party’s legal counsel, independent auditors, accountants and other professional advisors, (h) on a confidential basis to any direct or indirect provider of credit protection to such Lender Party or its Affiliates (or its brokers), (i) with the consent of the Borrower, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder or to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty for purposes of this Section 10.03(j)), (k) to the extent that such information is received by such Lender Party from a third party that is not, to such Lender Party’s knowledge, subject to confidentiality obligations to the Borrower, (l) to the extent that such information is independently developed by such Lender Party ~~and~~, (m) to the provider of any Approved Electronic Platform or other electronic delivery service used by the Administrative Agent to deliver Borrower Materials or notices to the Lenders and (n) the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. If any Lender Party is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any Guarantor under Section 10.03(b) or (e), such Lender Party will, to the extent permitted by law, provide the Borrower with prompt notice, to the extent reasonable, so that the Borrower or Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.

Section 10.04.         Expenses; Indemnity; Damage Waiver.

(a)            Expenses. The Loan Parties agree to pay on demand (i) all reasonable out-of-pocket fees, costs and expenses of the each of the Lenders and each Agent in connection with the preparation, execution and delivery of the Loan Documents (including, without limitation, all due diligence, collateral review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses), including (x) the reasonable and documented fees and expenses of advisors to the Lenders and one primary counsel for the Lenders collectively and one local law counsel in each relevant local jurisdiction and a single firm of regulatory counsel in each relevant jurisdiction for the Lenders collectively, and (y) the reasonable fees and expenses of each Agent, in each case with respect thereto, and (ii) all reasonable out-of-pocket fees, costs and expenses of each Agent (including reasonable and documented fees and expenses of counsel to such Agent) and the reasonable and documented fees and expenses of advisors to the Lenders and one primary counsel for the Lenders collectively and one local law counsel in each relevant local jurisdiction and a single firm of regulatory counsel in each relevant jurisdiction for the Lenders collectively in connection with, the administration, modification and amendment of, or any consent or waiver under, the Loan Documents and the other documents to be delivered hereunder and with respect to advising the Lenders and each Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Loan Parties or with other creditors of the Loan Parties or any of their Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (iii) all costs and expenses of each Agent and each Lender in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency, workout or restructuring or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable and documented fees and expenses of advisors to the Lenders and counsel for each Agent and each Lender with respect thereto). All payments or reimbursements pursuant to this Section 10.04(a) shall be paid within thirty (30) days after receipt of a written notice.

(b)            Indemnity. The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, taxes that are, or imposed in respect of, any claims, damages, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, arising out of, relating to, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence, Use or Release of Hazardous Materials on, at, under, in or from any Real Estate or any other property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of, or asserted against, the Borrower or any of their Subsidiaries or (iv) the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, overhaul, testing, acceptance flights at return or inspections of any Aircraft Collateral by the Borrower, any Guarantor or any Person (other than such Indemnitee), including, without limitation, claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any applicable requirement of law, including, without limitation, Environmental Laws, noise and pollutions laws, rules or regulations; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or any of its controlled affiliates, (y) other than in the case of the Collateral Agent such Indemnitee’s or any of its controlled affiliates’ material breach of the Loan Documents in performing its activities or in furnishing its commitments or services under the Loan Documents or (z) disputes solely among Lenders not arising from the Borrower’s breach of its obligations under the Loan Documents (other than a dispute involving a claim against an Indemnitee for its acts or omissions in its capacity as an arranger, bookrunner, agent or similar role in respect of the Facility), except, with respect to this clause (z), to the extent such acts or omissions are determined by a court of competent jurisdiction by a final and non-appealable judgment to have constituted the gross negligence, bad faith or willful misconduct of such Indemnitee in such capacity. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Limitation of Liability. To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (c) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party; further, provided, that any release, waiver or exculpation by the Borrower does not apply to the Lenders in their capacity as shareholders or in respect to their involvement in any contractual arrangements with a Loan Party or its affiliates other than with regard to this Facility. No Indemnitee referred to in Section 10.04(b) above shall be liable for any damages arising from the use by recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have arisen from the bad faith, willful misconduct or gross negligence of such Indemnitee).

Section 10.05.         Governing Law; Jurisdiction; Consent to Service of Process.

(a)            This Agreement shall be construed in accordance with and governed by the law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby and, during any Bankruptcy Event, the Bankruptcy Code.

(b)            Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)            Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Each Loan Party further agrees (to the extent permitted by applicable laws) that a final judgment against it in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Borrower and/or the Guarantors, as the case may be, therein described. Each Loan Party hereby irrevocably further consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any party hereto by registered or certified mail, postage prepaid, to it at its address specified in Section 10.01. Nothing in this Section 10.05 shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of such party or its successors, subrogees or assigns to bring any action or proceeding against such Loan Party or any of their respective property in the courts of other jurisdictions.

(a)            Each party hereto acknowledges and agrees that the activities contemplated by the provisions of the Loan Documents are commercial in nature rather than governmental or public and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Loan Documents. Each such party in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including, but not limited to, any immunity from suit, from the jurisdiction of any court, from service of process, from set-off, from any execution or attachment in aid of execution prior to judgment or otherwise or from any other legal process) or claim thereto which may now or hereafter exist (whether or not claimed) and irrevocably agrees not to assert any such right or claim in any such action or proceeding that may at any time be commenced, whether in the United States of America or otherwise.

Section 10.06.         No Waiver. No failure on the part of the Administrative Agent, the Collateral Agent, or the Local Collateral Agents or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.07.         Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 10.08.         Amendments, etc.

(a)            No modification, amendment or waiver of any provision of this Agreement or any other Loan Document (other than a Deposit Account Control Agreement or as otherwise expressly provided in any Collateral Document with respect to amendment of Collateral Documents), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, waiver or amendment shall without the prior written consent of:

(i)            each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), or (B) reduce or forgive the principal amount of any Loan (it being understood that a waiver of an Event of Default shall not constitute a reduction or forgiveness of the principal amount of any Loan), or the rate of interest payable thereon or fees related thereto (provided that only the consent of the Required Lenders shall be necessary for a waiver of default interest referred to in Section 2.07), or extend any date for the payment of principal (including scheduled amortization payments) (provided that only the consent of the Required Lenders shall be necessary for a waiver of mandatory prepayments), interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower’s obligations hereunder (it being understood that a waiver of an Event of Default shall not constitute an extension of any Maturity Date), (C) amend, modify or waive any provision of Section 2.14(b), Section 9.08, (D) amend, modify or waive any provision of Section 2.01(b) to amend the pro rata provisions therein or any other provision requiring pro rata sharing of Collateral proceeds or prepayments among the Lenders contained in any Loan Document or (E) subordinate the Liens with respect to all or substantially all of the value of the Collateral securing any Facility (other than as permitted by this Agreement and other than in connection with any debtor-in-possession (or equivalent) financing or use of Collateral in an insolvency proceeding, or as permitted under any applicable intercreditor agreement) to any other Lien, or the subordination of any Facility in right of payment to any other indebtedness (other than as permitted by this Agreement and other than in connection with any debtor-in-possession (or equivalent) financing or use of Collateral in an insolvency proceeding, or as permitted under any applicable intercreditor agreement); provided that, notwithstanding the above clauses (C), (D) and (E), in each case, unless such adversely affected Lender is offered a bona fide opportunity to participate on a pro rata basis in such other Indebtedness;

(ii)            [reserved];

(iii)            [reserved];

(iv)            all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or amend the definition of Required Lenders or (C) release all or substantially all of the Liens granted to the Collateral Agent and the Local Collateral Agents for the benefit of the Secured Parties hereunder or under any other Loan Document on the date hereof or by the terms of the Collateral Documents, or release all or substantially all of the Guarantors (except to the extent contemplated by Section 9.05);

(v)            any amendment or waiver that disproportionately affects a particular class of Lenders shall require the prior consent of the Required Class Lenders;

(vi)            the Required Class Lenders of each Class that is being allocated a lesser repayment or prepayment as a result thereof (relating to the amount of repayment or prepayment being allocated to another Class), change the application of prepayments as among or between Classes under Section 2.09 (it being understood that if additional Classes of Loans or additional Loans under this Agreement consented to by the Required Lenders or additional Loans pursuant to Section 2.22 are made, such new Loans may be included on a pro rata basis in the various prepayments required pursuant to Section 2.09);

(vii)            all Lenders under any Class, reduce the percentage specified in the definition of “Required Class Lenders” with respect to such Class; and

(viii)            any amendment to reduce or terminate the Revolving Commitments, to modify the conditions on the Borrowing of Revolving Loans in a way that is materially adverse to the Borrower or to reduce the Revolving Availability Period shall require the consent of the Lead Lenders.

provided, further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Loan Party and the Collateral Agent (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by the Loan Documents; provided that, if any such amendment, supplement or modification would change the terms and conditions (including in connection with the addition or removal of any categories of assets) reflected in the corresponding Collateral Document, then the reasonable consent of the Lead Lenders shall also be required.

(b)            No such amendment or modification shall adversely affect the rights and obligations of any Agent hereunder without such Agent’s prior written consent.

(c)            No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances, unless otherwise required under a Loan Document. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

(d)            Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with an assignment pursuant to Section 10.02 (and such non-consenting Lender shall reasonably cooperate in effecting such assignment); provided that (x) such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)) and (y) such non-consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans, accrued interest thereon, accrued Fees and all other amounts due and payable to it under this Agreement from the applicable assignee or the Borrower; (ii) [reserved], (iii) notwithstanding anything to the contrary herein or any Loan Document, any modifications or amendments under (1) an Increase Joinder entered in accordance with Section 2.22, (2) any Extension Amendment entered in accordance with Section 2.23 or (3) a Refinancing Amendment entered in accordance with Section 2.25 or an amendment to increase or extend the Revolving Commitments in accordance with Section 2.24, may in each case be made without the consent of any Lenders other than as provided therein, and (iv) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature (including to correct or cure incorrect cross references or similar inaccuracies) in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.

(e)            In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement (whether pursuant to Section 2.23 or otherwise) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(f)            In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Loan extension pursuant to Section 2.2323 or 2.24, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance agreement entered into with respect to this Agreement) shall limit the right of any non-extending Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the applicable Maturity Date, applicable to the Loans of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute the Required Class Lenders with respect to any affected Class of such Loans if the Non-Extending Lenders were the only Lenders hereunder at the time.

(g)            It is understood that the amendment provisions of this Section 10.08 shall not apply to extensions of the Maturity Date made in accordance with Section 2.23 or 2.24.

(h)            In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Lead Lenders, the Administrative Agent and the Borrower to effect any change in fiscal year as contemplated under Section 5.15.

Section 10.09.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.10.         Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 10.11.         Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Section 2.11, Section 2.13 10.04 and 10.11 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments, or the termination of this Agreement or any provision hereof.

Section 10.12.         Execution in Counterparts; Integration; Effectiveness.

(a)            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, electronic .pdf copy, electronic signature or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The parties hereto agree that the signatures appearing on this Agreement are the same as handwritten signatures for purposes of validity, enforceability and admissibility.

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require any Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (1) to the extent an Agent has agreed to accept any Electronic Signature, such Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any Guarantor without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (2) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Guarantor hereby (a) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Collateral Agent, the Lenders, the Borrower and any Guarantor, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (b) the Administrative Agent, the Collateral Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (c) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (d) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s, the Collateral Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Guarantor to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 10.13.         USA Patriot Act; Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the Patriot Act and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act and the Beneficial Ownership Regulation (after giving effect to any applicable exclusions under the Beneficial Ownership Regulation, including, without limitation, 31 C.F.R. §1010.230(e)(2)). This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective for each Lender subject thereto.

Section 10.14.         New Value. It is the intention of the parties hereto that any provision of Collateral by a Loan Party as a condition to, or in connection with, the making of any Loan shall be made as a contemporaneous exchange for new value given by the Lenders to the Borrower.

Section 10.15.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.15.

Section 10.16.         No Fiduciary Duty.

(a)            The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Agent, Lender or any of their respective Affiliates (collectively, the “Credit Parties”) will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other Person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b)            The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c)            In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Section 10.17.         Currency Indemnity. The payment obligations of any party to a Loan Document (the “payor”) expressed to be payable thereunder in one currency (the “first currency”) shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the first currency under normal banking procedures would not yield the full amount of the first currency due thereunder, and the payor shall indemnify the recipient of such payment (the “payee”) against any such shortfall; and in the event that any payment by the payor, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of the first currency, the payee shall have a separate cause of action against the payor for the additional amount necessary to yield the amount due and owing to the payee. If it is necessary to determine for any reason other than that referred to above the equivalent in the first currency of a sum denominated in the second currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with the second currency on the Business Day on which such determination is to be made (or, if such day is not a Business Day, on the next preceding Business Day).

Section 10.18.         Parallel Debt.

(a)            Each International Loan Party hereby irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) without duplication to pay to the Collateral Agent amounts equal to any amounts owing from time to time by such International Loan Party to any Lender Party under this Agreement and any other Loan Document pursuant to any Obligations as and when those amounts are due under any Loan Document (such payment undertakings under this Section 10.18 and the obligations and liabilities resulting therefrom being the “Parallel Debt”).

(b)            The Collateral Agent shall have its own independent right without duplication to demand payment of the Parallel Debt by each International Loan Party when due. Each International Loan Party and the Collateral Agent acknowledge that the obligations of each International Loan Party under this Section 10.18 are several, separate and independent (selbständiges Schuldanerkenntnis) from, and shall not in any way limit or affect, the corresponding obligations of each International Loan Party to any Lender Party under this Agreement or any other Loan Document (the “Corresponding Debt”), provided that:

(i)            the Parallel Debt shall be decreased to the extent that the Corresponding Debt has been irrevocably paid or discharged (other than, in each case, contingent obligations);

(ii)            the Corresponding Debt shall be decreased to the extent that the Parallel Debt has been irrevocably paid or discharged;

(iii)            the amount of the Parallel Debt shall at all times be equal to the amount of the Corresponding Debt;

(iv)            for the avoidance of doubt, the Parallel Debt will become due and payable at the same time when the Corresponding Debt becomes due and payable; and

(v)            the International Loan Parties shall have all objections and defenses against the Parallel Debt which they have against the Corresponding Debt.

(c)            The security granted under any German Security Agreement with respect to the Parallel Debt is granted to the Collateral Agent in its capacity as sole creditor of the Parallel Debt.

(d)            Without limiting or affecting the Collateral Agent’s rights against any International Loan Party (whether under this Agreement or any other Loan Document), each of the International Loan Parties acknowledges that:

(i)            nothing in this Agreement shall impose any obligation on the Collateral Agent to advance any sum to any International Loan Party or otherwise under any Loan Document; and

(ii)            for the purpose of any vote taken under any Loan Document, the Collateral Agent shall not be regarded as having any participation or commitment.

(e)            The parties to this Agreement acknowledge and confirm that the provisions contained in this Section 10.18 shall not be interpreted so as to increase the maximum total amount of the Obligations.

(f)            The Parallel Debt shall remain effective in case a third person should assume or be entitled, partially or in whole, to any rights of any of the Lender Parties under any of the other Loan Documents, be it by virtue of assignment, novation or otherwise, provided that the Collateral Agent may not assign or transfer any claim arising from the Parallel Debt other than to any successor Collateral Agent.

(g)            All monies received or recovered by the Collateral Agent pursuant to this Agreement and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security granted to secure the Parallel Debt shall be applied in accordance with the terms of this Agreement.

Section 10.19.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 10.20.         Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions of such exemption are and will continue to be satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)            Such other representation, warranty and covenants as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of each party to this Agreement that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)            The Administrative Agent hereby informs the Lenders that it is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that it or an Affiliate thereof (i) may receive or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 10.21.         Registrations with International Registry. Subject to Section 4.03, upon the Closing Date, each of the parties hereto consents to the registrations with the International Registry of the International Interests constituted by the applicable mortgage(s) with respect to the Aircraft Collateral, and covenants and agrees that it will take all such action reasonably requested by the Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the such mortgages and providing consents to any registration as may be contemplated by the Loan Documents.

Section 10.22.         Original Issue Discount Legend. THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF ISSUE PRICE, ORIGINAL ISSUE DISCOUNT, YIELD TO MATURITY AND ISSUE DATE OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE ADMINISTRATIVE AGENT AT ITS ADDRESS OR THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT THE BORROWER’S ADDRESS AS SPECIFIED IN THIS AGREEMENT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

WHEELS UP EXPERIENCE INC.,
as a Borrower

By:
Name:
Title:

[_____________],
as a Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, N.A., not in its individual capacity, but solely as Collateral Agent and Administrative Agent

By:
Name:
Title:

[LENDER]

By:
Name:
Title:

Schedule 1.01(a)

As of the Closing Date, Lenders and Commitments

Lender	Term Loan Commitment	Revolving Commitment
Delta Air Lines, Inc.	$150,000,000	$100,000,000
CK Wheels LLC	$150,000,000	$0
Cox Investment Holdings, Inc.	$50,000,000	$0
Total	$350,000,000	$100,000,000

Amendment No. 1 Incremental Term Loan Commitments as of the Amendment No. 1 Effective Date

Amendment No. 1 Incremental Term Lender	Amendment No. 1 Incremental Term Loan Commitment
Whitebox Multi-Strategy Partners, LP	$14,000,000
Whitebox Relative Value Partners, LP	$8,500,000
Pandora Select Partners, LP	$1,000,000
Whitebox GT Fund, LP	$1,500,000
Kore Fund Ltd.	$15,000,000
Total	$40,000,000